As filed with the Securities and Exchange Commission on April 30, 2002
                                                      Registration No. 333-83964


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               --------------------------------------------------
                            TIAA REAL ESTATE ACCOUNT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    New York
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                (Not applicable)
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                (Not applicable)
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

            c/o Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
                   (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                                                                         COPY TO:
                   Lisa Snow, Esquire                            Steven B. Boehm, Esquire
             Teachers Insurance and Annuity                   Sutherland Asbill & Brennan LLP
                 Association of America                       1275 Pennsylvania Avenue, N.W.
                    730 Third Avenue                            Washington, D.C. 20004-2415
              New York, New York 10017-3206
                     (212) 490-9000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF AGENT FOR SERVICE)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809 and 333-59778.

MAY 1, 2002


TIAA REAL ESTATE ACCOUNT
PROSPECTUS

A TAX-DEFERRED VARIABLE ANNUITY OPTION OFFERED BY
TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA


   THIS PROSPECTUS TELLS YOU ABOUT THE TIAA REAL ESTATE ACCOUNT, AN INVESTMENT OPTION OFFERED THROUGH INDIVIDUAL AND GROUP VARIABLE ANNUITY CONTRACTS ISSUED BY TIAA. PLEASE READ IT CAREFULLY BEFORE INVESTING AND KEEP IT FOR FUTURE REFERENCE.

   The Real Estate Account invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account's assets.

   The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account's performance depends mainly on the value of the Account's real estate and other real estate-related investments, and the income generated by those investments. The Account's returns could go down if, for example, real estate values or rental and occupancy rates decrease due to general economic conditions or a weak market for real estate generally. Property operating costs and government regulations, such as zoning or environmental laws, could also affect a property's profitability. TIAA does not guarantee the investment performance of the Account, and you bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see "Risks," page 4.

   We take deductions daily from the Account's net assets for the Account's operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from Account's net assets total 0.630%.
   The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of nonprofit institutions. TIAA offers the Real Estate Account under the following annuity contracts:
   o  RA and GRAs (Retirement and Group Retirement Annuities)
   o  SRAs (Supplemental Retirement Annuities)
   o  GSRAs (Group Supplemental Retirement Annuities)
   o  Classic and Roth IRAs (Individual Retirement Annuities)
   o  GAs (Group Annuities) and institutionally-owned GSRAs
   o  Keoghs

   THE SECURITIES AND EXCHANGE COMMISSION (SEC) HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THE INFORMATION IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   AN INVESTMENT IN THE REAL ESTATE ACCOUNT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                                      TIAA Real Estate Account PROSPECTUS  | 1 |

TABLE OF CONTENTS


 2  About the Real Estate Account and TIAA
 2  The Account's Investment Objective and Strategy
 2  About the Account's Investments -- In General
 3  General Investment and Operating Policies
 4  Risks
 6  Establishing and Managing the Account -- the Role of TIAA
 8  Description of Properties
12  Selected Financial Data
13 Management's Discussion and Analysis of Account's Financial Condition and Operating Results
14  Valuing the Account's Assets
15  Expense Deductions
16  The Contracts
17  How to Transfer and Withdraw Your Money
18  Receiving Annuity Income
20  Death Benefits
21  Taxes
21  General Matters
22  Distributor
22  State Regulation
22  Legal Matters
22  Experts
23  Additional Information
23  Financial Statements
23  Index to Financial Statements
40  Appendix A-- Management of TIAA
40  Appendix B-- Special Terms


ABOUT THE REAL ESTATE ACCOUNT
AND TIAA

The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (TIAA). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, NY 10017-3206 and its telephone number is (212) 490-9000. In addition to issuing variable annuities, whose returns depend upon the performance of certain specified investments, TIAA also offers traditional fixed annuities.
   With its 50 years in the real estate business and interests in properties located across the U.S., TIAA is one of the nation's largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2001, TIAA's general account had a mortgage and real property portfolio of approximately $27 billion.

   TIAA is the companion organization of the College Retirement Equities Fund
(CREF), the first company in the United States to issue a variable annuity. Together, TIAA and CREF form the principal retirement system for the nation's education and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 2.4 million people at over 12,000 institutions. As of December 31, 2001, TIAA's assets were approximately $129.7 billion; the combined assets for TIAA and CREF totaled approximately $269.4 billion.

   THE REAL ESTATE ACCOUNT OFFERED BY THIS PROSPECTUS IS ONLY BEING OFFERED IN THOSE JURISDICTIONS WHERE IT IS LEGAL TO DO SO. NO PERSON MAY MAKE ANY REPRESENTATION TO YOU OR GIVE YOU ANY INFORMATION ABOUT THE OFFERING THAT IS NOT IN THE PROSPECTUS. IF ANYONE PROVIDES YOU WITH INFORMATION ABOUT THE OFFERING THAT IS NOT IN THE PROSPECTUS, YOU SHOULDN'T RELY ON IT.

THE ACCOUNT'S INVESTMENT OBJECTIVE AND STRATEGY

INVESTMENT OBJECTIVE: The Real Estate Account seeks favorable long term returns primarily through rental income and appreciation of real estate investments owned by the Account. The Account also will invest in publicly-traded securities and other investments that are easily converted to cash to make redemptions, purchase or improve properties or cover other expenses.
   INVESTMENT STRATEGY: The Account seeks to invest between 70 percent to 95 percent of its assets directly in real estate or real estate-related investments. The Account's principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest in other real estate or real estate-related investments, through joint ventures, real estate partnerships or real estate investment trusts (REITs). To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and collateralized mortgage obligations (CMOs).
   The Account will invest the remaining portion of its assets in government and corporate debt securities, money market instruments and other cash equivalents, and, at times, stock of companies that don't primarily own or manage real estate. In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments. This could happen if the Account receives a large inflow of money in a short period of time, there is a lack of attractive real estate investments available on the market, or the Account anticipates a need to have more cash available.
   The amount the Account invests in real estate and real estate-related investments at a given time will vary depending on market conditions and real estate prospects, among other factors. On December 31, 2001, the Account had approximately 83 percent of its portfolio invested in real estate and real estate-related investments (including REITs).

ABOUT THE ACCOUNT'S INVESTMENTS--
IN GENERAL

DIRECT INVESTMENTS IN REAL ESTATE

DIRECT PURCHASE: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly-constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion the Account might invest in real estate development projects.
   PURCHASE-LEASEBACK TRANSACTIONS: The Account can enter into purchase-leaseback transactions (leasebacks) in which it typically will buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.
   In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In


| 2 | TIAA Real Estate Account PROSPECTUS those cases, the Account will often seek to share (or "participate") in any increase in property value from building improvements or in the lessee's revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest will be subject to greater risks.

INVESTMENTS IN MORTGAGES

GENERAL: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have "participating" features (as described below). Normally the Account's mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won't be the borrower's personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized, or may provide for interest-only payments, with a balloon payment at maturity.
   PARTICIPATING MORTGAGE LOANS: The Account may make mortgage loans which permit the Account to share (have a "participation") in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the revenues the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.
   MANAGING MORTGAGE LOAN INVESTMENTS: TIAA can manage the Account's mortgage loans in a variety of ways, including:
o  renegotiating and restructuring the terms of a mortgage loan
o  extending the maturity of any mortgage loan made by the Account
o  consenting to a sale of the property subject to a mortgage loan
o financing the purchase of a property by making a new mortgage loan in connection with the sale
o  selling them, or portions of them, before maturity

OTHER REAL ESTATE-RELATED INVESTMENTS

REAL ESTATE INVESTMENT TRUSTS: The Account may invest in real estate investment trusts (REITs), publicly-owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs seek to optimize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute 90% of their net earnings to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as its need for cash flow, the skill of its management team, and defaults by its lessees or borrowers.
   STOCK OF COMPANIES INVOLVED IN REAL ESTATE ACTIVITIES: The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.
   COLLATERALIZED MORTGAGE OBLIGATIONS: The Account can invest in collateralized mortgage obligations (CMOs) that are fully collateralized by a portfolio of mortgages or mortgage-related securities. CMO issuers distribute principal and interest payments on the mortgages to CMO holders according to the distribution schedules of each CMO. CMO interest rates can be fixed or variable. Some classes of CMOs may be entitled to receive mortgage prepay ments before other classes do. Therefore, the prepayment risk for a particular CMO may be different than for other mortgage-related securities. CMOs may also be harder to sell than other securities.
   INVESTMENT VEHICLES INVOLVED IN REAL ESTATE ACTIVITIES: The Account can hold interests in limited partnerships, funds, and other commingled investment vehicles involved in owning, financing, managing or developing real estate.

NON-REAL ESTATE-RELATED INVESTMENTS

The Account can also invest in:

o  U.S. government or government agency securities
o Money market instruments and other cash equivalents. These will usually be high-quality short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers' acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities.
o Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multi-national organizations, but only if they're investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality)
o Common or preferred stock, or other ownership interests, of U.S. or foreign companies that aren't involved in real estate, to a limited extent

FOREIGN REAL ESTATE AND OTHER FOREIGN INVESTMENTS

The Account may invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. While the percentage will vary, we expect that foreign investments will be no more than 25 percent of the Account's portfolio. Depending on investment opportunities, the Account's foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won't invest unless our standards are met.

GENERAL INVESTMENT AND OPERATING POLICIES

STANDARDS FOR REAL ESTATE INVESTMENTS

GENERAL CRITERIA FOR BUYING REAL ESTATE OR MAKING MORTGAGE LOANS: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:
o  the location, condition, and use of the underlying property
o  its operating history, and its future income-producing capacity
o  the quality, operating experience, and creditworthiness of the borrower

   TIAA will analyze the fair market value of the underlying real estate, taking into account the property's operating cash flow (based on the historical and projected levels of rental and occupancy rates, and expenses), as well as the general economic conditions in the area where the property is located.
   DIVERSIFICATION: We haven't placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon whether suitable investments are available and how much the Account has available to invest.
   SPECIAL CRITERIA FOR MAKING MORTGAGE LOANS: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.


                                      TIAA Real Estate Account PROSPECTUS  | 3 |

   SELLING REAL ESTATE INVESTMENTS: The Account doesn't intend to buy and sell its real estate investments simply to make short-term profits. But the Account may sell investments if market conditions are favorable or to raise cash. The Account will reinvest any sale proceeds that it doesn't need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

OTHER REAL ESTATE-RELATED POLICIES

APPRAISALS: The Account will rely on TIAA's own analysis to appraise a property when it first buys it. After that, normally the Account's properties and participating mortgage loans will be appraised or valued once a year by an independent state-certified appraiser who is a member of a professional appraisal organization. While the Account usually won't receive an independent appraisal before it buys real estate, it will get an independent appraisal when it makes mortgage loans.
   BORROWING: The Account may borrow money and assume or obtain a mortgage on a property -- i.e., make leveraged real estate investments -- under the following limited circumstances:

o The Account may borrow money when it buys a property that is already subject to existing mortgage loans

o The Account may take out a mortgage on a property with a joint venture partner

o The Account may take out a construction loan on a property with a joint venture partner, provided that if there is a default under the loan, the lender's recourse is limited to the assets of that joint venture

o To meet short-term cash needs, the Account may obtain a line of credit whose terms require that the Account secure a loan with one or more of its properties


   The Account's total borrowings may not exceed 20% of the Account's total net asset value. (In calculating the 20% limit, we will include only the Account's actual percentage interest in any borrowings and not that of any joint venture partner.) The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing the property. Except for construction loans, any mortgage loans on a property will be non-recourse, meaning that if the Account defaults on its loan, the lender will have recourse only to the property encumbered or the joint venture owning the property, and not to any other assets of the Account. When possible, the Account will seek to have loans mature at different times to limit the risks of borrowing.

   The Account will not obtain mortgage financing from TIAA or any of its affiliates. However, on a limited basis, the Account may place a mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.

   When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described under "Risks of Borrowing" on page 5.

   JOINT INVESTMENTS: The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account will not hold real property jointly with TIAA or its affiliates.
   DISCRETION TO EVICT OR FORECLOSE: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it's in the Account's best interests.
   PROPERTY MANAGEMENT AND LEASING SERVICES: The Account usually will hire a local management company to perform the day-to-day management services for the Account's properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Account may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce the Account's cash flow from a property.
   INSURANCE: We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account's real property and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account's insurance currently includes some coverage for terrorist acts, but we can't assure you that it will be adequate to cover all losses. We also can't assure you that we will be able to obtain coverage for terrorist acts at an acceptable cost, if at all, when the current policy expires this year.

OTHER POLICIES

LIQUID ASSETS: At times, a significant percentage of the Account may be invested in liquid assets (which may or may not be real estate-related) while we look for suitable real property investments. The Account can temporarily increase the percentage of its liquid assets under some circumstances, including the rapid inflow of participants' funds, lack of suitable real estate investments, or a need for greater liquidity.
   INVESTMENT COMPANY ACT OF 1940: We intend to operate the Account so that it will not have to register as an "investment company" under the Investment Company Act of 1940 (the 1940 Act). This will require monitoring the Account's portfolio so that it won't have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments.
   CHANGING OPERATING POLICIES OR WINDING DOWN: TIAA can decide to change the operating policies of the Account or wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA's traditional annuity or any CREF account available under your employer's plan. If you don't tell us where to transfer your accumulations or annuity income, we'll automatically transfer them to the CREF Money Market Account. You will be notified in advance if we decide to change a significant policy or wind down the Account.

RISKS

THE VALUE OF YOUR INVESTMENT IN THE ACCOUNT WILL GO UP AND DOWN BASED ON THE VALUE OF THE ACCOUNT'S ASSETS AND THE INCOME THE ASSETS GENERATE. The potential risk of investing in the Account is moderate. You can lose money by investing in the Account. The Account's assets and income (particularly its real estate assets and rental income) can be affected by many factors, and you should consider the specific risks presented below before investing in the Account.

RISKS OF REAL ESTATE INVESTING

GENERAL RISKS OF OWNING REAL PROPERTY: The Account will be subject to the risks inherent in owning real property, including:
o The Account's property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, changing supply and demand for certain types of properties, and natural disasters or man-made events.
o A property may be unable to attract and retain tenants, which means that rental income would decline.


| 4 |  TIAA Real Estate Account PROSPECTUS

o The Account could lose revenue if tenants don't pay rent, or if the Account is forced to terminate a lease for nonpayment. Any disputes with tenants could also involve costly litigation.

o A property's profitability could go down if operating costs, such as property taxes, utilities, maintenance and insurance costs, go up in relation to gross rental income, or the property needs unanticipated repairs and renovations.

   GENERAL RISKS OF SELLING REAL ESTATE INVESTMENTS: Among the risks of selling real estate investments are:
o The sale price of an Account property might differ from its estimated or appraised value, leading to losses or reduced profits to the Account.
o Because of the nature of real estate, the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses.
o  The Account may need to provide financing if no cash buyers are available.

   RISKS OF BORROWING: Among the risks of borrowing money and investing in a property subject to a mortgage are:

o The Account may not be able to make its loan payments, which could result in a default on its loan. The lender then could foreclose on the underlying property and the Account would lose the value of its investment in the foreclosed property.
o If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing. The Account then may be forced to sell the property or other properties under unfavorable market conditions or default on its mortgage.
o If the Account takes out variable-rate loans, the Account's returns may be volatile when interest rates are volatile.


   REGULATORY RISKS: Government regulation, including zoning laws, property taxes, fiscal, environmental or other government policies, could operate or change in a way that hurts the Account and its properties. For example, regulations could raise the cost of owning and maintaining properties or make it harder to sell, rent, finance, or refinance properties due to the increased costs associated with regulatory compliance.
   ENVIRONMENTAL RISKS: The Account may be liable for damage to the environment caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning-up hazardous substances found on a property, even if it didn't know of and wasn't responsible for the hazardous substances. If any hazardous substances are present or the Account doesn't properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. The cost of any required clean-up and the Account's potential liability for environmental damage to a single real estate investment could exceed the value of the Account's investment in a property, the property's value, or in an extreme case, a significant portion of the Account's assets.
   UNINSURABLE LOSSES: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, floods, or environmental or industrial hazards or accidents) are uninsurable or so expensive to insure against that it doesn't make sense to buy insurance for them. If a disaster that we haven't insured against occurs, the Account could lose both its original investment and any future profits from the property affected. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant's space is vacant.
   RISKS OF DEVELOPING REAL ESTATE OR BUYING RECENTLY-CONSTRUCTED PROPERTIES: If the Account chooses to develop a property or buys a recently-constructed property, it may face the following risks:
o If developing real estate, there may be delays or unexpected increases in the cost of property development and construction due to strikes, bad weather, material shortages, increases in material and labor costs, or other events.
o Because external factors may have changed from when the project was originally conceived (e.g., slower growth in local economy, higher interest rates, or overbuilding in the area), the property, if purchased when unleased, may not operate at the income and expense levels first projected or may not be developed in the way originally planned.
o The seller or other party may not be able to carry out any agreement to provide certain minimum levels of income, or that agreement could expire, which could reduce operating income and lower returns.

   RISKS OF JOINT OWNERSHIP: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks.
o The co-venturer may have interests or goals inconsistent with those of the Account.
o If a co-venturer doesn't follow the Account's instructions or adhere to the Account's policies, the jointly-owned properties, and consequently the Account, might be exposed to greater liabilities than expected.
o A co-venturer can make it harder for the Account to transfer its property interest, particularly if the co-venturer has the right to decide whether and when to sell the property.
o  The co-venturer may become insolvent or bankrupt.

   RISKS WITH PURCHASE-LEASEBACK TRANSACTIONS: The major risk of purchase-leaseback transactions is that the third party lessee will not be able to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

APPRAISAL RISKS

   Real estate appraisals are only estimates of property values based on a professional's opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. If an appraisal is too high, the Account's value could go down upon reappraisal or if the property is sold for a lower price than the appraisal. If appraisals are too low, those who redeem prior to an adjustment to the valuation or a property sale will have received less than the true value of the Account's assets.

RISKS OF MORTGAGE LOAN INVESTMENTS

   GENERAL RISKS OF MORTGAGE LOANS. The Account will be subject to the risks inherent in making mortgage loans, including:
o The borrower may default, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. The larger the mortgage loan compared to the value of the property securing it, the greater the loan's risk. Upon default, the Account may not be able to sell the property for its esti-

                                      TIAA Real Estate Account PROSPECTUS  | 5 |
   mated or appraised value. Also, certain liens on the property, such as mechanic's or tax liens, may have priority over the Account's security interest.
o The borrower may not be able to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.
o If interest rates are volatile during the loan period, the Account's variable-rate mortgage loans could have lower yields.

   PREPAYMENT RISKS. The Account's mortgage loan investments will usually be subject to the risk that the borrower repays the loan early. Prepayments can change the Account's return because we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.
   INTEREST LIMITATIONS. The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may not be able to enforce payment of the loan.
   RISKS OF PARTICIPATIONS. Participating mortgages are subject to the following additional risks:
o The participation element might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.
o In very limited circumstances, a court could possibly characterize the Account's participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest, or be liable for the borrower's debts.

RISKS OF REIT INVESTMENTS

REITs are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk-price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates.

RISKS OF LIQUID INVESTMENTS

The Account's investments in securities and other liquid investments may be subject to:
o FINANCIAL RISK -- for debt securities, the possibility that the issuer won't be able to pay principal and interest when due, and for common or preferred stock, the possibility that the issuer's current earnings will fall or that its overall financial soundness will decline, reducing the security's value.
o MARKET RISK -- price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.
o INTEREST RATE VOLATILITY, which may affect current income from an investment.

RISKS OF FOREIGN INVESTMENTS

Foreign investments present the following special risks:
o Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.
o The value of foreign investments or rental income can go up or down from changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations.
o The Account may (but is not required to) seek to hedge its exposure to changes in currency rates, which could involve extra costs. Hedging might not be successful.
o It may be more difficult to obtain and collect a judgment on foreign investments than on domestic ones.

NO OPPORTUNITY FOR PRIOR REVIEW OF PURCHASE

You won't have the opportunity to evaluate the economic merit of a property purchase before the Account completes the purchase, so you will need to rely solely on TIAA's judgment and ability to select investments consistent with the Account's investment objective and policies.

ESTABLISHING AND MANAGING THE ACCOUNT-- THE ROLE OF TIAA

ESTABLISHING THE ACCOUNT

TIAA's Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the State of New York Insurance Department (NYID) and the insurance departments of some other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account's obligations are obligations of TIAA, the Account's income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA's other income, gains, or losses. Under New York insurance law, we can't charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

MANAGING THE ACCOUNT

TIAA employees, under the direction and control of TIAA's Board of Trustees and its Investment Committee, manage the investment of the Account's assets, following investment management procedures TIAA adopted for the Account. TIAA's investment management responsibilities include:
o identifying, recommending and purchasing appropriate real estate-related and other investments
o providing all portfolio accounting, custodial, and related services for the Account
o arranging for others to provide certain advisory or other management services to the Account's joint ventures or other investments


   TIAA provides all services to the Account at cost. For more about the charge for investment management services, see "Expense Deductions" page 15.
   You don't have the right to vote for TIAA Trustees directly. See "Voting Rights" page 22. For information about the Trustees and principal executive officers of TIAA, see Appendix A on page 40 of this prospectus.

   TIAA'S ERISA FIDUCIARY STATUS. To the extent that assets of a plan subject to ERISA are allocated to the Account, TIAA will be acting as an "investment manager" and a fiduciary under ERISA with respect to those assets.

LIQUIDITY GUARANTEE

TIAA provides the Account with a liquidity guarantee -- TIAA ensures that the Account has funds available to meet participant transfer or cash withdrawal requests. If the Account can't fund participant requests from the Account, TIAA's general account will fund them by purchasing Account accumulation units (liquidity units). TIAA guarantees that you can redeem your accumulation units at their then current daily net asset value. Of course, you can make a cash withdrawal only if allowed by the terms of your

| 6 | TIAA Real Estate Account PROSPECTUS plan. The Account pays TIAA for the liquidity guarantee through a daily deduction from net assets. See "Expense Deductions," page 15.

   An independent fiduciary (described below) monitors the Account to ensure that TIAA does not own too much of the Account and may require TIAA to redeem some of its liquidity units, particularly when the Account has uninvested cash or liquid investments available. The independent fiduciary may also propose properties for the Account to sell so that TIAA can redeem liquidity units. TIAA does not currently own liquidity units.

CONFLICTS OF INTEREST

TIAA does not accept acquisition or placement fees for the services it provides to the Account. However, TIAA employees who manage the Account's investments may also manage TIAA's general account investments. It may therefore at times face various conflicts of interest.
   For example, TIAA's general account may sometimes compete with the Real Estate Account in the purchase or sale of investments. A special TIAA Allocation Committee will seek to resolve any conflict by determining which account has cash available to make the purchase, the effect the purchase or sale will have on the diversification of each account's portfolio, the estimated future cash flow of the portfolios with regard to both purchases or sales, and other relevant legal or investment policy factors. If this analysis does not clearly determine which account should participate in a transaction, a rotation system will be used.
   Conflicts could also arise because some properties in TIAA's general account may compete for tenants with the Account's properties. We will seek to resolve this conflict by determining the tenant's preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing.
   Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA's management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to both the general account and the Real Estate Account and to avoid conflicts of interest.

INDEMNIFICATION

The Account has agreed to indemnify TIAA and its affiliates, including its officers and directors, against certain liabilities, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

ROLE OF THE INDEPENDENT FIDUCIARY


Because TIAA's ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are fair and in the Account's best interest.

   The Townsend Group, an institutional real estate consulting firm whose principal offices are located in Cleveland, Ohio, serves as the Account's independent fiduciary. The independent fiduciary's responsibilities include:
o reviewing and approving the Account's investment guidelines and monitoring whether the Account's investments comply with those guidelines
o  reviewing and approving valuation procedures
o approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal
o  reviewing and approving how we value accumulation and annuity units
o  approving the appointment of all independent appraisers
o reviewing the purchase and sale of units by TIAA to ensure that we use the correct unit values
o requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to assure the Account has correctly valued a property

   The independent fiduciary also must monitor TIAA's ownership in the Account and supervise any winding down of the Account's operations. Its responsibilities include:
o calculating the percentage of total accumulation units that TIAA's ownership shouldn't exceed (the trigger point) and creating a method for changing the trigger point
o approving any adjustment of TIAA's interest in the Account and requiring an adjustment if TIAA's investment reaches the trigger point
o participating in any program to reduce TIAA's ownership in the Account or to facilitate winding down the Account, including selecting properties for sale, providing sales guidelines, and approving those sales that, in the independent fiduciary's opinion, are desirable

   A special subcommittee of the Investment Committee of TIAA's Board of Trustees appointed The Townsend Group as the independent fiduciary starting March 1, 2000, for a three-year term. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of a majority of subcommittee members and will not be reappointed unless more than 60 percent of the subcommittee members approve. It can resign after at least 180 days' written notice.
   TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA's costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5 percent of its annual income (including payment for its services to the Account) from TIAA.
   When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure including the disclosure in this prospectus, you are also acknowledging that you approve and accept The Townsend Group or any successor to serve as the Account's independent fiduciary.

                                      TIAA Real Estate Account PROSPECTUS  | 7 |

DESCRIPTION OF PROPERTIES

THE PROPERTIES -- IN GENERAL

As of December 31, 2001, the Account had 65 properties in its real estate portfolio. The following charts break down the Account's real estate assets by region and property type.


               EAST         MIDWEST         SOUTH         WEST           TOTAL
--------------------------------------------------------------------------------
OFFICE        35.6%          6.3%           3.8%           7.1%          52.8%
INDUSTRIAL     4.7%          2.3%           6.3%           9.6%          22.9%
RESIDENTIAL    6.4%          1.3%           8.9%           6.3%          22.9%
RETAIL         0.6%          0.5%           0.3%           0              1.4%
TOTAL         47.3%         10.4%          19.3%          23.0%         100.0%

In the table below you will find general information about each of the Account's portfolio properties as of December 31, 2001.


                                                                                                      ANNUAL AVG.
                                                                                                       BASE RENT
                                                     YEAR        YEAR    RENTABLE AREA     PERCENT    PER LEASED
PROPERTY                       LOCATION              BUILT     PURCHASED    (SQ. FT.)      LEASED     SQ. FT.(1)   MARKET VALUE(2)
----------------------------------------------------------------------------------------------------------------------------------
OFFICE PROPERTIES
780 Third Avenue               New York, NY          1984        1999        487,501         98%         $46.18    $177,500,000
1801 K Street                  Washington, DC        1971(3)     2000        564,359         99%         $32.31    $150,339,845
Ten & Twenty Westport Rd       Wilton, CT            2001        2001        538,840        100%         $25.34    $140,105,661
Morris Corporate Center III    Parsippany, NJ        1990        2000        525,154         92%         $22.21    $106,214,595
88 Kearny Street               San Francisco, CA     1986        1999        228,470         89%         $36.80    $ 82,116,702
Sawgrass Portfolio             Sunrise, FL         1997-2000     1997,
                                                               1999-2000     344,009        100%         $15.12    $ 50,800,000
Parkview Plaza(4)              Oakbrook, IL          1990        1997        266,020        100%         $19.11    $ 50,500,000
1015 15th Street               Washington, DC        1978(3)     2001        189,681        100%         $30.91    $ 48,736,575
Maitland Promenade One         Maitland, FL          1999        2000        227,814         95%         $21.18    $ 39,000,000
Columbia Centre III            Rosemont, IL          1989        1997        238,696         89%         $20.29    $ 37,500,000
One Monument Place             Fairfax, VA           1990        1999        219,837        100%         $22.26    $ 35,400,000
Biltmore Commerce Center       Phoenix, AZ           1985        1999        262,875         38%         $ 9.30    $ 32,295,058
10 Waterview Boulevard         Parsippany, NJ        1984        1999        209,553         98%         $22.70    $ 30,400,000
Fairgate at Ballston(4)        Arlington, VA         1988        1997        143,457         99%         $26.63    $ 30,300,000
Tysons Executive Plaza II(5)
 (held in joint venture)       McLean, VA            1988        2000        252,552        100%         $24.25    $ 28,538,029(5)
Columbus Office Portfolio                              --          --        259,626        100%         $12.76    $ 28,400,000
 Metro South Building          Dublin, OH            1997        1999         90,726          --         $11.64              --
 Vision Service Plan Building  Eaton, OH             1997        1999         50,000          --         $11.88              --
 One Metro Place               Dublin, OH            1998        2001        118,900          --         $13.99              --
Needham Corporate Center       Needham, MA           1987        2001        138,684         97%         $27.68    $ 28,294,526
Longview Executive Park(4)     Hunt Valley, MD       1988        1997        258,999        100%         $11.84    $ 28,200,800
9 Hutton Centre                Santa Ana, CA         1990        2001        148,265         91%         $19.68    $ 20,448,764
BISYS Fund Services Building   Eaton, OH             1995        1999        155,964        100%         $12.32    $ 20,400,000
Five Centerpointe(4)           Lake Oswego, OR       1988        1997        113,971         98%         $22.65    $ 18,001,499
Batterymarch Park II           Quincy, MA            1986        2001        104,718         96%         $25.51    $ 17,990,854
371 Hoes Lane                  Piscataway, NJ        1986        1997        139,670         83%         $12.35    $ 14,700,000
Southbank Building             Phoenix, AZ           1995        1996        122,535        100%         $ 8.75    $ 13,565,218
Northmark Business Center(4)   Blue Ash, OH          1985        1997        108,561         95%         $12.53    $ 12,200,000
                                                                           ---------                             --------------
SUBTOTAL--OFFICE PROPERTIES                                                6,249,811                             $1,241,948,126
----------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL PROPERTIES
Ontario Portfolio                                                          2,698,717        100%         $ 3.40    $108,000,000
 Timberland Building           Ontario, CA           1998        1998        414,435          --          --                 --
 5200 Airport Drive            Ontario, CA           1997        1998        404,500          --          --                 --
 1200 S. Etiwanda Ave.         Ontario, CA           1998        1998        223,170          --          --                 --
 Park Mira Loma West           Mira Loma, CA         1998        1998        557,500          --          --                 --
 Wineville Center Buildings    Mira Loma, CA         1999        2000      1,099,112          --          --                 --
Dallas Industrial Portfolio    Dallas and Coppell,   1997-      2000;
 (formerly Parkwest Center)     TX                   2000        2001      2,609,031         94%         $ 2.72    $ 97,245,850


| 8 |  TIAA Real Estate Account PROSPECTUS

                                                                                                      ANNUAL AVG.
                                                                                                       BASE RENT
                                                     YEAR        YEAR    RENTABLE AREA     PERCENT    PER LEASED
PROPERTY                       LOCATION              BUILT     PURCHASED    (SQ. FT.)      LEASED     SQ. FT.(1)   MARKET VALUE(2)
----------------------------------------------------------------------------------------------------------------------------------
IDI Kentucky Portfolio                                                     1,437,022        100%         $ 2.80    $ 53,600,000
 (formerly, Parkwest Int'l)
 Building C                    Hebron, KY            1998        1998        520,000          --          --                 --
 Building D                    Hebron, KY            1998        1998        184,800          --          --                 --
 Building E                    Hebron, KY            2000        2000        207,222          --          --                 --
 Building J                    Hebron, KY            2000        2000        525,000          --          --                 --
Chicago Industrial Portfolio
 (consolidation of Rockrun,
 Glen Pointe and Woodcreek     Chicago and Joliet,   1997-       1998;
 Business Parks)                IL                   2000        2000        866,064        100%         $ 4.18    $ 42,591,186
Atlanta Industrial Portfolio   Lawrenceville, GA  1996-99        2000      1,145,693         84%         $ 2.79    $ 40,459,044
Northpointe Commerce Center    Fullerton, CA      1990-94        2000        612,023        100%         $ 5.90    $ 37,456,149
Cabot Industrial Portfolio
 (under development and held
 in joint venture)             Rancho Cucamonga, CA  2001(6)2000; 2001       641,475        100%         $ 2.42    $ 34,363,752(6)
South River Road Industrial    Cranbury, NJ          1999        2001        626,071     100%(7)         $ 2.30    $ 32,688,565
Konica Photo Imaging
 Headquarters                  Mahwah, NJ            1999        1999        168,000        100%         $ 9.43    $ 17,700,000
Eastgate Distribution Center   San Diego, CA         1996        1997        200,000        100%         $ 5.21    $ 14,500,000
Landmark at Salt Lake City
 Building #4                   Salt Lake City, UT    2000        2000        328,508        100%         $ 3.98    $ 13,600,000
Arapahoe Park East             Boulder, CO        1979-82        1996        129,425        100%         $10.18    $ 13,100,000
UPS Distribution Facility      Fernley, NV           1998        1998        256,000        100%         $ 3.54    $ 11,100,000
FedEx Distribution Facility    Crofton, MD           1998        1998        111,191        100%         $ 6.39    $  7,600,000
Westinghouse Facility          Coral Springs, FL     1997        1997         75,630        100%         $ 7.29    $  5,300,000
Interstate Crossing            Eagan, MN             1995        1996        131,380        100%         $ 4.01    $  6,504,740
Butterfield Industrial Park    El Paso, TX        1980-81        1995        183,510        100%         $ 2.96    $  4,700,000
River Road Distribution Center Fridley, MN           1995        1995        100,456        100%         $ 3.49    $  4,131,571
                                                                          ----------                               ------------
SUBTOTAL--INDUSTRIAL PROPERTIES                                           12,320,196                               $544,640,857
----------------------------------------------------------------------------------------------------------------------------------
RETAIL PROPERTIES
Rolling Meadows                Rolling Meadows, IL   1957(3)     1997        130,909         99%         $ 9.07    $ 12,390,000
Lynnwood Collection            Raleigh, NC           1988        1996         86,362         96%         $ 7.53    $  7,900,000
Millbrook Collection           Raleigh, NC           1988        1996        102,221         84%         $ 6.04    $  7,200,000
Plantation Grove               Ocoee, FL             1995        1995         73,655        100%         $10.01    $  7,700,000
                                                                          ----------                               ------------
SUBTOTAL--RETAIL PROPERTIES                                                  393,147                               $ 35,190,000
                                                                          ----------                               ------------
SUBTOTAL--COMMERCIAL PROPERTIES                                           18,968,054                             $1,821,778,983
----------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL PROPERTIES(8)
Ashford Meadows Apartments     Herndon, VA           1998        2000             NA         91%          NA       $ 64,195,500
The Colorado                   New York, NY          1987        1999             NA         93%          NA       $ 60,500,000
Larkspur Courts Apartments     Larkspur, CA          1991        1999             NA         96%          NA       $ 53,200,000
South Florida Apartment        Boca Raton and
 Portfolio                     Plantation, FL        1986        2001             NA         97%          NA       $ 46,700,000
Doral Pointe Apartments        Miami, FL             1990        2001             NA         97%          NA       $ 45,341,796
Lodge at Willow Creek          Douglas County, CO    1997        1997             NA         88%          NA       $ 32,000,000
Golfview Apartments            Lake Mary, FL         1998        1998             NA         87%          NA       $ 27,050,000
The Legends at Chase Oaks      Plano, TX             1997        1998             NA         96%          NA       $ 26,000,000
Lincoln Woods                  Lafayette Hill, PA    1991        1997             NA         92%          NA       $ 24,800,000
Kenwood Mews Apartments        Burbank, CA           1991        2001             NA         97%          NA       $ 22,686,216
Monte Vista                    Littleton, CO         1995        1996             NA         98%          NA       $ 21,800,000
Westcreek Apartments           Westlake Village, CA  1988        1997             NA         91%          NA       $ 17,900,000
Carolina Apartments            Margate, FL           1993        2001             NA         94%          NA       $ 17,600,000
Indian Creek Apartments        Farmington Hills, MI  1988        1998             NA         96%          NA       $ 16,800,000
Royal St. George               W. Palm Beach, FL     1995        1996             NA         98%          NA       $ 16,400,000
Quiet Waters Apartments        Deerfield Beach, FL   1995        2001             NA         96%          NA       $ 16,100,000
Bent Tree Apartments           Columbus, OH          1987        1998             NA         85%          NA       $ 14,500,000
The Greens at Metrowest        Orlando, FL           1990        1995             NA         91%          NA       $ 14,100,000
                                                                          ----------                               ------------
SUBTOTAL--RESIDENTIAL PROPERTIES                                                  NA                              $ 537,673,512
                                                                          ----------                               ------------
TOTAL--ALL PROPERTIES                                                     18,968,055                             $2,359,452,495
----------------------------------------------------------------------------------------------------------------------------------


(1) BASED ON TOTAL CONTRACTUAL RENT ON LEASES EXISTING AT DECEMBER 31, 2001. FOR THOSE PROPERTIES PURCHASED IN 2001, THE NUMBER WAS DERIVED BY ANNUALIZING THE RENTS CHARGED BY THE ACCOUNT SINCE ACQUIRING THE PROPERTY.
(2) MARKET VALUE REFLECTS THE VALUE DETERMINED IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE ACCOUNT'S PROSPECTUS.

(3) UNDERGONE EXTENSIVE RENOVATIONS.
(4) PURCHASED THROUGH LIGHT STREET PARTNERS, L.P. (NOW 100% OWNED BY THE
    ACCOUNT).
(5) PROPERTY HELD IN 50%/50% JOINT VENTURE WITH TENNESSEE CONSOLIDATED RETIREMENT SYSTEM. MARKET VALUE SHOWN REFLECTS THE VALUE OF THE ACCOUNT'S INTEREST IN THE PROPERTY.
(6) THE PROPERTY IS HELD IN A 80%/20% JOINT VENTURE WITH CABOT INDUSTRIAL TRUST, AND CONSISTS OF ONE COMPLETED BUILDING AND ONE UNDER DEVELOPMENT. THE EXISTING BUILDING IS AT MARKET VALUE AND THE PROPERTY UNDER DEVELOPMENT IS CURRENTLY VALUED AT COST. IT IS ANTICIPATED THAT THE BUILDING UNDER DEVELOPMENT WILL BE READY FOR OCCUPANCY IN 2002.
(7) ONE TENANT REPRESENTING 17% OF THE SPACE FILED FOR BANKRUPTCY PROTECTION AND HAS VACATED ITS SPACE.
(8) FOR THE AVERAGE UNIT SIZE AND ANNUAL AVERAGE RENT PER UNIT FOR EACH RESIDENTIAL PROPERTY, SEE "RESIDENTIAL PROPERTIES" BELOW.


                                      TIAA Real Estate Account PROSPECTUS  | 9 |

COMMERCIAL (NON-RESIDENTIAL) PROPERTIES

IN GENERAL. At December 31, 2001, the Account held 47 commercial (non-residential) properties in its portfolio. None of these properties is subject to a mortgage, and although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed by the tenants.
   At December 31, 2001, the Account's office property portfolio consisted of 25 office properties located in metropolitan areas throughout the United States (including one property held in a 50%/50% joint venture). The office properties together are approximately 92 percent leased with 549 leases.
   At December 31, 2001, the Account's industrial property portfolio consisted of 18 properties (including one which is held in an 80%/20% joint venture and is currently under development) used primarily for warehousing, distribution, or light manufacturing activities. The Account's industrial properties together are 99 percent leased with 107 leases.
   At December 31, 2001, the Account's retail property portfolio consisted of four neighborhood shopping centers, each of which is anchored by a supermarket tenant. These retail properties together are approximately 95 percent leased with 57 leases.
   MAJOR TENANTS: The following table lists the Account's major commercial tenants based on the total space they occupy in the Account's properties.


                                            PERCENTAGE OF
                                            TOTAL RENTABLE
                                            AREA OF ACCOUNT'S
                              OCCUPIED      NON-RESIDENTIAL     PROPERTY
  MAJOR TENANT                SQUARE FEET   PROPERTIES          TYPE
--------------------------------------------------------------------------------
  WalMart                     1,099,112          5.8%          Industrial
  The GAP                     1,045,000          5.5%          Industrial
  Standard Motor Products       671,172          3.5%          Industrial
  Meiko-America                 557,500          2.9%          Industrial
  UPS                           422,400          2.2%          Industrial
  Timberland                    414,435          2.2%          Industrial
  New Breed Transfer Company    404,500          2.1%          Industrial
  Cooper Tire                   401,226          2.1%          Industrial
  Petco                         258,000          1.4%          Industrial
  Mack Truck                    248,014          1.3%          Industrial
  American Building Supply      240,249          1.3%          Industrial
  Van Kampen                    223,170          1.2%          Office
  PHH                           199,563          0.9%          Office
  Northern Telecom              149,426          0.8%          Office
--------------------------------------------------------------------------------

   LEASE EXPIRATIONS. The following charts provide lease expiration information for the Account's commercial properties, categorized by property type. While many of the leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options.


                              RENTABLE      PERCENT OF
                              AREA          TOTAL RENTABLE
                              SUBJECT TO    AREA OF ACCOUNT'S
  YEAR OF        NUMBER OF    EXPIRING      NON-RESIDENTIAL
  LEASE          LEASES       LEASES        PROPERTIES REPRESENTED
  EXPIRATION     EXPIRING     (SQ. FT.)     BY EXPIRING LEASES
--------------------------------------------------------------------------------
  OFFICE PROPERTIES
  2002              80          666,061            3.5%
  2003              83          735,077            3.9%
  2004              83          678,352            3.6%
  2005              68          665,077            3.5%
  2006              78        1,061,375            5.6%
  2007 and
   thereafter      157        2,041,275           10.6%
--------------------------------------------------------------------------------
  TOTAL            549        5,847,217           30.7%
--------------------------------------------------------------------------------
  INDUSTRIAL PROPERTIES
  2002               5          170,958             .9%
  2003              12        1,315,518            6.9%
  2004              17        1,420,276            7.5%
  2005              27        2,723,866           14.4%
  2006              15          668,629            3.5%
  2007 and
   thereafter       31        5,570,698           29.4%
--------------------------------------------------------------------------------
  TOTAL            107       11,869,945           62.6%
--------------------------------------------------------------------------------
  RETAIL PROPERTIES
  2002               7           12,621            0.1%
  2003              10           18,425            0.1%
  2004               9           14,848            0.1%
  2005              14           43,332            0.2%
  2006               9           28,637            0.2%
  2007 and
   thereafter        8          228,344            1.2%
--------------------------------------------------------------------------------
  TOTAL             57          346,207            1.9%
--------------------------------------------------------------------------------


| 10 |  TIAA Real Estate Account PROSPECTUS

RESIDENTIAL PROPERTIES

The Account's residential property portfolio currently consists of 17 first class or luxury multi-family garden apartment complexes and one high rise apartment building for a total of 18 properties. None of the properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units, with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have use of on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating the properties.

   In the table below you will find more detailed information regarding the apartment complexes in the Account's portfolio as of December 31, 2001.


                                                           NUMBER         AVERAGE UNIT SIZE       AVG. RENT PER         PERCENT
  PROPERTY                     LOCATION                   OF UNITS          (SQUARE FEET)         UNIT/PER MONTH        LEASED
-------------------------------------------------------------------------------------------------------------------------------
  Ashford Meadows Apartments   Herndon, VA                  440                 1050                  $1,315             91%
  The Colorado                 New York, NY                 256                  632                  $2,434             93%
  Larkspur Courts Apartments   Larkspur, CA                 248                 1001                  $2,247             96%
  South Florida Apartment      Boca Raton and
    Portfolio                    Plantation, FL             500                  888                  $  980             97%
  Lodge at Willow Creek        Douglas County, CO           316                 1001                  $1,055             88%
  Golfview Apartments          Lake Mary, FL                276                 1139                  $1,116             87%
  The Legends at Chase Oaks    Plano, TX                    346                  972                  $1,037             96%
  Lincoln Woods                Lafayette Hill, PA           216                  773                  $1,206             92%
  Monte Vista                  Littleton, CO                219                  888                  $1,049             98%
  Indian Creek Apartments      Farmington Hills, MI         196                 1139                  $  999             96%
  Westcreek Apartments         Westlake Village, CA         126                  948                  $1,490             91%
  Royal St. George             West Palm Beach, FL          224                  870                  $  884             98%
  Bent Tree Apartments         Columbus, OH                 256                  928                  $  745             85%
  The Greens at Metrowest      Orlando, FL                  200                  920                  $  857             91%
  Carolina Apartments          Margate, FL                  208                 1026                  $  961             94%
  Quiet Waters Apartments      Deerfield Beach, FL          200                 1048                  $1,019             96%
  Doral Pointe                 Miami, FL                    440                 1130                  $1,101             97%
  Kenwood Mews                 Burbank, CA                  141                  942                  $1,283             97%

RECENT PROPERTY PURCHASES AND SALES


THE FOLLOWING DESCRIBES RECENT PROPERTY SALES BY THE ACCOUNT. WHEN REVIEWING THIS INFORMATION, IT IS IMPORTANT TO KEEP IN MIND THAT ANY CHANGES IN THE VALUATION OF THE PROPERTY SINCE IT WAS PURCHASED HAVE BEEN REFLECTED IN THE ACCOUNT'S DAILY UNIT VALUE OVER THE PERIOD THE ACCOUNT HELD THE PROPERTY.
   On January 31, 2002, the Account sold one office building (the Southbank Building) located in Phoenix, Arizona for approximately $13 million. The Account had purchased the building in February, 1996 for an original purchase price of approximately $10.1 million.
    FOR A DISCUSSION OF THE ACCOUNT'S REAL ESTATE HOLDINGS AND RECENT ACQUISITIONS IN THE CONTEXT OF THE ACCOUNT'S PERFORMANCE AS A WHOLE, SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" BELOW. REAL ESTATE INVESTMENTS MADE BY THE ACCOUNT AFTER THE DATE OF THIS PROSPECTUS WILL BE DESCRIBED IN SUPPLEMENTS TO THE PROSPECTUS, AS APPROPRIATE.


                                     TIAA Real Estate Account PROSPECTUS  | 11 |

SELECTED FINANCIAL DATA


The following selected financial data should be considered together with the Account's financial statements and related notes, which are presented later in this prospectus.


                                                                                                                       JULY 3, 1995
                                                                                                                      (COMMENCEMENT
                                                                                                                      OF OPERATIONS)
                                                              YEAR ENDED DECEMBER 31,                                       TO
                          --------------------------------------------------------------------------------------------  DECEMBER 31,
                                2001            2000            1999            1998            1997          1996          1995
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
INVESTMENT INCOME:
 Real estate income, net:
  Rental income           $  256,755,315  $  195,537,993  $  132,316,878  $    81,009,203  $  44,342,342  $ 10,951,183  $    165,762
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
  Real estate property
   level expenses and
   taxes:
   Operating expenses         52,456,479      40,056,716      27,334,060       17,339,706      9,024,240     2,116,334        29,173
   Real estate taxes          29,670,456      22,851,890      15,892,736        9,103,637      4,472,311     1,254,163        14,659
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
    Total real estate
    property level
    expenses and taxes        82,126,935      62,908,606      43,226,796       26,443,343     13,496,551     3,370,497        43,832
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
    Real estate income,
     net                     174,628,380     132,629,387      89,090,082       54,565,860     30,845,791     7,580,686       121,930
Income from real estate
 joint venture                 2,251,593         756,133              --               --             --            --            --
Dividends and interest        33,687,343      31,334,291      24,932,733       23,943,728     16,486,279     6,027,486     2,828,900
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
   Total investment income   210,567,316     164,719,811     114,022,815       78,509,588     47,332,070    13,608,172     2,950,830
Expenses                      17,191,929      13,424,566       9,278,410        6,274,594      3,526,545     1,155,796       310,433
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
   Investment income, net    193,375,387     151,295,245     104,744,405       72,234,994     43,805,525    12,452,376     2,640,397
Net realized and
 unrealized gain on
 investments                 (23,344,613)     54,147,449       9,834,743        7,864,659     18,147,053     3,330,539        35,603
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
Net increase in net
 assets resulting from
 operations before
 minority interest           170,030,774     205,442,694     114,579,148       80,099,653     61,952,578    15,782,915     2,676,000
Minority interest in
 net increase in net
 assets resulting from
 operations                     (811,789)             --       1,364,619       (3,487,991)    (1,881,178)           --            --
Net increase in net
 assets resulting from
 participant transactions    657,326,121     486,196,949     383,171,774      333,936,510    356,052,262   233,653,793   117,582,345
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
Net increase in net
 assets                   $  826,545,106  $  691,639,643  $  499,115,541  $   410,548,172  $ 416,123,662  $249,436,708  $120,258,345
                          ==============  ==============  ==============  ===============  =============  ============  ============


                                                                            DECEMBER 31,
                          ----------------------------------------------------------------------------------------------------------
                               2001            2000            1999            1998            1997            1996          1995
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
Total assets              $3,270,384,450  $2,423,100,402  $1,719,457,715  $ 1,229,603,431  $ 815,760,825  $426,372,007  $143,177,421
Total liabilities and
  minority interest           56,717,273      35,978,331      23,975,287       33,236,544     29,942,110    56,676,954    22,919,076
                          --------------  --------------  --------------  ---------------  -------------  ------------  ------------
Total net assets          $3,213,667,177  $2,387,122,071  $1,695,482,428  $ 1,196,366,887  $ 785,818,715  $369,695,053  $120,258,345
                          ==============  ==============  ==============  ===============  =============  ============  ============
Accumulation units
  outstanding                 18,456,445      14,604,673      11,487,360        8,833,911      6,313,015     3,295,786     1,172,498
                          ==============  ==============  ==============  ===============  =============  ============  ============
Accumulation unit value   $       168.16  $       158.21  $       142.97  $        132.17  $      122.30  $     111.11  $     102.57
                          ==============  ==============  ==============  ===============  =============  ============  ============

QUARTERLY SELECTED FINANCIAL INFORMATION

The following is selected financial information for the Account for each full quarter within the past two calendar years:


                                                                    2001
                                                                   ------
                                                         FOR THE THREE MONTHS ENDED
                                     --------------------------------------------------------------
                                         MARCH 31          JUNE 30     SEPTEMBER 30      DECEMBER 31
------------------------------------------------------------------------------------------------------
Investment income, net               $ 45,264,635     $ 47,931,306     $ 50,435,135     $ 49,744,311
Net realized gain (loss)
   on investments                         978,396          514,453          759,534       (3,522,087)
Net unrealized gain on investments     (4,436,522)      11,550,552       (8,059,992)     (21,128,947)
Minority interest in
   net increase in net assets
   resulting from operations                   --         (448,023)        (213,578)        (150,188)
                                     ------------     ------------     ------------     ------------
Net increase in net assets
   resulting from operations         $ 41,806,509     $ 59,548,288     $ 42,921,099     $ 24,943,089
                                     ============     ============     ============     ============
Total return                                 1.67%            2.21%            1.46%            0.82%
                                     ============     ============     ============     ============

                                                                 2000
                                                                 -----
                                                      FOR THE THREE MONTHS ENDED
                                     ------------------------------------------------------------
                                         MARCH 31         JUNE 30    SEPTEMBER 30     DECEMBER 31
-------------------------------------------------------------------------------------------------
Investment income, net               $ 31,774,860     $36,145,064    $ 40,552,504     $42,822,817
Net realized gain (loss)
   on investments                        (147,448)         58,263        (241,717)      8,606,836
Net unrealized gain on investments      5,603,540      14,044,336      15,013,318      11,210,321
Minority interest in
   net increase in net assets
   resulting from operations                   --              --              --              --
                                     ------------     -----------    ------------     -----------
Net increase in net assets
   resulting from operations         $ 37,230,952     $50,247,663    $ 55,324,105     $62,639,974
                                     ============     ===========    ============     ===========
Total return                                 2.15%           2.67%           2.67%           2.77%
                                     ============     ===========    ============     ===========


| 12 |  TIAA Real Estate Account PROSPECTUS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF ACCOUNT'S FINANCIAL CONDITION AND OPERATING RESULTS

The Account continued its positive growth in 2001, with approximately $3.2 billion in net assets as of year-end 2001. As of December 31, 2001, the Account owned a total of 65 real estate properties, including 25 office properties (one held in joint venture), 18 industrial properties (including one development project joint venture), 18 apartment complexes and four neighborhood shopping centers. At December 31, 2001, these properties represented 73.1% of the Account's total investment portfolio.

   The Account closed 21 real estate transactions in 2001. It purchased 15 properties (seven office properties, including one development project, three industrial properties, and five apartment properties) made one fund investment, and sold five properties (one office, one retail, one apartment, and two industrial properties). The Account continues to pursue suitable properties, and is currently in various stages of negotiations with a number of prospective sellers. The Account currently has outstanding commitments to purchase two office buildings, three retail properties and six warehouses in the total amount of approximately $417.5 million.

   As of December 31, 2001, the Account also held investments in commercial paper, representing 17.0% of the portfolio, real estate investment trusts (REITs), representing 4.2% of the portfolio, and other real estate related investments, including commercial mortgage backed securities (CMBS), a mortgage and one fund investment, representing 5.7% of the portfolio.
   The tragic events of September 11th did not directly affect the Account's real estate holdings in New York City, which are holdings located in the midtown and upper east side areas of Manhattan. While these events had a sobering effect on the overall economy, it is not currently possible to quantify any long-term impact on the real estate market.


RESULTS OF OPERATIONS


YEAR ENDED DECEMBER 31, 2001 COMPARED TO
YEAR ENDED DECEMBER 31, 2000

   The Account's total net return was 6.29% for the year ended December 31, 2001 and 10.66% for 2000. The 2001 performance of each of the Account's asset types, i.e., real estate, REITs and commercial paper, declined as compared to 2000, with the decline in the value of the Account's real estate having the largest impact. The Account's net investment income, after deducting all expenses, was $193,375,387 for the year ended December 31, 2001 and $151,295,245 for 2000, a
28% increase. This increase was the result of a 35% increase in net assets and an increase in the Account's real estate holdings from December 31, 2000 to December 31, 2001. The Account had net realized and unrealized losses on investments of $23,344,613 for the year ended December 31, 2001, compared with the net realized and unrealized gains on its investments of $54,147,449 for 2000. This difference was primarily due to the decrease of $26,611,066 in the aggregate market value of the Account's real estate holdings during 2001, as compared to 2000, during which the Account's holdings experienced a $22,257,781 market value increase. The Account's net realized losses in 2001 were primarily due to the sale of certain properties identified as sales candidates because they no longer met the Account's investment objectives or were located in markets which were experiencing declining economic conditions. The unrealized losses in 2001 can be attributed to the decline in market value of some of the Account's real estate properties. The Account's marketable securities had modest realized and unrealized gains in 2001 totaling $5,231,736, as compared to the substantial net gains of $22,145,715 in 2000.
   The Account's real estate holdings generated approximately 83% of the Account's total investment income (before deducting Account level expenses) during 2001 compared with 81% during 2000. The remaining portion of the Account's total investment income was generated by investments in marketable securities.
   Gross real estate rental income was $256,755,315 for the year ended December 31, 2001 and $195,537,993 for the same period in 2000. This increase was primarily due to the increase in the number of properties owned by the Account, from 60 properties at the end of 2000 to 65 properties at the end of 2001. Interest income on the Account's short-term investments for 2001 and 2000 totaled $24,490,376 and $24,294,579, respectively. Dividend income on the Account's REIT investments totaled $9,196,967 and $7,039,712, respectively, for the same periods.
   Total property level expenses for the year ended December 31, 2001 were $82,126,935 of which $52,456,479 was attributable to operating expenses and $29,670,456 was attributable to real estate taxes. Total property level expenses for the year ended December 31, 2000 were $62,908,606, of which $40,056,716 represented operating expenses and $22,851,890 was attributable to real estate taxes. The increase in property level expenses during 2001 reflected the increased number of properties in the Account.
   The Account incurred expenses for the years ended December 31, 2001 and 2000 of $5,896,729 and $6,924,202, respectively, for investment advisory services, $8,470,496 and $4,392,882, respectively, for administrative and distribution services, and $2,824,704 and $2,107,482, respectively, for mortality and expense risk charges and liquidity guarantee charges. Such expenses generally increased as a result of the larger net asset base in the Account. The expenses for investment advisory services in 2001, however, decreased because they included an expense adjustment credit in the first quarter of 2001 to reflect a change in the way certain investment expenses are allocated to the Account.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO
YEAR ENDED DECEMBER 31, 1999

   The Account's total net return was 10.66% for the year ended December 31, 2000 and 8.17% for 1999. The Account's net investment income, after deducting all expenses, was $151,295,245 for the year ended December 31, 2000 and $104,744,405 for 1999, a 44% increase. This increase was the result of a 41% increase in net assets and a 45% increase in the market value of the Account's real estate holdings from December 31, 1999 to December 31, 2000. The Account had net realized and unrealized gains on investments of $54,147,449 for the year ended December 31, 2000 compared with $9,834,743 for 1999. This difference was due in part to the increase in realized and unrealized gains on the Account's real estate properties from $23,232,711 in 1999 to $32,001,734 for 2000, and, significantly, to the Account's gain of $22,145,715 on its marketable securities in 2000, compared with its loss of $13,397,968 on its marketable securities in 1999.
   The Account's real estate holdings generated approximately 81% of the Account's total investment income (before deducting Account level expenses) during 2000 compared with 78% during 1999. The remaining portion of the Account's total investment income was generated by investments in marketable securities.
   Gross real estate rental income was $195,537,993 for the year ended December 31, 2000 and $132,316,878 for the same period in 1999. This increase was primarily due to the increase in the number of properties owned by the Account -- from 54 properties at the end of 1999 to 60 properties at the end of 2000. (The total number of properties in 2000 reflects the consolidation of certain groups of properties into single portfolios.) Interest and dividend income on the Account's marketable securities investments increased from $24,932,733 for 1999 to $31,334,291 in 2000.

                                     TIAA Real Estate Account PROSPECTUS  | 13 |

   Total property level expenses for the year ended December 31, 2000 were $62,908,606 of which $40,056,716 was attributable to operating expenses and $22,851,890 was attributable to real estate taxes. Total property level expenses for the year ended December 31, 1999 were $43,226,796, of which $27,334,060 represented operating expenses and $15,892,736 was attributable to real estate taxes. The increase in property level expenses during 2000 reflected the increased number of properties in the Account.
   The Account incurred expenses for the years ended December 31, 2000 and 1999 of $6,924,202 and $4,246,911, respectively, for investment advisory services, $4,392,882 and $3,442,282, respectively, for administrative and distribution services, and $2,107,482 and $1,589,217, respectively, for mortality and expense risk charges and liquidity guarantee charges. These expenses increased significantly as a result of the increased costs of managing a growing account, including the costs of acquiring and managing additional properties, and the increased staffing costs associated with administering a larger account.


LIQUIDITY AND CAPITAL RESOURCES

During 2001, the Account received $254,149,962 in premiums and $486,614,583 in net participant transfers from the TIAA Traditional account and the CREF accounts, while in 2000 the Account received $161,668,073 in premiums and $379,610,411 in net participant transfers from other TIAA and CREF accounts. The unprecedented volume of net participants' transfers into the Account in 2001 can be attributed to the substantial decline in the equity markets. Real estate properties costing $538,400,000 and $625,800,000 were purchased during 2001 and 2000, respectively. In 2001, the Account also received $94,800,000 in proceeds from the sale of properties. By year end 2001, the Account's liquid assets (i.e., its cash, REITs, short- and intermediate-term investments, and government securities) had a value of $853,769,802, while at the end of 2000 those assets were valued at $464,544,434.

   We plan to use much of the Account's liquid assets as of December 31, 2001, exclusive of the REITs, to purchase additional suitable real estate properties. The remaining liquid assets, exclusive of the REITs, will continue to be available to meet expense needs and redemption requests (e.g., cash withdrawals or transfers).
   In the unlikely event that the Account's liquid assets and its cash flow from operating activities and participant transactions are not sufficient to meet its cash needs, including redemption requests, TIAA's general account will purchase liquidity units in accordance with TIAA's liquidity guarantee to the Account.
   The Account spent approximately $21.9 million in 2001 for capital (long-term) expenses, including ongoing tenant improvements and leasing commissions at the commercial properties relating to the renewal of existing tenants or re-leasing of space to new tenants during the normal course of business. In 2002, it is estimated that the Account will expend approximately $29.8 million in capital expenses. These expenditures will be for the costs routinely incurred by the Account for painting, re-carpeting and minor replacements to re-lease apartments as they become vacant and the costs associated with the renewal of existing tenants or releasing of space to new tenants in the commercial properties.


EFFECTS OF INFLATION -- 2002


To the extent that inflation may increase property operating expenses in the future, we anticipate that increases will generally be billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. However, depending on how long any vacant space in a property remains unleased, the Account may not be able to recover the full amount of such increases in operating expenses.

VALUING THE ACCOUNT'S ASSETS

We value the Account's assets as of the close of each valuation day by taking the sum of:
o the value of the Account's cash, cash equivalents, and short-term and other debt instruments
o  the value of the Account's other securities investments and other assets
o the value of the individual real properties and other real estate-related investments owned by the Account
o an estimate of the net operating income accrued by the Account from its properties and other real estate-related investments and then reducing it by the Account's liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account. See "Expense Deductions," page 15.


VALUING REAL ESTATE AND RELATED INVESTMENTS

VALUING REAL PROPERTY: Individual real properties will be valued initially at their purchase prices. (Prices include all expenses related to purchase, such as acquisition fees, legal fees and expenses, and other closing costs.) We could use a different value in appropriate circumstances.
   After this initial valuation, an independent appraiser, approved by the independent fiduciary, will value properties at least once a year. The independent fiduciary can require additional appraisals if it believes that a property has changed materially or otherwise to assure that the Account is valued correctly.
   Quarterly, we will conduct an internal review of each of the Account's properties. We'll adjust a valuation if we believe that the value of the property has changed since the previous valuation. We'll continue to use the revised value to calculate the Account's net asset value until the next review or appraisal. However, we can adjust the value of a property in the interim to reflect what we believe are actual changes in property value.
   The Account's net asset value will include the current value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We'll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.
   Development properties initially will be valued at the Account's cost, and the value will be adjusted as additional development costs are incurred. Once a property receives a certificate of occupancy, or within one year from the purchase date, whichever is earlier, the property will be appraised by an independent appraiser, approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.
   Because of the nature of real estate assets, the Account's net asset value won't necessarily reflect the true or realizable value of its real estate assets (i.e., what the Account would get if it sold them).

   VALUING REAL PROPERTY ENCUMBERED BY DEBT: In general, when we value an Account property subject to a mortgage, the Account's net asset value will include the value of the Account's interest in the property (with the property valued as described above), less the face amount of the outstanding balance of the debt. We can adjust the property valuation if we determine that the existing debt could have a material affect on how much the Account would receive if it were to sell the property, looking at such factors as whether the debt is prepayable, the remaining term on the debt, and then-current interest rates.
   VALUING CONVENTIONAL MORTGAGES: Individual mortgage loans made by the Account will be valued initially at their face amount. Thereafter, quarterly, we'll value the Account's fixed interest mortgage loans by discounting payments of principal and interest to their present value (using a rate at which commercial lenders would make similar mortgage loans). We'll also use this method for foreign mortgages with conventional terms. We can adjust the mortgage value more frequently if circumstances require it.


| 14 |  TIAA Real Estate Account PROSPECTUS

Floating variable rate mortgages will generally be valued at their face amount, although we may adjust these values as market conditions dictate.
   VALUING PARTICIPATING MORTGAGES: Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we'll estimate the values of the participating mortgages by making various assumptions about occupancy rates, rental rates, expense levels, and other things. We'll use these assumptions to project the cash flow and anticipated sale proceeds from each investment over the term of the loan, or sometimes over a shorter period. To calculate sale proceeds, we'll assume that the real property underlying each investment will be sold at the end of the period used in the valuation at a price based on market assumptions for the time of the projected sale. We'll then discount the estimated cash flows and sale proceeds to their present value (using rates appropriate to then-current market conditions).
   NET OPERATING INCOME: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account's net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual income reports, the Account could be under- or over-valued.
   Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account's properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account's net asset value.
   Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives cash from a property, we'll adjust the daily accrued receivable and other accounts appropriately.
   ADJUSTMENTS: We can adjust the value of an investment if we believe events or market conditions (such as a borrower's or tenant's default) have affected how much the Account could get if it sold the investment. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors, we may not in all cases make adjustments where changing conditions could affect the value of an investment.
   The independent fiduciary will need to approve adjustments to any valuation of one or more properties that
o  is made within three months of the annual independent appraisal or
o  results in an increase or decrease of:
o more than 6 percent of the value of any of the Account's properties since the last independent annual appraisal
o  more than 2 percent in the value of the Account since the prior month or
o  more than 4 percent in the value of the Account within any quarter.

   RIGHT TO CHANGE VALUATION METHODS: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA's valuation methods could change the Account's net asset value and change the values at which participants purchase or redeem Account interests.

VALUING OTHER INVESTMENTS

   DEBT SECURITIES AND MONEY MARKET INSTRUMENTS: We value fixed income securities (including money market instruments) for which market quotations are readily available at the most recent bid price or the equivalent quoted yield for those securities (or those of comparable maturity, quality, and type). We obtain values for money market instruments with maturities of one year or less either from one or more of the major market makers for those securities or from one or more financial information services. We use an independent pricing service to value securities with maturities longer than one year except when we believe prices do not accurately reflect the fair value of these securities.
   EQUITY SECURITIES: We value equity securities (including REITs) listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.
   We value equity securities traded on the NASDAQ Stock Market's National Market at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Other U.S. over-the-counter equity securities are valued at the mean of the closing bid and asked prices.
   FOREIGN SECURITIES: To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.
   INVESTMENTS LACKING CURRENT MARKET QUOTATIONS: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA's Board of Trustees and in accordance with the responsibilities of TIAA's Board as a whole. In evaluating fair value for the Account's interest in commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer's valuation methodology.

EXPENSE DEDUCTIONS

Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. Services are performed at cost by TIAA and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a subsidiary of TIAA. Because services are provided at cost, we expect that expense deductions will be relatively low. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.
   The current annual expense deductions are:

                           PERCENT OF
  TYPE OF EXPENSE          NET ASSETS      SERVICES
  DEDUCTION                ANNUALLY        PERFORMED
--------------------------------------------------------------------------------
  Investment               0.245%          For TIAA's investment advice,
  Management                               portfolio accounting, custodial
                                           services, and similar services,
                                           including independent fiduciary and
                                           appraisal fees

  Administration           0.245%          For Services' administrative
                                           services, such as allocating premiums
                                           and paying annuity income

  Distribution             0.040%          For Services' expenses related to
                                           distributing the annuity contracts

  Mortality and            0.070%          For TIAA's bearing certain mortality
  Expense Risk                             and expense risks

  Liquidity Guarantee      0.030%          For TIAA's liquidity guarantee
--------------------------------------------------------------------------------
  TOTAL ANNUAL             0.630%          FOR TOTAL SERVICES TO THE ACCOUNT
  EXPENSE DEDUCTION
--------------------------------------------------------------------------------

                                     TIAA Real Estate Account PROSPECTUS  | 15 |

   After the end of every quarter, we reconcile how much we deducted as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the quarter. Since our at-cost deductions are based on projections of Account assets and overall expenses, the size of any adjusting payments will be directly affected by how different our projections are from the Account's actual assets or expenses. While our projections of Account asset size (and resulting expense fees) are based on our best estimates, the size of the Account's assets can be affected by many factors, including premium growth, participant transfers into or out of the Account, and any changes in the value of portfolio holdings. Historically, the adjusting payments have generally been small and have resulted in both upward and downward adjustments to the Account's expense deductions for the following quarter.
   TIAA's board can revise the deduction rates from time to time to keep deductions as close as possible to actual expenses.
   Currently there are no deductions from premiums or withdrawals, but we might change this in the future. Property expenses, brokers' commissions, transfer taxes, and other portfolio expenses are charged directly to the Account.

THE CONTRACTS

TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GRA, GSRA, or Keogh contracts. The Account is not available in California.

RA (RETIREMENT ANNUITY) AND GRA (GROUP RETIREMENT ANNUITY)

RA and GRA contracts are used mainly for employee retirement plans.
RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.
   Depending on the terms of your plan, RA and GRA premiums can be paid by your employer, you, or both. If you're paying some of or the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. You can also transfer funds from another investment choice under your employer's plan to your contract. For RAs only, you can make contributions directly to TIAA. Ask your employer for more information about these contracts.

SRA (SUPPLEMENTAL RETIREMENT ANNUITY) AND
GSRA (GROUP SUPPLEMENTAL RETIREMENT ANNUITY)

These are for voluntary tax-deferred annuity (TDA) plans and 401(k) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Your employer pays premiums in pre-tax dollars through salary reduction. Although you can't pay premiums directly, you can transfer amounts from other TDA plans.

CLASSIC IRA

Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $3,000 or by rolling over funds from another IRA or retirement plan, if you meet our eligibility requirements. If you are age 50 or older, you may contribute up to $3,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $3,000, or $3,500 if you are age 50 or older, excluding rollovers. We can't issue you a joint contract.

ROTH IRA

Roth IRAs are also individual contracts issued directly to you. You or your spouse can each open a Roth IRA with an annual contribution up to $3,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet our eligibility requirements. If you are age 50 or older you may contribute up to $3,500. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $3,000, or $3,500 if you are age 50 or older, excluding rollovers. We can't issue you a joint contract.
   Classic and Roth IRAs may together be referred to as "IRAs" in this prospectus.

GA (GROUP ANNUITY) AND INSTITUTIONALLY-OWNED GSRA

These are used exclusively for employee retirement plans and are issued directly to your employer or your plan's trustee. Your employer pays premiums directly to TIAA (you can't pay the premiums directly to TIAA) and your employer or the plan's trustee may control the allocation of contributions and transfers to and from these contracts. If a GA or GSRA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

KEOGHS

TIAA also offers contracts for Keogh plans. If you are a self-employed individual who owns an unincorporated business, you can use our Keogh contracts for a Keogh plan, and cover common law employees, subject to our eligibility requirements.

IRA AND KEOGH ELIGIBILITY

You or your spouse can set up a TIAA Classic or Roth IRA or a Keogh if you're a current or retired employee or trustee of an eligible institution, or if you own a TIAA or CREF annuity or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an eligible institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

STARTING OUT

We'll issue you a TIAA contract when we receive your completed application or enrollment form. Your premiums will be credited to the Real Estate Account as of the business day we receive them.

   If we receive premiums from your employer before your application or enrollment form, we'll generally invest the money in the CREF Money Market Account until we receive your form. (Some employer plans may require that we send such premiums back to the employer.) We'll transfer the appropriate amount from the CREF Money Market Account and credit it to the Real Estate Account as of end of the business day we receive your completed form.

   If the allocation instructions on your application or enrollment form are incomplete, violate plan restrictions, or total more than 100 percent, we'll invest your premiums in the CREF Money Market Account. If your allocation instructions total less than 100 percent, we'll credit the percentage that is not allocated to a specific account to the CREF Money Market Account. The bal ance with be invested as you instructed. After we receive a complete and correct application, we'll follow your allocation instructions for future premiums. However, any amounts that we credited to the CREF Money Market Account before we received correct instructions will be transferred to

| 16 | TIAA Real Estate Account PROSPECTUS the Real Estate Account only on request, and will be credited as of the business day we receive that request.
   TIAA doesn't restrict the amount or frequency of premiums to your RA, GRA, and IRA contracts, although we may in the future. Your employer's retirement plan may limit your premium amounts, while the Internal Revenue Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you pay premiums directly to an RA or IRA, the premiums and any earnings are not subject to your employer's plan.
   In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA will accept premiums to a contract at any time during your accumulation period. Once your first premium has been paid, your TIAA contract can't lapse or be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to contracts at any time.

CHOOSING AMONG THE TIAA AND CREF ACCOUNTS

You can allocate all or part of your premiums to the Real Estate Account, unless your employer's plan precludes that choice. You can also allocate premiums to TIAA's traditional annuity or any of the CREF variable investment accounts, if the account is available under your employer's plan.
   You can change your allocation choices for future premiums by
o  writing to our home office
o using the TIAA-CREF Web Center's account access feature at www.tiaa-cref.org or
o  calling our Automated Telephone Service (24 hours a day) at 800-842-2252

THE RIGHT TO CANCEL YOUR CONTRACT

You can cancel your contract up to 30 days after you first receive it, unless we have begun making annuity payments from it. If you already had a TIAA contract prior to investing in the Real Estate Account, you have no 30-day right to cancel the contract. To cancel, mail or deliver the contract with a signed Notice of Cancellation (available by contacting TIAA) to our home office. We'll cancel the contract, then send the entire current accumulation to whomever sent the premiums. You bear the investment risk during this period (although some states require us to send back your entire premium without accounting for investment results).

DETERMINING THE VALUE OF YOUR INTEREST IN THE ACCOUNT--
ACCUMULATION UNITS

When you pay premiums or make transfers to the Real Estate Account, you buy accumulation units. When you take a cash withdrawal, transfer from the Account, or apply funds to begin annuity income, the number of your accumulation units decrease. We calculate how many accumulation units to credit by dividing the amount you applied to the Account by its accumulation unit value at the end of the business day when we received your premium or transfer. To determine how many accumulation units to subtract for cash withdrawals and transfers, we use the accumulation unit value for the end of the business day when we receive your transaction request and all required information and documents (unless you ask for a later date).
   The accumulation unit value reflects the Account's investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.
   CALCULATING ACCUMULATION UNIT VALUES: We calculate the Account's accumulation unit value at the end of each valuation day. To do that, we multiply the previous day's value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:
   A. The value of the Account's net assets at the end of the current valuation period, less premiums received during the current valuation period.
   B. The value of the Account's net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

HOW TO TRANSFER AND WITHDRAW
YOUR MONEY

Generally TIAA allows you to move your money to or from the Real Estate Account in the following ways:
o from the Real Estate Account to a CREF investment account or TIAA's traditional annuity

o to the Real Estate Account from a CREF investment account or TIAA's traditional annuity (transfers from TIAA's traditional annuity under RA and GRA contracts are subject to restrictions)
o  from the Real Estate Account to other companies

o  to the Real Estate Account from other companies/plans
o  by withdrawing cash
o  by setting up a program of automatic withdrawals or transfers

   These transactions generally must be for at least $1,000 at a time (or your entire Account accumulation, if less). These options may be limited by the terms of your employer's plan or by current tax law. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and withdrawals in the future.
   Transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation. You can also choose to have transfers and withdrawals take effect at the close of any future business day or the last calendar day of the current or any future month, even if it's not a business day. If you request a transfer at any time other than during a business day, it will be effective at the close of the next business day.
   To request a transfer or to withdraw cash:
o  write to TIAA's home office at 730 Third Avenue, New York, NY 10017-3206
o  call us at 800 842-2252 or
o for internal transfers, using the TIAA-CREF Web Center's account access feature at www.tiaa-cref.org

   You may be required to complete and return certain forms to effect these transactions. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

   Before you transfer or withdraw cash, make sure you understand the possible federal and other income tax consequences. See "Taxes," page 21.


TRANSFERS TO AND FROM OTHER TIAA-CREF ACCOUNTS

Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA's traditional annuity, to one of the CREF accounts or to mutual funds offered under the terms of your plan. Transfers to certain CREF accounts may be restricted by your employer's plan.

   You can also transfer some or all of your accumulation in TIAA's traditional annuity, in your CREF accounts or in the mutual funds offered under the terms of your plan to the Real Estate Account, if your employer's plan offers the Account. Transfers from TIAA's traditional annuity to the Real Estate Account under RA and GRA contracts are subject to restrictions under the terms of those contracts.

   Because excessive transfer activity can hurt Account performance and other participants, we may further limit how often you transfer or otherwise modify the transfer privilege.

                                     TIAA Real Estate Account PROSPECTUS  | 17 |

TRANSFERS TO OTHER COMPANIES

Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer's plan. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company, and the $1,000 minimum will not apply to these transfers.

TRANSFERS FROM OTHER COMPANIES/PLANS

Subject to your employer's plan, you can usually transfer or rollover money from another 403(b) or 401(a)/403(a) and governmental 457(b) retirement plan to your TIAA contract. You may also rollover before-tax amounts in a Classic IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Similarly, you may be able to rollover funds from 401(a), 403(a), 403(b) and governmental 457(b) plans to a TIAA Classic IRA. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.

WITHDRAWING CASH

You may withdraw cash from your SRA, GSRA, IRA, or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below). Cash withdrawals from your RA or GRA accumulation may be limited by the terms of your employer's plan and federal tax law. Normally, you can't withdraw money from a contract if you've already begun receiving lifetime annuity income.
   Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. Withdrawals are generally available only if you reach age 59 1/2, leave your job, become disabled, or die, or if your employer terminates its retirement plan. If your employer's plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. You may be subject to a 10 percent penalty tax if you make a withdrawal before you reach age 59 1/2, unless an exception applies to your situation.
   Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70 1/2 or leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59 1/2).
   Special rules and restrictions apply to Classic and Roth IRAs.

SYSTEMATIC WITHDRAWALS AND TRANSFERS

If your employer's plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw or transfer from your Real Estate Account accumulation any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically withdrawn or transferred at a time.

POSSIBLE RESTRICTIONS ON PREMIUMS AND TRANSFERS TO THE ACCOUNT

From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can't find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.
   If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the CREF Money Market Account instead, unless you give us other allocation instructions. We will not transfer these amounts out of the CREF Money Market Account when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

MARKET TIMING POLICY

There are participants who may try to profit from transferring money back and forth among the CREF accounts, the Real Estate Account, and mutual funds available under the terms of your plan, in an effort to "time" the market. As money is shifted in and out of these accounts, we incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate the costs. To discourage this market-timing activity, participants who make more than three transfers out of any CREF account (other than the CREF Money Market Account) in a calendar month will be advised that if this transfer frequency continues, we will suspend their ability to make telephone, fax and Internet transfers. We have the right to modify our policy at any time without advance notice.

RECEIVING ANNUITY INCOME

THE ANNUITY PERIOD IN GENERAL


You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59 1/2 to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer's plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Internal Revenue Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70 1/2 or you retire. Also, you can't begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

   Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you've started payments you usually can't change your income option or annuity partner for that payment stream.
   Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We'll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.
   Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account's investment experience and the income change method you choose.
   There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to cal-

| 18 | TIAA Real Estate Account PROSPECTUS culate the amount of annuity payments, see page 20. The total value of your annuity payments may be more or less than your total premiums.


ANNUITY STARTING DATE

Generally, you pick an annuity starting date when you first apply for a TIAA contract but you can change this date at any time prior to the day before that annuity starting date. Ordinarily, annuity payments begin on your annuity starting date, provided we have received all documentation necessary for the income option you've picked. If something's missing, we'll defer your annuity starting date until we receive it. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you give us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.

INCOME OPTIONS

Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer's plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA or Keogh. Ordinarily you'll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date.
   All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:
o One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it's over, income payments will continue to your beneficiary until the end of the period. If you don't opt for a guaranteed period, all payments end at your death-so that it's possible for you to receive only one payment if you die less than a month after payments start.
o Annuity for a Fixed Period: Pays income for any period you choose from 5 to 30 years.
o Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are three types of two-life annuity options, all available with or without a guaranteed period -- Full Benefit to Survivor, Two-Thirds Benefit to Survivor, and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.
o Minimum Distribution Option ("MDO") Annuity: Generally available only if you must begin annuity payments under the Internal Revenue Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier -- contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. You must apply your entire accumulation under a contract if you want to use the MDO annuity. It is possible that income under the MDO annuity will cease during your lifetime. Prior to age 90, you can apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you're eligible. Using an MDO won't affect your right to take a cash withdrawal of any accumulation not yet distributed.

   For any of the income options described above, current federal tax law says that your guaranteed period can't exceed the joint life expectancy of you and your beneficiary or annuity partner.
   Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

   RECEIVING LUMP SUM PAYMENTS (RETIREMENT TRANSITION BENEFIT): If your employer's plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an RA or GRA accumulation being converted to annuity income on the annuity starting date. Of course, if your employer's plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See "Taxes," page 21.

   If you haven't picked an income option when the annuity starting date arrives for your RA, GRA, SRA or GSRA contract, TIAA usually will assume you want the ONE-LIFE ANNUITY WITH 10-YEAR GUARANTEED PERIOD if you're unmarried, paid from TIAA's traditional annuity. If you're married, we may assume for you A SURVIVOR ANNUITY WITH HALF-BENEFIT TO ANNUITY PARTNER WITH A 10-YEAR GUARANTEED PERIOD, with your spouse as your annuity partner, paid from TIAA's traditional annuity. If you haven't picked an income option when the annuity starting date arrives for your IRA, we may assume you want the MINIMUM DISTRIBUTION OPTION annuity.

TRANSFERS DURING THE ANNUITY PERIOD

After you begin receiving annuity income, you can transfer all or part of the future annuity income payable once each calendar quarter (i) from the Real Estate Account into a "comparable annuity" payable from a CREF account or TIAA's traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.
   We'll process your transfer on the business day we receive your request. You can also choose to have a transfer take effect at the close of any future business day, or the last calendar day of the current or any future month, even if it's not a business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA's traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the following March 31.

ANNUITY PAYMENTS

The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.
   Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year -- the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year's value.

                                     TIAA Real Estate Account PROSPECTUS  | 19 |

   Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account.
   The formulas for calculating the number and value of annuity units payable are described below.
   CALCULATING THE NUMBER OF ANNUITY UNITS PAYABLE: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.
   The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts-actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.
   The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.
   VALUE OF ANNUITY UNITS: The Real Estate Account's annuity unit value is calculated separately for each income change method for each business day and for the last calendar day of each month. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.
   The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start.
   For participants under the annual income change method, the value of the annuity unit for payments remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.
   For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.
   TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future.

DEATH BENEFITS

AVAILABILITY; CHOOSING BENEFICIARIES

TIAA may pay death benefits if you or your annuity partner die during the accumulation or annuity period. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

YOUR SPOUSE'S RIGHTS

Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

AMOUNT OF DEATH BENEFIT

If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the value of the remaining guaranteed payments.

METHODS OF PAYMENT OF DEATH BENEFITS

Generally, you can choose for your beneficiary the method we'll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also block your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can block any choice if its initial payment is less than $25. Beginning in late 2001 or 2002, if death occurs while your contract is in the accumulation stage, in most cases we'll pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won't do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren't eligible for the TIAA-CREF Savings & Investment Plan. If your beneficiary isn't eligible and doesn't specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.
   PAYMENTS DURING THE ACCUMULATION PERIOD: Currently, the available methods of payment for death benefits from funds in the accumulation period are:
o SINGLE-SUM PAYMENT, in which the entire death benefit is paid to your beneficiary at once;
o ONE-LIFE ANNUITY WITH OR WITHOUT GUARANTEED PERIOD, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;
o  ANNUITY FOR A FIXED PERIOD OF 2 TO 30 YEARS;
o ACCUMULATION-UNIT DEPOSIT OPTION, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account's investment experience (generally the death benefit value must be at least $5,000); and
o MINIMUM DISTRIBUTION OPTION, which automatically pays income according to the Internal Revenue Code's minimum distribution requirements. It operates in much the same way as the MDO annuity income option. It's possible, under this method, that your beneficiary won't receive income for life.

| 20 |  TIAA Real Estate Account PROSPECTUS

   Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments.
   PAYMENTS DURING THE ANNUITY PERIOD: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.
   Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under "Taxes" below, or for further detail, contact TIAA.

TAXES

This section offers general information concerning federal taxes. It doesn't cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

HOW THE REAL ESTATE ACCOUNT IS TREATED FOR TAX PURPOSES

The Account is not a separate taxpayer for purposes of the Internal Revenue Code-its earnings are taxed as part of TIAA's operations. Although TIAA is not expected to owe any federal income taxes on the Account's earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

TAXES IN GENERAL

During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they're withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren't taxable when withdrawn, but earnings attributable to these amounts are taxable. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed.
   Generally, contributions you can make under an employer's plan are limited by federal tax law. Employee voluntary salary reduction contributions to 403(b) and 401(k) plans are limited to $11,000 per year ($12,000 per year if you are age 50 or older). Certain long-term employees may be able to defer up to $14,000 per year in a 403(b) plan ($15,000 per year if you are age 50 or older). Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $3,000 per year ($3,500 per year for taxpayers age 50 or older).
   The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments for 2001 is $11,000 ($12,000 if you are age 50 or older). Special catch up rules may permit a higher contribution in one or more of the last three years prior to an individual's normal retirement age under the plan.

EARLY DISTRIBUTIONS

If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59 1/2, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won't have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

MINIMUM DISTRIBUTION REQUIREMENTS

In most cases, payments must begin by April 1 of the year after the year you reach age 70 1/2, or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70 1/2. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don't begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules and do not require that any distributions be made prior to your death.

WITHHOLDING ON DISTRIBUTIONS

If we send an "eligible rollover" distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. If we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain "non-eligible" distributions such as payments from IRAs, hardships withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.
   For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don't have your taxpayer identification number on file, we still are required to deduct taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.

POSSIBLE TAX LAW CHANGES

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on your contract.
   We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

General Matters

MAKING CHOICES AND CHANGES

You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a

                                     TIAA Real Estate Account PROSPECTUS  | 21 |
change in beneficiary or other person named to receive payments, we'll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

TELEPHONE AND INTERNET TRANSACTIONS

You can use our Automated Telephone Service (ATS) or the TIAA-CREF Web Center's account access feature to check your account balances, transfer to TIAA's traditional annuity or CREF, and/or allocate future premiums among the Real Estate Account, TIAA's traditional annuity, and CREF. You will be asked to enter your Personal Identification Number (PIN) and social security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.
   To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at http://www.tiaa-cref.org.
   We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

VOTING RIGHTS

You don't have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

ELECTRONIC PROSPECTUS

If you received this prospectus electronically and would like a paper copy, please call 800 842-2733, extension 5509, and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you've consented.

HOUSEHOLDING

To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account's prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 800 842-2733, extension 5509, or write us.

MISCELLANEOUS POLICIES

IF YOU'RE MARRIED: If you're married, you may be required by law or your employer's plan to get advance written consent from your spouse before we make certain transactions for you. If you're married at your annuity starting date, you may also be required by law or your employer's plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.
   TEXAS OPTIONAL RETIREMENT PROGRAM RESTRICTIONS: If you're in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state's public institutions of higher education.
   ASSIGNING YOUR CONTRACT: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.
   OVERPAYMENT OF PREMIUMS: If your employer mistakenly sends more premiums on your behalf than you're entitled to under your employer's retirement plan or the Internal Revenue Code, we'll refund them to your employer as long as we're requested to do so (in writing) before you start receiving annuity income. Any time there's a question about premium refunds, TIAA will rely on information from your employer. If you've with drawn or transferred the amounts involved from your accumulation, we won't refund them.
   ERRORS OR OMISSIONS: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.
   PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.
   BENEFITS BASED ON INCORRECT INFORMATION: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.
   PROOF OF SURVIVAL: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

DISTRIBUTOR

The annuity contracts are offered continuously by TIAA-CREF Individual & Institutional Services, Inc. (Services), which is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Teachers Personal Investors Services, Inc. (TPIS), which is also registered with the SEC and is a member of the NASD, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect subsidiaries of TIAA. As already noted, distribution costs are covered by a deduction from the assets of the Account; no commissions are paid for distributing the contracts. Anyone distributing the contracts must be a registered representative of Services or TPIS, whose main offices are both at 730 Third Avenue, New York, NY 10017-3206.

STATE REGULATION

TIAA, the Real Estate Account, and the contracts are subject to regulation by the New York Insurance Department (NYID) as well as by the insurance regulatory authorities of certain other states and jurisdictions.
   TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account's books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

LEGAL MATTERS

All matters involving state law and relating to the contracts, including TIAA's right to issue the contracts, have been passed upon by Charles H. Stamm, Executive Vice President and General Counsel of TIAA. Sutherland Asbill & Brennan LLP, Washington, D.C., have passed upon legal matters relating to the federal securities laws.

EXPERTS


Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 as set forth in their reports. Friedman, Alpren & Green LLP, independent auditors, have audited our (i) combined statement of revenues and certain expenses of

| 22 |  TIAA Real Estate Account PROSPECTUS

Windsor at Boca Arbor Club, Windsor at Carolina, Windsor at Lakepointe, and Windsor at Quiet Waters (South Florida Apartment Portfolio, Carolina Apartments, and Quiet Water Apartments) for the year ended March 31, 2001, (ii) statement of revenues and certain expenses of Ten & Twenty Westport Road for the year ended December 31, 2000, and (iii) statement of revenues and certain expenses of 1015 15th Street, N.W. for the year ended December 31, 2000. We've included these financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's and Friedman, Alpren & Green LLP's respective reports, given on the authority of such firms as experts in accounting and auditing.


ADDITIONAL INFORMATION

INFORMATION AVAILABLE AT THE SEC

The Account has filed with the SEC a registration statement under the Securities Act of 1933 which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. This information can also be obtained through the SEC's website on the Internet (http://www.sec.gov).

OTHER REPORTS TO PARTICIPANTS

TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations.
   Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

FINANCIAL STATEMENTS

The consolidated financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited financial statements of TIAA follow. The full audited financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 800 842-2733 extension 5509.
   The financial statements of TIAA should be distinguished from the consolidated financial statements of the Real Estate Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Real Estate Account.

INDEX TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT                                   Page

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
Report of Management Responsibility                          24
Report of the Audit Committee                                24
Consolidated Statements of Assets and Liabilities            25
Consolidated Statements of Operations                        26
Consolidated Statements of Changes in Net Assets             27
Consolidated Statements of Cash Flows                        27
Notes to Consolidated Financial Statements                   28
Report of Independent Auditors                               30
Consolidated Statement of Investments                        30

PROFORMA CONDENSED FINANCIAL STATEMENTS:
Proforma Condensed Statement of Assets and Liabilities       33
Proforma Condensed Statement of Operations                   33
Notes to Proforma Condensed Financial Statements             34

WINDSOR AT BOCA ARBOR CLUB, WINDSOR AT CAROLINA,
WINDSOR AT LAKEPOINTE, AND WINDSOR AT QUIET WATERS
(SOUTH FLORIDA APARTMENT PORTFOLIO, CAROLINA
APARTMENTS, AND QUIET WATER APARTMENTS):
Independent Auditors' Report                                 35
Combined Statement of Revenues and Certain Expenses          35
Notes to Statement of Revenues and Certain Expenses          35

TEN & TWENTY WESTPORT ROAD:
Independent Auditors' Report                                 36
Statement of Revenues and Certain Expenses                   36
Notes to Statement of Revenues and Certain Expenses          36

1015 15TH STREET, N.W.:
Independent Auditors' Report                                 37
Statement of Revenues and Certain Expenses                   37
Notes to Statement of Revenues and Certain Expenses          37

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Condensed Unaudited Statutory-Basis Financial Statements     38
Supplemental Information to Condensed
  Unaudited Statutory-Basis Financial Statements             39


                                     TIAA Real Estate Account PROSPECTUS  | 23 |

REPORT OF MANAGEMENT RESPONSIBILITY

To the Participants of the TIAA Real Estate Account:

   The accompanying financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of TIAA's management. They have been prepared in accordance with accounting principles generally accepted in the United States and have been presented fairly and objectively in accordance with such principles.
   TIAA has established and maintains a strong system of internal controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, including its separate account operations.
   The accompanying financial statements have been audited by the independent auditing firm of Ernst & Young LLP. To maintain auditor independence and avoid even the appearance of conflict of interest, it continues to be the Account's policy that any non-audit services be obtained from a firm other than the external financial audit firm. For the periods covered by these financial statements, the Account did not engage Ernst & Young LLP for any management advisory or consulting services. The independent auditors' report, which follows the notes to financial statements, expresses an independent opinion on the fairness of presentation of these financial statements.
   The Audit Committee of the TIAA Board of Trustees, consisting entirely of trustees who are not officers of TIAA, meets regularly with management, representatives of Ernst & Young LLP and internal audit personnel to review matters relating to financial reporting, internal controls and auditing.


                                            /s/ John H. Biggs
                                            Chairman, President and
                                            Chief Executive Officer



                                            /s/ Richard L. Gibbs
                                            Executive Vice President and
                                            Principal Accounting Officer



REPORT OF THE AUDIT COMMITTEE

To the Participants of the TIAA Real Estate Account:

   The TIAA Audit Committee oversees the financial reporting process of the TIAA Real Estate Account ("Account") on behalf of TIAA's Board of Trustees. The Audit Committee is a standing committee of the Board and operates in accordance with a formal written charter (copies are available upon request) which describes the Audit Committee's responsibilities. All members of the Audit Committee ("Committee") are independent, as defined under the listing standards of the New York Stock Exchange.
   Management has the primary responsibility for the Account's financial statements, development and maintenance of a strong system of internal controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal auditing group and the independent auditing firm in connection with their respective audits. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of external controls, and the overall quality of financial reporting. As required by its charter, the Committee will evaluate rotation of the external financial audit firm whenever circumstances warrant, but in no event later than between their fifth and tenth years of service.
   The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee has also discussed the audited financial statements with Ernst & Young LLP, the independent auditing firm responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.
   The discussion with Ernst & Young LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with Ernst & Young LLP the auditors' independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Independence Standards Board.
   Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.


Willard T. Carleton, Audit Committee Chair
Frederick R. Ford, Audit Committee Member
Leonard S. Simon, Audit Committee Member
Rosalie J. Wolf, Audit Committee Member

February 20, 2002

| 24 |  TIAA Real Estate Account PROSPECTUS

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                                           DECEMBER 31, 2001   DECEMBER 31, 2000
----------------------------------------------------------------------------------------------------------------
ASSETS
Investments, at value:
 Real estate properties (cost: $2,276,414,478 and $1,818,143,290)             $2,330,914,466    $1,899,254,344
 Mortgages (cost: $7,265,887 and $-)                                               7,265,887                --
 Other real estate related investments (cost: $30,925,755 and $24,674,574)        34,430,886        26,035,867
 Marketable securities:
  Real estate related (cost: $301,967,699 and $134,898,725)                      305,250,475       135,854,484
  Other (cost: $548,265,288 and $328,060,804)                                    548,243,870       327,974,084
Cash                                                                                 275,457           715,866
Other                                                                             44,003,409        33,265,757
                                                                              --------------    --------------
 TOTAL ASSETS                                                                  3,270,384,450     2,423,100,402
                                                                              --------------    --------------

LIABILITIES
Accrued real estate property level expenses and taxes                             39,595,315        24,396,036
Security deposits held                                                             8,767,676         6,817,972
Other                                                                                618,289         1,736,106
                                                                              --------------    --------------
 TOTAL LIABILITIES                                                                48,981,280        32,950,114
                                                                              --------------    --------------

MINORITY INTEREST IN SUBSIDIARIES                                                  7,735,993         3,028,217
                                                                              --------------    --------------

NET ASSETS
 Accumulation Fund                                                             3,103,639,556     2,310,540,978
 Annuity Fund                                                                    110,027,621        76,581,093
                                                                              --------------    --------------
 TOTAL NET ASSETS                                                             $3,213,667,177    $2,387,122,071
                                                                              ==============    ==============

NUMBER OF ACCUMULATION UNITS OUTSTANDING--Notes 5 and 6                           18,456,445        14,604,673
                                                                              ==============    ==============

NET ASSET VALUE, PER ACCUMULATION UNIT--Note 5                                $       168.16    $       158.21
                                                                              ==============    ==============
--------------------------------------------------------------------------------------------------------------

  SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                     TIAA Real Estate Account PROSPECTUS  | 25 |

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         YEARS ENDED DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                              2001                 2000                 1999
--------------------------------------------------------------------------------------------------------------------------------
  INVESTMENT INCOME Real estate income, net:
    Rental income                                                          $256,755,315        $195,537,993         $132,316,878
                                                                           ------------        ------------         ------------
    Real estate property level expenses and taxes:
     Operating expenses                                                      52,456,479          40,056,716           27,334,060
     Real estate taxes                                                       29,670,456          22,851,890           15,892,736
                                                                           ------------        ------------         ------------
            Total real estate property level expenses and taxes              82,126,935          62,908,606           43,226,796
                                                                           ------------        ------------         ------------
                                        Real estate income, net             174,628,380         132,629,387           89,090,082
   Income from real estate joint venture                                      2,251,593             756,133                   --
   Interest                                                                  24,490,376          24,294,579           17,117,917
   Dividends                                                                  9,196,967           7,039,712            7,814,816
                                                                           ------------        ------------         ------------
                                                   TOTAL INCOME             210,567,316         164,719,811          114,022,815
                                                                           ------------        ------------         ------------
   Expenses -- Note 2:
    Investment advisory charges                                               5,896,729           6,924,202            4,246,911
    Administrative and distribution charges                                   8,470,496           4,392,882            3,442,282
    Mortality and expense risk charges                                        1,987,604           1,414,888            1,027,707
    Liquidity guarantee charges                                                 837,100             692,594              561,510
                                                                           ------------        ------------         ------------
                                                 TOTAL EXPENSES              17,191,929          13,424,566            9,278,410
                                                                           ------------        ------------         ------------
                                         INVESTMENT INCOME, NET             193,375,387         151,295,245          104,744,405
                                                                           ------------        ------------         ------------
  REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
   Net realized gain (loss) on:
    Real estate properties                                                   (4,109,121)          8,382,660            8,788,795
    Marketable securities                                                     2,839,417            (106,726)          (3,022,098)
                                                                           ------------        ------------         ------------
                        Net realized gain (loss) on investments              (1,269,704)          8,275,934            5,766,697
                                                                           ------------        ------------         ------------
   Net change in unrealized appreciation (depreciation) on:
    Real estate properties                                                  (26,611,066)         22,257,781           14,443,916
    Real estate joint venture                                                 2,143,838           1,361,293                   --
    Marketable securities                                                     2,392,319          22,252,441          (10,375,870)
                                                                           ------------        ------------         ------------
Net change in unrealized appreciation (depreciation) on investments         (22,074,909)         45,871,515            4,068,046
                                                                           ------------        ------------         ------------
         NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS             (23,344,613)         54,147,449            9,834,743
                                                                           ------------        ------------         ------------
                     NET INCREASE IN NET ASSETS RESULTING FROM
                            OPERATIONS BEFORE MINORITY INTEREST             170,030,774         205,442,694          114,579,148
   Minority interest in net increase in net assets resulting from
     operations                                                                (811,789)                 --            1,364,619
                                                                           ------------        ------------         ------------
                                    NET INCREASE IN NET ASSETS
                                      RESULTING FROM OPERATIONS            $169,218,985        $205,442,694         $115,943,767
                                                                           ============        ============         ============
--------------------------------------------------------------------------------------------------------------------------------

  SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

| 26 |  TIAA Real Estate Account PROSPECTUS

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

                                                                                         YEARS ENDED DECEMBER 31,
                                                                          ------------------------------------------------------
                                                                              2001                 2000                 1999
--------------------------------------------------------------------------------------------------------------------------------
  FROM OPERATIONS
   Investment income, net                                                 $ 193,375,387       $ 151,295,245        $ 104,744,405
   Net realized gain (loss) on investments                                   (1,269,704)          8,275,934            5,766,697
   Net change in unrealized appreciation (depreciation) on investments      (22,074,909)         45,871,515            4,068,046
   Minority interest in net increase in net assets resulting
     from operations                                                           (811,789)                 --            1,364,619
                                                                          -------------       -------------        -------------
                                     NET INCREASE IN NET ASSETS
                                      RESULTING FROM OPERATIONS             169,218,985         205,442,694          115,943,767
                                                                          -------------       -------------        -------------
  FROM PARTICIPANT TRANSACTIONS
   Premiums                                                                 254,149,962         161,668,073          126,200,561
   Net transfers from (to) TIAA                                              (6,241,427)         36,271,547           24,155,178
   Net transfers from CREF Accounts                                         492,856,010         343,338,864          269,199,426
   Annuity and other periodic payments                                      (13,710,081)         (9,924,802)          (6,330,436)
   Withdrawals and death benefits                                           (69,728,343)        (45,156,733)         (30,052,955)
                                                                          -------------       -------------        -------------
                           NET INCREASE IN NET ASSETS RESULTING
                                  FROM PARTICIPANT TRANSACTIONS             657,326,121         486,196,949          383,171,774
                                                                          -------------       -------------        -------------
                                     NET INCREASE IN NET ASSETS             826,545,106         691,639,643          499,115,541
  NET ASSETS
   Beginning of year                                                      2,387,122,071       1,695,482,428        1,196,366,887
                                                                         --------------      --------------       --------------
   End of year                                                           $3,213,667,177      $2,387,122,071       $1,695,482,428
                                                                         ==============      ==============       ==============
--------------------------------------------------------------------------------------------------------------------------------

  SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         YEARS ENDED DECEMBER 31,
                                                                          ------------------------------------------------------
                                                                              2001                 2000                 1999
--------------------------------------------------------------------------------------------------------------------------------
  CASH FLOWS FROM OPERATING ACTIVITIES
   Net increase in net assets resulting from operations                   $ 169,218,985       $ 205,442,694        $ 115,943,767
   Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
    Increase in investments                                                (836,986,805)       (702,336,424)        (475,537,558)
    Increase in other assets                                                (10,737,652)         (1,207,996)         (14,271,470)
    Increase in accrued real estate property level expenses
     and taxes                                                               15,199,279           5,970,708            6,992,799
    Increase in security deposits held                                        1,949,704           1,268,013            3,659,536
    Increase (decrease) in other liabilities                                 (1,117,817)          1,736,106                   --
    Increase (decrease) in minority interest                                  4,707,776           3,028,217          (19,913,592)
                                                                          -------------       -------------        -------------
                          NET CASH USED IN OPERATING ACTIVITIES            (657,766,530)       (486,098,682)        (383,126,518)
                                                                          -------------       -------------        -------------
  CASH FLOWS FROM PARTICIPANT TRANSACTIONS
   Premiums                                                                 254,149,962         161,668,073          126,200,561
   Net transfers from (to) TIAA                                              (6,241,427)         36,271,547           24,155,178
   Net transfers from CREF Accounts                                         492,856,010         343,338,864          269,199,426
   Annuity and other periodic payments                                      (13,710,081)         (9,924,802)          (6,330,436)
   Withdrawals and death benefits                                           (69,728,343)        (45,156,733)         (30,052,955)
                                                                          -------------       -------------        -------------
                  NET CASH PROVIDED BY PARTICIPANT TRANSACTIONS             657,326,121         486,196,949          383,171,774
                                                                          -------------       -------------        -------------
                                NET INCREASE (DECREASE) IN CASH                (440,409)             98,267               45,256
  CASH
   Beginning of year                                                            715,866             617,599              572,343
                                                                          -------------       -------------        -------------
   End of year                                                            $     275,457       $     715,866        $     617,599
                                                                          =============       =============        =============
--------------------------------------------------------------------------------------------------------------------------------

  SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                     TIAA Real Estate Account PROSPECTUS  | 27 |

TIAA REAL ESTATE ACCOUNT
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

   The TIAA Real Estate Account ("Account") is a segregated investment account of Teachers Insurance and Annuity Association of America ("TIAA") and was established by resolution of TIAA's Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The Account holds various properties in wholly-owned and majority-owned subsidiaries which are consolidated for financial statement purposes. The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and to make benefit payments. The financial statements were prepared in accordance with accounting principles generally accepted in the United States which may require the use of estimates made by management. Actual results may vary from those estimates. The following is a summary of the significant accounting policies consistently followed by the Account.
   BASIS OF PRESENTATION: The accompanying consolidated financial statements include the Account and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
   VALUATION OF REAL ESTATE PROPERTIES: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgement because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. The independent fiduciary, The Townsend Group, must approve all independent appraisers used by the Account. The independent fiduciary can also require additional appraisals if it believes that a property's value has changed materially or otherwise to assure that the Account is valued correctly. TIAA's appraisal staff performs a valuation review of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation review or appraisal. The independent fiduciary reviews and approves any such valuation adjustments which exceed certain prescribed limits. TIAA continues to use the revised value to calculate the Account's net asset value until the next valuation review or appraisal.
   VALUATION OF REAL ESTATE JOINT VENTURES: Real estate joint ventures are stated at the Account's equity in the net assets of the underlying entity, which values its real estate holdings at fair value.
   VALUATION OF MORTGAGES: Mortgages are initially valued at their face amount. Fixed rate mortgages are, thereafter, valued quarterly by discounting payments of principal and interest to their present value using a rate at which commercial lenders would make similar mortgage loans. Floating variable rate mortgages are generally valued at their face amount, although the value may be adjusted as market conditions dictate.
   VALUATION OF MARKETABLE SECURITIES: Equity securities listed or traded on any United States national securities exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Short-term money market instruments are stated at market value. Portfolio securities, including limited partnership interests, for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole.
   ACCOUNTING FOR INVESTMENTS: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined. Realized gains and losses on real estate transactions are accounted for under the specific identification method.
   Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date. Realized gains and losses on securities transactions are accounted for on the average cost basis.
   FEDERAL INCOME TAXES: Based on provisions of the Internal Revenue Code, the Account is taxed as a segregated asset account of TIAA. The Account should incur no material federal income tax attributable to the net investment experience of the Account.

NOTE 2--MANAGEMENT AGREEMENTS

   Investment advisory services for the Account are provided by TIAA employees, under the direction of TIAA's Board of Trustees and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA's investment management decisions for the Account are also subject to review by the Account's independent fiduciary. TIAA also provides all portfolio accounting and related services for the Account.
   Distribution and administrative services for the Account are provided by TIAA-CREF Individual & Institutional Services, Inc. ("Services") pursuant to a Distribution and Administrative Services Agreement with the Account. Services, a wholly-owned subsidiary of TIAA, is a registered broker-dealer and member of the National Association of Securities Dealers, Inc.
   TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account's cash flows and liquid investments are insufficient to fund such requests. TIAA also receives a fee for assuming certain mortality and expense risks.
   The services provided by TIAA and Services are provided at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year with the objective of keeping the payments as close as possible to the Account's actual expenses. Any differences between actual expenses and the amounts paid are adjusted quarterly.

NOTE 3--REAL ESTATE PROPERTIES

   Had the Account's real estate properties which were purchased during the year ended December 31, 2001 been acquired at the beginning of the period (January 1, 2001), rental income and real estate property level expenses and taxes for the year ended December 31, 2001 would have increased by approximately $36,395,000 and $12,691,000, respectively. In addition, interest income for the year ended December 31, 2001 would have

| 28 | TIAA Real Estate Account PROSPECTUS decreased by approximately $18,520,000. Accordingly, the total proforma effect on the Account's net investment income for the year ended December 31, 2001 would have been an increase of approximately $5,184,000, if the real estate properties acquired during the year ended December 31, 2001 had been acquired at the beginning of the year.

NOTE 4--LEASES

   The Account's real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2021. Aggregate minimum annual rentals for the properties owned, excluding short-term residential leases, are as follows:

  YEARS ENDING DECEMBER 31,
--------------------------------------------------------------
  2002                                          $  192,814,000
  2003                                             180,210,000
  2004                                             159,868,000
  2005                                             137,375,000
  2006                                             104,650,000
  Thereafter                                       313,328,000
                                                --------------
  TOTAL                                         $1,088,245,000
--------------------------------------------------------------

   Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

--------------------------------------------------------------------------------
NOTE 5--CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Selected condensed consolidated financial information for an Accumulation Unit of the Account is presented below.

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                 ---------------------------------------------------------
                                                   2001          2000        1999        1998       1997
----------------------------------------------------------------------------------------------------------
PER ACCUMULATION UNIT DATA:
 Rental income                                   $ 14.862     $ 14.530    $ 12.168    $ 10.425    $  7.288
 Real estate property level expenses and taxes      4.754        4.674       3.975       3.403       2.218
                                                 --------     --------    --------    --------    --------
                  Real estate income, net          10.108        9.856       8.193       7.022       5.070
 Income from real estate joint venture              0.130        0.056          --          --          --
 Dividends and interest                             1.950        2.329       2.292       3.082       2.709
                                                 --------     --------    --------    --------    --------
                             Total income          12.188       12.241      10.485      10.104       7.779
 Expense charges (1)                                0.995        0.998       0.853       0.808       0.580
                                                 --------     --------    --------    --------    --------
                   Investment income, net          11.193       11.243       9.632       9.296       7.199
 Net realized and unrealized
  gain (loss) on investments                       (1.239)       3.995       1.164        .579       3.987
                                                 --------     --------    --------    --------    --------
 Net increase in Accumulation Unit Value            9.954       15.238      10.796       9.875      11.186
 Accumulation Unit Value:
  Beginning of year                               158.206      142.968     132.172     122.297     111.111
                                                 --------     --------    --------    --------    --------
  End of year                                    $168.160     $158.206    $142.968    $132.172    $122.297
                                                 ========     ========    ========    ========    ========
 Total return                                        6.29%       10.66%       8.17%       8.07%      10.07%
 Ratios to Average Net Assets:
  Expenses (1)                                       0.61%        0.67%       0.63%       0.64%       0.58%
 Investment income, net                              6.81%        7.50%       7.13%       7.34%       7.25%
 Portfolio turnover rate:
  Real estate properties                             4.61%        3.87%       4.46%          0%          0%
  Securities                                        40.62%       32.86%      27.68%      24.54%       7.67%
 Thousands of Accumulation Units
  outstanding at end of year                       18,456       14,605      11,487       8,834       6,313
----------------------------------------------------------------------------------------------------------

(1) EXPENSE CHARGES PER ACCUMULATION UNIT AND THE RATIO OF EXPENSES TO AVERAGE NET ASSETS INCLUDE THE PORTION OF EXPENSES RELATED TO THE MINORITY INTERESTS AND EXCLUDE REAL ESTATE PROPERTY LEVEL EXPENSES AND TAXES. IF THE REAL ESTATE PROPERTY LEVEL EXPENSES AND TAXES WERE INCLUDED, THE EXPENSE CHARGE PER ACCUMULATION UNIT FOR THE YEAR ENDED DECEMBER 31, 2001 WOULD BE $5.749 ($5.672, $4.828, $4.211 AND $2.798 FOR THE YEARS ENDED DECEMBER 31, 2000,
    1999, 1998 AND 1997, RESPECTIVELY), AND THE RATIO OF EXPENSES TO AVERAGE NET ASSETS FOR THE YEAR ENDED DECEMBER 31, 2001 WOULD BE 3.50% (3.79%, 3.58%, 3.32% AND 2.82% FOR THE YEARS ENDED DECEMBER 31, 2000, 1999, 1998 AND 1997,
    RESPECTIVELY).

NOTE 6--ACCUMULATION UNITS

Changes in the number of Accumulation Units outstanding were as follows:

                                        FOR THE YEARS ENDED DECEMBER 31,
                                      -----------------------------------
                                          2001         2000        1999
-------------------------------------------------------------------------
  ACCUMULATION UNITS:
   Credited for premiums               1,542,511    1,074,708     918,728
   Credited for transfers, net
    disbursements and amounts
    applied to the Annuity Fund        2,309,261    2,042,605   1,734,721
   Outstanding:
    Beginning of year                 14,604,673   11,487,360   8,833,911
                                      ----------   ----------  ----------
    End of year                       18,456,445   14,604,673  11,487,360
                                      ==========   ==========  ==========
-------------------------------------------------------------------------

                                     TIAA Real Estate Account PROSPECTUS  | 29 |

REPORT OF INDEPENDENT AUDITORS

To the Participants of the TIAA Real Estate Account and the
Board of Trustees of Teachers Insurance and Annuity Association of America:


   We have audited the accompanying consolidated statements of assets and liabilities, including the consolidated statement of investments as of December 31, 2001, of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Account at December 31, 2001 and 2000, and the consolidated results of its operations and the changes in its net assets and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.



                                                 /s/ Ernst & Young LLP
New York, New York
February 1, 2002



TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENT OF INVESTMENTS

DECEMBER 31, 2001

REAL ESTATE PROPERTIES--72.25%
LOCATION/DESCRIPTION                                                   VALUE
--------------------------------------------------------------------------------
ARIZONA:
  Biltmore Commerce Center -- Office building                      $  32,295,058
  Southbank Building -- Office building                               13,565,218
CALIFORNIA:
  9 Hutton Centre -- Office building                                  20,448,764
  88 Kearny Street -- Office building                                 82,116,702
  Cabot Industrial Portfolio -- Industrial building                   34,363,752
  Eastgate Distribution Center -- Industrial building                 14,500,000
  Kenwood Mews -- Apartments                                          22,686,216
  Larkspur Courts -- Apartments                                       53,200,000
  Northpoint Commerce Center -- Industrial building                   37,456,149
  Ontario Industrial Properties -- Industrial building               108,000,000
  Westcreek -- Apartments                                             17,900,000
COLORADO:
  Arapahoe Park East-- Industrial building                            13,100,000
  The Lodge at Willow Creek-- Apartments                              32,000,000
  Monte Vista -- Apartments                                           21,800,000
CONNECTICUT:
  Ten & Twenty Westport Roa d-- Office building                      140,105,661
FLORIDA:
  Carolina Apartments -- Apartments                                   17,600,000
  Doral Pointe --Apartments                                           45,341,796
  Golfview -- Apartments                                              27,050,000
  The Greens at Metrowest -- Apartments                               14,100,000
  Maitland Promenade One -- Office building                           39,000,000
  Plantation Grove -- Shopping center                                  7,700,000
  Quiet Waters -- Apartments                                          16,100,000
  Royal St. George -- Apartments                                      16,400,000
  Sawgrass Portfolio -- Office building                               50,800,000
  South Florida Apartment Portfolio -- Apartments                     46,700,000
  Westinghouse Facility -- Industrial building                         5,300,000
GEORGIA:
  Atlanta Industrial Portfolio -- Industrial building                 40,459,044

LOCATION/DESCRIPTION                                                   VALUE
--------------------------------------------------------------------------------
ILLINOIS:
  Chicago Industrial Portfolio -- Industrial building               $ 42,591,186
  Columbia Center III -- Office building                              37,500,000
  Parkview Plaza -- Office building                                   50,500,000
  Rolling Meadows -- Shopping center                                  12,390,000
KENTUCKY:
  IDI Kentucky Portfolio -- Industrial building                       53,600,000
MARYLAND:
  FedEx Distribution Facility -- Industrial building                   7,600,000
  Longview Executive Park -- Office building                          28,200,800
MASSACHUSETTS:
  Batterymarch Park II -- Office building                             17,990,854
  Needham Corporate Center -- Office building                         28,294,526
MICHIGAN:
  Indian Creek -- Apartments                                          16,800,000
MINNESOTA:
  Interstate Crossing -- Industrial building                           6,504,740
  River Road Distribution Center -- Industrial building                4,131,571
NEVADA:
  UPS Distribution Facility -- Industrial building                    11,100,000
NEW JERSEY:
  10 Waterview Boulevard -- Office building                           30,400,000
  371 Hoes Lane -- Office building                                    14,700,000
  Konica Photo Imaging Headquarters -- Industrial building            17,700,000
  Morris Corporate Center III -- Office building                     106,214,595
  South River Road Industrial -- Industrial building                  32,688,565
NEW YORK:
  780 Third Avenue -- Office building                                177,500,000
  The Colorado -- Apartments                                          60,500,000
NORTH CAROLINA:
  The Lynnwood Collection -- Shopping center                           7,900,000
  The Millbrook Collection -- Shopping center                          7,200,000


| 30 |  TIAA Real Estate Account PROSPECTUS

LOCATION/DESCRIPTION                                                   VALUE
--------------------------------------------------------------------------------
OHIO:
  Bent Tree -- Apartments                                      $   14,500,000
  Bisys Fund Services Building -- Office building                  20,400,000
  Columbus Portfolio -- Office building                            28,400,000
  Northmark Business Center III -- Office building                 12,200,000
OREGON:
  Five Centerpointe -- Office building                             18,001,499
PENNSYLVANIA:
  Lincoln Woods -- Apartments                                      24,800,000
TEXAS:
  Butterfield Industrial Park -- Industrial building                4,700,000(1)
  Dallas Industrial Portfolio -- Industrial building               97,245,850
  The Legends at Chase Oaks -- Apartments                          26,000,000
UTAH:
  Landmark at Salt Lake City -- Industrial building                13,600,000
VIRGINIA:
  Ashford Meadows -- Apartments                                    64,195,500
  Fairgate at Ballston -- Office building                          30,300,000
  Monument Place -- Office building                                35,400,000
WASHINGTON DC:
  1015 15th Street -- Office building                              48,736,575
  1801 K Street N W -- Office building                            150,339,845
                                                               --------------

TOTAL REAL ESTATE PROPERTIES
  (Cost $2,276,414,478)                                         2,330,914,466
-----------------------------------------------------------------------------

(1)  LEASEHOLD INTEREST ONLY.

MORTGAGES--0.23%
--------------------------------------------------------------------------------

  The Georgetown Company -- a 90% participation
  in a construction loan with a total commitment
  of $13 million, bearing interest payable
  monthly at LIBOR plus 200 basis points,
  currently 3.90%, due April 1, 2003 with an
  option to extend to April 1, 2004                                 7,265,887
                                                                    ---------
TOTAL MORTGAGES
  (Cost $7,265,887)                                                 7,265,887
--------------------------------------------------------------------------------

OTHER REAL ESTATE RELATED INVESTMENTS--1.07%

REAL ESTATE JOINT VENTURE--0.89%
--------------------------------------------------------------------------------

  Teachers REA IV, LLC, which owns Tyson's Executive Plaza II
  (50% Account Interest)                                           28,538,029
                                                                  -----------
TOTAL REAL ESTATE JOINT VENTURE
  (Cost $25,032,898)                                               28,538,029
--------------------------------------------------------------------------------

LIMITED PARTNERSHIP--0.18%
--------------------------------------------------------------------------------

  MONY/Transwestern Mezzanine Realty Partners L.P.                  5,892,857
                                                                  -----------
TOTAL LIMITED PARTNERSHIP
  (Cost $5,892,857)                                                 5,892,857
--------------------------------------------------------------------------------

TOTAL OTHER REAL ESTATE RELATED INVESTMENTS
  (Cost $30,925,755)                                               34,430,886
--------------------------------------------------------------------------------

MARKETABLE SECURITIES--26.45%

REAL ESTATE RELATED--9.46%
--------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS--4.20%

SHARES       ISSUER                                                   VALUE
--------------------------------------------------------------------------------
   50,600    Alexandria Real Estate Equities, Inc.                  2,079,660
  205,000    AMB Property Corporation                               5,330,000
  170,000    Apartment Investment & Management Co                   7,774,100
  260,325    Archstone-Smith Trust                                  6,846,548
  100,400    Avalonbay Communities, Inc.                            4,749,924
  296,800    Boston Properties, Inc                              $ 11,278,400
  230,400    Brandywine Realty Trust                                4,854,528
  130,000    Carramerica Realty Series B Pfd                        3,186,300
   84,400    Centerpoint Properties Corp.                           4,203,120
   83,300    Chateau Communities, Inc                               2,490,670
  266,900    Cousins Properties, Inc                                6,501,684
  271,300    Duke Realty Corp.                                      6,600,729
  499,033    Equity Office Properties Trust.                       15,010,913
  213,400    Equity Residential Properties Trust Co.                6,126,714
  114,700    Hilton Hotels Corp                                     1,252,524
   40,000    Hospitality Properties Trust                           1,180,000
  222,800    Host Marriott Corp (New).                              2,005,200
  125,250    Kimco Realty Corp.                                     4,094,422
   51,650    Macerich Company                                       1,373,890
   82,100    Manufactured Home Communities, Inc.                    2,562,341
  240,500    Mission West Properties Inc.                           3,059,160
  331,600    Prologis Trust                                         7,132,716
  130,600    Public Storage, Inc.                                   4,362,040
  232,400    Reckson Associates Realty Corp                         5,428,864
  260,900    Simon Property Group, Inc.                             7,652,197
    8,600    SL Green Realty Corp.                                    264,106
  153,000    Starwood Hotels & Resorts Worldwide                    4,567,050
   95,000    Sun Communities, Inc                                   3,538,750
                                                                 ------------
TOTAL REAL ESTATE INVESTMENT TRUSTS
  (Cost $130,502,519)                                             135,506,550
--------------------------------------------------------------------------------

COLLATERALIZED MORTGAGE BACKED SECURITIES--5.26%
--------------------------------------------------------------------------------

PRINCIPAL     ISSUER, CURRENT RATE AND MATURITY DATE                  VALUE
--------------------------------------------------------------------------------
$11,000,000   Ball 2001-116A B
               2.490% 09/17/05                                     10,936,706
 20,000,000   COMM 2.35
               2.350% 11/15/13                                     19,996,660
 20,000,000   CSFB 2001-TFLA
               2.350% 11/13/13                                     19,996,620
 10,000,000   GGPMP 3.20
               3.200% 02/15/14                                      9,981,970
 20,000,000   GGPMP 2.60
               2.600% 02/15/14                                     19,961,680
 10,000,000   GSMS 2001-Rock A2FL
               2.500% 05/03/11                                      9,641,070
 10,000,000   JPMCC 2001-FL1A B
               2.320% 06/13/13                                      9,955,960
 10,000,000   MSDW Capital
               2.500% 02/03/11                                      9,826,920
 10,000,000   MSDWC 2001 - XLF A1
               2.610% 10/07/13                                      9,999,990
  8,000,000   MSDWC 2001 - FRMA C
               2.470% 07/12/16                                      7,756,312
  7,500,000   MSDWC 2001 - SGMA B
               2.450% 07/11/11                                      7,434,885
 10,000,000   Opryland Hotel Trust
               2.600% 04/01/04                                      9,953,540
  7,484,348   Strategic Hotel Cap
               2.330% 04/17/06                                      7,240,276
  7,484,348   Strategic Hotel Cap
               3.090% 04/17/06                                      7,197,226
  5,000,000   Trize 2001 - TZHA A3FL
               2.270% 03/15/13                                      4,898,260
  5,000,000   USC Oakbrook Trust
               2.340% 11/01/05                                      4,965,850
                                                                  -----------
TOTAL COLLATERALIZED MORTGAGE BACKED SECURITIES
  (Cost $171,465,180)                                             169,743,925
--------------------------------------------------------------------------------

TOTAL REAL ESTATE RELATED
  (Cost $301,967,699)                                             305,250,475
--------------------------------------------------------------------------------


                                     TIAA Real Estate Account PROSPECTUS  | 31 |

OTHER--16.99%

COMMERCIAL PAPER--16.99%
--------------------------------------------------------------------------------
PRINCIPAL      ISSUER, CURRENT RATE AND MATURITY DATE                VALUE
--------------------------------------------------------------------------------
$15,950,000    Abbot Laboratories
                 1.780% 01/03/02                                 $ 15,947,607
 25,000,000    Abbot Laboratories
                 1.740% 01/10/02                                   24,987,360
 25,000,000    American Honda Finance Corp
                 1.770% 01/17/02                                   24,978,632
 25,000,000    Beta Finance Inc
                 2.05% 01/25/02                                    24,968,578
 18,065,000    BMW US Capital Corp
                 1.83% 01/03/02                                    18,062,290
  5,400,000    Ciesco LP
                 1.85% 01/04/02                                     5,398,920
  9,300,000    Ciesco LP
                 1.82% 02/07/02                                     9,282,231
  8,150,000    Coca-Cola Enterprises Inc
                 1.80% 01/03/02                                     8,148,778
  4,750,000    Coca-Cola Enterprises Inc
                 2.02% 02/15/02                                     4,739,075
 15,000,000    Corporate Asset Funding Corp, Inc
                 2.07% 01/04/02                                    14,997,000
 23,000,000    Delaware Funding Corp
                 1.88% 01/22/02                                    22,974,560
 26,700,000    Edison Asset Securitization LLC
                 1.82% 01/11/02                                    26,685,152
 20,000,000    Equilon Enterprises LLC
                 1.76% 01/14/02                                    19,985,844
 12,400,000    Federal Home Loan Mortgage Corp
                 1.81% 01/02/02                                    12,398,781
 25,000,000    Gannett Inc
                 1.83% 01/24/02                                    24,969,832
 25,000,000    Goldman Sachs Group LP
                 1.75% 01/14/02                                    24,982,305
 25,000,000    Govco Incorporated
                 1.80% 02/25/02                                    24,930,000

PRINCIPAL      ISSUER, CURRENT RATE AND MATURITY DATE                VALUE
-------------------------------------------------------------------------------
$24,700,000    International Business Machine Corp
                 1.88% 01/07/02                                  $ 24,691,355
 25,000,000    Kitty Hawk Funding Corp
                 1.77% 01/15/02                                    24,981,145
 25,000,000    Park Avenue Receivables Corp
                 1.83% 01/11/02                                    24,986,098
 21,700,000    Parker Hannifin Corp
                 2.00% 01/02/02                                    21,697,830
 11,500,000    Pfizer Inc
                 1.75% 01/31/02                                    11,482,076
 26,475,000    Pitney Bowes Inc
                 1.90% 01/11/02                                    26,460,277
  7,500,000    Preferred Receivables Funding Corp
                 1.78% 01/09/02                                     7,496,588
 25,000,000    Receivables Capital Corp
                 1.90% 01/23/02                                    24,971,090
 25,000,000    Salomon Smith Barney Holdings Inc
                 1.90% 01/02/02                                    24,997,500
  8,400,000    SBC Communications Inc
                 2.00% 01/10/02                                     8,395,753
 25,000,000    United Parcel Service of America Inc
                 1.78% 02/01/02                                    24,959,778
 14,700,000    Verizon Global Funding
                 1.85% 01/17/02                                    14,687,435
                                                                 ------------
TOTAL COMMERCIAL PAPER
  (Amortized cost $548,265,288)                                   548,243,870
                                                                 ------------
TOTAL OTHER
  (Cost $548,265,288)                                             548,243,870
                                                                 ------------
TOTAL MARKETABLE SECURITIES
  (Cost $850,232,987)                                             853,494,345
                                                               --------------
TOTAL INVESTMENTS--100.00%
  (Cost $3,164,839,107)                                        $3,226,105,584
                                                               ==============
--------------------------------------------------------------------------------


  SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

| 32 |  TIAA Real Estate Account PROSPECTUS

TIAA REAL ESTATE ACCOUNT

PROFORMA CONDENSED STATEMENT OF ASSETS AND LIABILITIES (UNAUDITED) DECEMBER 31, 2001

                                                                 HISTORICAL        PROFORMA ADJUSTMENTS              PROFORMA
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
   Investments, at value:
     Real estate properties, mortgages and other real
       estate related investments                              $2,372,611,239          $          --(a)            $2,372,611,239
     Marketable securities                                        853,494,345                     --(a)               853,494,345
   Cash                                                               275,457                     --                      275,457
   Other                                                           44,003,409                     --                   44,003,409
                                                                -------------          -------------                -------------
                                            TOTAL ASSETS        3,270,384,450                     --                3,270,384,450
                                                                -------------          -------------                -------------
LIABILITIES
   Accrued real estate property level expenses and taxes           39,595,315                     --                   39,595,315
   Security deposits held                                           8,767,676                     --                    8,767,676
   Other                                                              618,289                     --                      618,289
                                                                -------------          -------------                -------------
                                       TOTAL LIABILITIES           48,981,280                     --                   48,981,280
                                                                -------------          -------------                -------------
                                       MINORITY INTEREST            7,735,993                     --                    7,735,993
                                                                -------------          -------------                -------------
NET ASSETS
   Accumulation Fund                                            3,103,639,556                     --                3,103,639,556
   Annuity Fund                                                   110,027,621                     --                  110,027,621
                                                               --------------          -------------               --------------
                                        TOTAL NET ASSETS       $3,213,667,177                     --               $3,213,667,177
                                                               ==============          =============               ==============
---------------------------------------------------------------------------------------------------------------------------------

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS.



TIAA REAL ESTATE ACCOUNT

PROFORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                 HISTORICAL        PROFORMA ADJUSTMENTS              PROFORMA
---------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
   Real estate income, net:
     Rental income                                               $256,755,315            $36,395,450 (b)             $293,150,765
     Real estate property level expenses and taxes:
       Operating expenses                                          52,456,479              9,596,370 (b)               62,052,849
       Real estate taxes                                           29,670,456              3,094,813 (b)               32,765,269
                                                                -------------          -------------                -------------
     Total real estate property level expenses and taxes           82,126,935             12,691,183                   94,818,118
                                                                -------------          -------------                -------------
   Real estate income, net                                        174,628,380             23,704,267                  198,332,647
   Income from real estate joint venture                            2,251,593                     --                    2,251,593
   Interest and dividends                                          33,687,343            (18,520,243)(c)               15,167,100
                                                                -------------          -------------                -------------
TOTAL INCOME                                                      210,567,316              5,184,024                  215,751,340

EXPENSES                                                           17,191,929              1,577,266 (d)               18,769,195
                                                                -------------          -------------                -------------
INVESTMENT INCOME--NET                                            193,375,387              3,606,758                  196,982,145

NET REALIZED AND UNREALIZED LOSS ON INVESTMENTS                   (23,344,613)                    --                  (23,344,613)
                                                                -------------          -------------                -------------
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS BEFORE MINORITY INTEREST                               170,030,774              3,606,758                  173,637,532
Minority interest in net increase in net assets
  resulting from operations                                          (811,789)                    --                     (811,789)
                                                                -------------          -------------                -------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS             $169,218,985            $ 3,606,758                 $172,825,743
                                                                =============          =============                =============
---------------------------------------------------------------------------------------------------------------------------------

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS.

                                     TIAA Real Estate Account PROSPECTUS  | 33 |

TIAA REAL ESTATE ACCOUNT
NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


NOTE 1--PURPOSE AND ASSUMPTIONS

As required by the Securities and Exchange Commission under Regulation S-X
Article 11-01(5), these proforma condensed financial statements of the TIAA Real Estate Account ("Account") have been prepared because the Account has made significant purchases of real estate properties during the period January 1, 2001 through the date of this prospectus. Various assumptions have been made in order to prepare these proforma condensed financial statements. The proforma condensed statement of assets and liabilities has been prepared assuming real estate properties purchased during the period January 1, 2002 through the date of this prospectus were purchased as of December 31, 2001. The proforma condensed statement of operations has been prepared assuming all real estate properties purchased during the period January 1, 2001 through the date of this prospectus were purchased as of January 1, 2001.

NOTE 2--PROFORMA ADJUSTMENTS

The following proforma adjustments were made in preparing the proforma condensed financial statements to reflect the purpose described in Note 1.

PROFORMA CONDENSED STATEMENT OF ASSETS AND LIABILITIES:

(a) No adjustments required as there were no properties purchased during the period January 1, 2002 through the date of this prospectus.

PROFORMA CONDENSED STATEMENT OF OPERATIONS:

(b) To record the rental income and real estate property level expenses of the real estate properties purchased during the period January 1, 2001 through the date of this prospectus, assuming such properties were owned for the period January 1, 2001 through December 31, 2001.

(c) To record the decrease in interest and dividend income from having less cash to invest in marketable securities, assuming the real estate properties purchased during the period January 1, 2001 through the date of this prospectus had been purchased as of January 1, 2001.

(d) To record additional investment advisory charges which would have been incurred during 2001, assuming the real estate properties purchased during the period January 1, 2001 through the date of this prospectus had been purchased as of January 1, 2001.



| 34 |  TIAA Real Estate Account PROSPECTUS

INDEPENDENT AUDITORS' REPORT

To the Management of Teachers Insurance and Annuity Association

   We have audited the accompanying combined statement of revenues and certain expenses of Windsor At Boca Arbor Club, Windsor At Carolina, Windsor At Lakepointe and Windsor At Quiet Waters, as described in Note 1 (the "Properties"), for the year ended March 31, 2001. This financial statement is the responsibility of the property owner's management. Our responsibility is to express an opinion on this financial statement based on our audit.
   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
   The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X, and, as described in Note 1, is not intended to be a complete presentation of the Properties' revenues and expenses.
   In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Properties for the year ended March 31, 2001, in conformity with generally accepted accounting principles.


                                   /s/ Friedman Alpren & Green LLP


July 27, 2001


WINDSOR AT BOCA ARBOR CLUB, WINDSOR AT CAROLINA,
WINDSOR AT LAKEPOINTE AND WINDSOR AT QUIET WATERS


  COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
  (IN THOUSANDS)

  YEAR ENDED MARCH 31, 2001 (AUDITED) AND
  THREE MONTHS ENDED JUNE 30, 2001 (UNAUDITED)

                                     YEAR ENDED    THREE MONTHS ENDED
                                   MARCH 31, 2001     JUNE 30, 2001
                                      (AUDITED)        (UNAUDITED)
--------------------------------------------------------------------------------
  REVENUES
   Apartment rental income           $ 9,869            $ 2,529
   Other rental income                   410                177
                                     -------            -------
                                      10,279              2,706
                                     -------            -------
  CERTAIN EXPENSES
   Business office                       646                131
   Marketing                             561                111
   Repairs and maintenance             1,411                275
   Club and pool                          30                  7
   Utilities                             436                 97
   Real estate taxes                   1,289                324
   Insurance                             113                 29
   Management fees                       417                109
   Other operating expenses               43                  9
                                     -------            -------
                                       4,946              1,092
                                     -------            -------
     Excess of revenues over
      certain expenses               $ 5,333             $1,614
                                     =======            =======
--------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS COMBINED FINANCIAL
STATEMENT.

WINDSOR AT BOCA ARBOR CLUB, WINDSOR AT CAROLINA,
WINDSOR AT LAKEPOINTE AND WINDSOR AT QUIET WATERS


NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 -- ORGANIZATION AND BASIS OF PRESENTATION

   The properties are limited partnerships which are each owned by a 1% corporate general partner and a 99% limited partner (Windsor Realty Fund III, LP).

                                                           RESIDENTIAL
   PROPERTY NAME                  LOCATION               APARTMENT UNITS
--------------------------------------------------------------------------------
   Windsor at Boca Arbor      ClubBoca Raton, Florida          304
   Windsor at Carolina        Margate, Florida                 208
   Windsor at Lakepointe      Plantation, Florida              246
   Windsor at Quiet Waters    Deerfield Beach, Florida         200
--------------------------------------------------------------------------------

   The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, and certain other expenses not directly related to the future operations of the Properties.

2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3 -- TRANSACTIONS WITH RELATED PARTIES

   GID Management Corp. ("GID"), an affiliate of the general partner, is entitled to an annual fee of 4% of gross receipts for services in connection with the management of the properties. Management fees of approximately $417,000 and $109,000 were incurred for the year ended March 31, 2001 and the three months ended June 30, 2001, respectively.
   GID is entitled to a reimbursement of payroll and fringe benefits paid on behalf of the properties. Reimbursements paid to GID were approximately $830,000 and $188,000 for the year ended March 31, 2001 and the three months ended June 30, 2001, respectively.

                                     TIAA Real Estate Account PROSPECTUS  | 35 |

INDEPENDENT AUDITORS' REPORT

To the Management of Teachers Insurance and Annuity Association

   We have audited the accompanying statement of revenues and certain expenses of the property located at 10 and 20 Westport Road, Wilton, Connecticut (the "Property"), as described in Note 1, for the year ended December 31, 2000. This financial statement is the responsibility of the property owner's management. Our responsibility is to express an opinion on this financial statement based on our audit.
   We conducted our audit in accordance with auditing standards generally accepted in the Untied States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
   The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property's revenues and expenses.
   In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                /s/ Friedman Alpren & Green LLP


December 7, 2001


10 AND 20 WESTPORT ROAD, WILTON CONNECTICUT


  STATEMENT OF REVENUES AND CERTAIN EXPENSES (IN THOUSANDS)

  YEAR ENDED DECEMBER 31, 2000 (AUDITED) AND
  NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

                                       YEAR ENDED       NINE MONTHS ENDED
                                  DECEMBER 31, 2000    SEPTEMBER 30, 2001
                                       (AUDITED)          (UNAUDITED)*
--------------------------------------------------------------------------------
  REVENUES
   Base rents                           $4,664               $5,301
   FASB Statement No. 13 accrual           (68)                 192
   Escalation charges                    2,068                1,974
   Storage and tenant services              56                   41
                                        ------              -------
                                         6,720                7,508
                                        ------              -------
  CERTAIN EXPENSES
   Operating                             1,243                1,342
   Administrative                          437                  410
   Real estate taxes                       326                  339
                                        ------              -------
                                         2,006                2,091
                                        ------              -------
  Excess of revenues over
    certain expenses                    $4,714               $5,417
                                        ======              =======
--------------------------------------------------------------------------------
* 20 WESTPORT ROAD BEGAN OPERATIONS ON JUNE 15, 2001 AND ITS OPERATIONS ARE INCLUDED FOR THE PERIOD JUNE 15, 2001 TO SEPTEMBER 30, 2001.

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS COMBINED FINANCIAL
STATEMENT.

10 AND 20 WESTPORT ROAD, WILTON, CONNECTICUT

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 -- ORGANIZATION AND BASIS OF PRESENTATION

   The Property, located at 10 and 20 Westport Road, Wilton, Connecticut, consists of two commercial buildings with a combined rentable area of approximately 532,000 square feet of office space and 6,800 square feet of storage space. As of December 1, 2001, 100% of the office space and approximately 43% of the storage space has been leased. Construction of the property at 20 Westport Road was completed in June 2001. The Property's accounting records are maintained in accordance with generally accepted accounting principles.
   The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, leasing expenses and certain professional fees not directly related to the future operations of the Property.

2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

   Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

DEFERRED RECOVERABLE COSTS

   Deferred recoverable costs are amortized over 3 to 10 years; the amortization is included in operating expenses.

3 -- RELATED PARTY TRANSACTIONS

   The Property is managed by Louis Dreyfus Properties LLC, an affiliate of the owner. The management fee under the management agreement calls for reimbursement to the manager of its actual costs and expenses, not to exceed 3% of the annual gross revenues of the Property. These fees amounted to $204,703 for the year ended December 31, 2000.
   In addition, the Property reimburses the manager for its share of direct management expenses for operating the management office located at 23 Richmond Hill Avenue, Stamford, Connecticut, plus other direct management expenses incurred. The management office manages various properties (including 10 and 20 Westport Road) and the allocation is based on rentable office and retail space of the properties.

   An analysis of the reimbursements is as follows:

  Total allocable direct management expenses          $635,315
                                                      ========
  Allocation to 10 Westport Road (32%)                $203,301
                                                      ========
4 -- OPERATING LEASES

   Office and storage space in the Property at 10 Westport Road is rented to tenants under various operating leases. Approximate minimum future rentals required under these leases at December 31, 2000 are as follows:

  YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
  2001                                             $ 3,735,000
  2002                                               3,763,000
  2003                                               3,763,000
  2004                                               3,763,000
  2005                                               4,585,000
  Thereafter                                        18,525,000
                                                   -----------
                                                   $38,134,000
                                                   ===========
--------------------------------------------------------------------------------


| 36 |  TIAA Real Estate Account PROSPECTUS

INDEPENDENT AUDITORS' REPORT

To the Management of Teachers Insurance and Annuity Association

   We have audited the accompanying statement of revenues and certain expenses of the property located at 1015 15th Street, NW, Washington, D.C., as described in Note 1 (the "Property"), for the year ended December 31, 2000. This financial statement is the responsibility of the property owner's management. Our responsibility is to express an opinion on this financial statement based on our audit.
   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
   The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X, and, as described in Note 1, is not intended to be a complete presentation of the Property's revenues and expenses.
   In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                     /s/ Friedman Alpren & Green LLP


December 19, 2001


1015 15TH STREET, NW, WASHINGTON, D.C.


  STATEMENT OF REVENUES AND CERTAIN EXPENSES (IN THOUSANDS)

  YEAR ENDED DECEMBER 31, 2000 (AUDITED) AND
  NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

                                    YEAR ENDED      NINE MONTHS ENDED
                                DECEMBER 31, 2000   SEPTEMBER 30, 2001
                                     (AUDITED)        (UNAUDITED)
--------------------------------------------------------------------------------
  REVENUES
   Base rents                        $4,714               $4,185
   Escalation charges                   102                  139
   Parking income                       193                  147
   Storage and tenant services           80                   66
   Miscellaneous                         75                   70
                                    -------              -------
                                      5,164                4,607
                                    -------              -------
  CERTAIN EXPENSES
   Operating                          1,377                1,196
   Administrative                        55                   63
   Real estate taxes                    522                  406
   Bad debts                              2                   --
   Other                                 13                   --
                                    -------              -------
                                      1,969                1,665
                                    -------              -------
     Excess of revenues over
      certain expenses               $3,195               $2,942
                                    =======              =======
--------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS COMBINED FINANCIAL
STATEMENT.

1015 15TH STREET, NW, WASHINGTON, D.C.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1 -- ORGANIZATION AND BASIS OF PRESENTATION

   The Property is a 12-story office building located at 1015 15th Street, NW, Washington, D.C. and is owned by 1015 15th Street NW Associates, LP (a limited partnership). It has an aggregate net rentable area of approximately 190,000 square feet of office, retail and storage space and 42,000 square feet of garage space (approximately 99% of which is leased at December 19, 2001). The Property's accounting records are maintained in accordance with generally accepted accounting principles.
   The accompanying financial statement is presented in conformity with Rule 3-14 of the Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, asset management fees, leasing expenses and certain other expenses not directly related to the future operations of the Property.
   The statement of revenues and certain expenses for the nine months ended September 31, 2001 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such interim period are not necessarily indicative of the results for an entire year.

2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

   The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

   Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

3 -- OPERATING LEASES

   Office and retail space in the Property is rented to tenants under various operating leases. Approximate minimum future rentals required under these leases at December 31, 2000 (including leases entered into from January 1, 2001 through December 19, 2001) are as follows:

  YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
  2001                                             $ 5,373,000
  2002                                               5,774,000
  2003                                               5,856,000
  2004                                               5,586,000
  2005                                               4,817,000
  Thereafter                                        16,095,000
                                                   -----------
                                                   $43,501,000
                                                   ===========
--------------------------------------------------------------------------------


                                     TIAA Real Estate Account PROSPECTUS  | 37 |

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

CONDENSED UNAUDITED FINANCIAL STATEMENTS

(These condensed unaudited financial statements have been derived from audited financial statements which are available upon request)

TIAA CONDENSED BALANCE SHEETS

                                                         (in thousands)
                                                          DECEMBER 31,
                                                 ------------------------------
                                                          2001             2000
--------------------------------------------------------------------------------
  ASSETS
  Bonds                                          $  87,013,371    $  80,809,152
  Mortgages                                         23,068,264       21,952,809
  Real estate                                        4,927,282        5,296,235
  Stocks                                             2,205,332        1,738,069
  Other long-term investments                        3,304,292        3,329,278
  Cash and short-term investments                    2,892,904        2,577,223
  Investment income due and accrued                  1,339,451        1,286,268
  Separate account assets                            4,228,544        3,408,570
  Other assets                                         673,658          502,934
                                                 -------------    -------------
              TOTAL ASSETS                       $ 129,653,098    $ 120,900,538
                                                 =============    =============
  LIABILITIES, CAPITAL AND CONTINGENCY
   RESERVES
  Policy and contract reserves                   $ 107,363,466    $  99,859,231
  Dividends declared for the following year          2,364,877        2,197,454
  Asset Valuation Reserve                            2,619,461        2,870,533
  Interest Maintenance Reserve                         308,168        1,118,965
  Separate account liabilities                       4,228,544        3,408,570
  Securities lending collateral                      2,619,761        2,333,054
  Other liabilities                                  1,497,738        1,015,326
                                                 -------------    -------------
              TOTAL LIABILITIES                    121,002,015      112,803,133
                                                 -------------    -------------
  Capital (2,500 shares of $1,000 par value
   common stock issued and outstanding)
   and paid-in surplus                                   3,050            3,050
  Contingency reserves:
  For investment losses, annuity and
   insurance mortality, and other risks              8,648,033        8,094,355
                                                 -------------    -------------
              TOTAL CAPITAL AND
           CONTINGENCY RESERVES                      8,651,083        8,097,405
                                                 -------------    -------------
     TOTAL LIABILITIES, CAPITAL
       AND CONTINGENCY RESERVES                  $ 129,653,098    $ 120,900,538
                                                 =============    =============
--------------------------------------------------------------------------------

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
TIAA CONDENSED UNAUDITED STATEMENTS OF OPERATIONS

                                                        (in thousands)
                                                FOR THE YEARS ENDED DECEMBER 31,
                                                --------------------------------

                                                      2001              2000
--------------------------------------------------------------------------------
  INCOME
  Insurance and annuity premiums, deposits,
   and other considerations                      $   3,878,895    $   3,594,805
  Transfers from CREF, net                           1,402,316          572,211
  Annuity dividend additions                         3,059,734        2,728,562
  Net investment income                              8,819,579        8,556,537
                                                 -------------    -------------
                   TOTAL INCOME                  $  17,160,524    $  15,452,115
                                                 =============    =============
  DISTRIBUTION OF INCOME
  Policy and contract benefits                   $   3,065,338    $   2,976,305
  Dividends to policyholders                         4,766,809        4,315,895
  Increase in policy and contract reserves           7,463,548        5,991,167
  Operating expenses                                   412,789          356,975
  Transfers to separate accounts, net                  615,228          527,255
  Other, net                                            20,499          (18,442)
  Federal income tax expense (benefit)                  26,784           24,048
  Increase in contingency reserves from
   operations                                          789,529        1,278,912
                                                 -------------    -------------
   TOTAL DISTRIBUTION OF INCOME                  $  17,160,524    $  15,452,115
                                                 =============    =============
  Net Income:
   Increase in contingency reserves
     from operations                             $     789,529    $   1,278,912
   Net realized capital gains (losses)
   less capital gains taxes, after transfers
   to Interest Maintenance Reserve                    (204,291)         (56,916)
                                                 -------------    -------------
                     NET INCOME                  $     585,238    $   1,221,996
                                                 =============    =============
  CHANGES IN CAPITAL AND
   CONTINGENCY RESERVES:
  Net income                                     $     585,238    $   1,221,996
  Net unrealized capital gains (losses)
   on investments                                     (574,266)         123,349
  Transfers to (from) the Asset Valuation
   Reserve                                             251,073         (232,754)
  Increase in non-admitted assets,
   other than investments                              (59,749)         (40,614)
  Cumulative effect of change in
   accounting principles                               375,325               --
  Other, net                                           (23,943)              --
                                                 -------------    -------------
      NET CHANGE IN CAPITAL AND
           CONTINGENCY RESERVES                        553,678        1,071,977

CAPITAL AND CONTINGENCY RESERVES
           AT BEGINNING OF YEAR                      8,097,405        7,025,428
                                                 -------------    -------------
CAPITAL AND CONTINGENCY RESERVES
                 AT END OF YEAR                  $   8,651,083    $   8,097,405
                                                 =============    =============
--------------------------------------------------------------------------------


| 38 |  TIAA Real Estate Account PROSPECTUS

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

SUPPLEMENTAL INFORMATION TO
CONDENSED UNAUDITED FINANCIAL STATEMENTS

VALUATION OF INVESTMENTS: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities, amortized cost is determined using actual and anticipated cash flows under the prospective method for interest-only securities and under the retrospective method for all other securities. Anticipated prepayments are based on life-to-date prepayment speeds, using historical cash flows and internal estimates. Mortgages are stated at amortized cost and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Separate account assets are generally stated at market value. Seed money investments in the TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds are stated at market value. All investments are stated net of impairments which are considered to be other than temporary, which are determined on an individual basis. Depreciation of real estate investments is generally computed over a 40-year period on the straight-line method.

  ADDITIONAL INFORMATION:
                                                       2001            2000
--------------------------------------------------------------------------------
  As a percentage of total bond investments:
    Below investment grade bonds                        8.2%            6.9%
  As a percentage of total mortgage investments:
    Total mortgage investments in California           19.0%           19.0%
    Total mortgage investments in office buildings     42.4%           40.9%
    Total mortgage investments in shopping centers     25.4%           27.6%
  As a percentage of total real estate investments:
    Two states with highest real estate
     investment                               California 14%  California 14%
                                                 Florida 10%     Florida 10%
    TOTAL REAL ESTATE INVESTMENTS
     IN OFFICE BUILDINGS                               72.0%           67.1%

   DERIVATIVE INSTRUMENTS: TIAA has filed a Derivatives Use Plan with the New York State Insurance Department. This plan details TIAA's derivative policy objectives, strategies and controls, and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that TIAA has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, effectiveness and counterparty credit quality. TIAA uses derivative instruments for hedging and asset replication purposes. TIAA enters into derivative directly with counterparties of high credit quality (i.e., rated AA or better at time of inception) and monitors counterparty credit quality on an ongoing basis. At December 31, 2001 and 2000, TIAA had outstanding foreign currency swap contracts with a total notional value of approximately $1,421,613,000 and $1,020,545,000, respectively; foreign currency forward contracts with a total notional value of approximately $234,686,000 and $203,113,000, respectively; interest rate swap contracts with a total notional value of approximately $565,855,000 and $409,036,000, respectively; swap options outstanding with a total notional value of $0 and $219,100,000, respectively; and interest rate cap contracts with a total notional value of approximately $75,650,000 and $145,650,000, respectively.


                                     TIAA Real Estate Account PROSPECTUS  | 39 |

APPENDIX A--MANAGEMENT OF TIAA

The Real Estate Account has no officers or directors. The Trustees and principal executive officers of TIAA, and their principal occupations during the last five years, are as follows:

TRUSTEES

   DAVID ALEXANDER, 69. President Emeritus, Pomona College. Formerly, Trustees' Professor, Pomona College and American Secretary, Rhodes Scholarship Trust.

   MARCUS ALEXIS, 70. Board of Trustees Professor of Economics and Professor of Management and Strategy, J.L. Kellogg Graduate School of Management, Northwestern University, and Visiting Professor of Economics, Stanford University.

   WILLARD T. CARLETON, 67. Donald R. Diamond Professor of Finance Emeritus, College of Business and Public Administration, University of Arizona.

   ROBERT C. CLARK, 58. Dean and Royall Professor of Law, Harvard Law School, Harvard University.

   ESTELLE A. FISHBEIN, 67. Vice President and General Counsel, The Johns Hopkins University.

   FREDERICK R. FORD, 66. Executive Vice President and Treasurer Emeritus, Purdue University. Formerly, Executive Vice President and Treasurer, Purdue University.

   RUTH SIMMS HAMILTON, 64. Professor, Department of Sociology, and Director, African Diaspora Research Project, Michigan State University.

   ROCHELLE B. LAZARUS, 54. Chairman and Chief Executive Officer, Ogilvy & Mather Worldwide. Formerly, President and Chief Operating Officer, Ogilvy & Mather Worldwide.

   ROBERT M. O'NEIL, 67. Professor of Law, University of Virginia and Director, The Thomas Jefferson Center for the Protection of Free Expression.

   LEONARD S. SIMON, 65. Vice Chairman, Charter One Financial Inc. Formerly, Chairman, President and Chief Executive Officer, RCSB Financial, Inc. and Chairman and Chief Executive Officer, The Rochester Community Savings Bank.

   RONALD L. THOMPSON, 52. Chairman and Chief Executive Officer, Midwest Stamping Co.

   PAUL R. TREGURTHA, 66. Chairman and Chief Executive Officer, Mormac Marine Group, Inc. and Moran Transportation Company, Inc.; Formerly, Chairman, Meridian Aggregates, L.P.; Vice Chairman, The Interlake Steamship Company and Lakes Shipping Company.

   WILLIAM H. WALTRIP, 64. Chairman, Technology Solutions Company. Formerly, Chairman and Chief Executive Officer, Bausch & Lomb Inc.

   ROSALIE J. WOLF, 60. Managing Director, Laurel Management, LLC. Formerly, Treasurer and Chief Investment Officer, The Rockefeller Foundation.

OFFICER-TRUSTEES

   JOHN H. BIGGS, 65. Chairman, President and Chief Executive Officer, TIAA and CREF.

   MARTIN L. LEIBOWITZ, 65. Vice Chairman and Chief Investment Officer, TIAA and CREF.

OTHER OFFICERS

   RICHARD J. ADAMSKI, 59. Vice President and Treasurer, TIAA and CREF.

   RICHARD L. GIBBS, 55. Executive Vice President, Finance and Planning, TIAA and CREF.

   E. LAVERNE JONES, 53. Vice President and Corporate Secretary, TIAA and CREF.

APPENDIX B--SPECIAL TERMS

   ACCUMULATION: The total value of your accumulation units in the Real Estate Account.

   ACCUMULATION PERIOD: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

   ACCUMULATION UNIT: A share of participation in the Real Estate Account for someone in the accumulation period. The Account's accumulation unit value changes daily.

   ANNUITY UNIT: A measure used to calculate the amount of annuity payments due a participant.

   BENEFICIARY: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

   BUSINESS DAY: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. eastern time, or when trading closes on the NYSE, if earlier.

   CALENDAR DAY: Any day of the year. Calendar days end at the same time as business days.

   COMMUTED VALUE: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

   ELIGIBLE INSTITUTION: A nonprofit institution, including any governmental institution, organized in the United States.

   ERISA: The Employee Retirement Income Security Act of 1974, as amended.

   GENERAL ACCOUNT: All of TIAA's assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

   INCOME CHANGE METHOD: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

   SEPARATE ACCOUNT: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA's other income, gains or losses.

   VALUATION DAY: Any day the NYSE is open for trading, as well as the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren't business days will end at 4 p.m. eastern time.

   VALUATION PERIOD: The time from the end of one valuation day to the end of the next.


| 40 |  TIAA Real Estate Account PROSPECTUS

[LOGO]       730 Third Avenue
             New York  NY  10017-3206


HOW TO REACH US

OUR ADDRESS

TIAA-CREF
730 THIRD AVENUE
NEW YORK, NEW YORK 10017-3206

Send all notices, forms, requests, or payments to this address.


INTERNET

www.tiaa-cref.org
24 HOURS A DAY/SEVEN DAYS A WEEK

Obtain general information about TIAA-CREF, view personal account information, reallocate premiums, and transfer funds among TIAA and CREF investments options.


AUTOMATED TELEPHONE SERVICE

800 842-2252
24 HOURS A DAY/SEVEN DAYS A WEEK

Change your allocation, transfer accumulations, get your accumulation unit values, get TIAA and CREF performance, and confirm last premium paid.


TELEPHONE COUNSELING CENTER

800 842-2776
8 A.M. TO 11 P.M. ET MONDAY-FRIDAY

Speak to a consultant about retirement savings and planning, quarterly and annuity benefits reports, receiving annuity payments, annuity income options and tax reports.


IRA ENROLLMENT HOTLINE

800 842-2888

Speak with a service representative about our IRA products. We can suspend or terminate your ability to transact by Internet or telephone at any time, for any reason.

[LOGO]  Printed on recycled paper                               CREF/RE Pro-5/02

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS






ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          -------------------------------------------

         SEC Registration Fees                       $  184,000
         Costs of printing and engraving             $  500,000*
         Legal fees                                  $   10,000*
         Accounting fees                             $   10,000*
                                                     -----------
               TOTAL                                 $  704,000*


---------
* - Approximate


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA's bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA's request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney's fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         None.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   EXHIBITS

         (1) Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc.(1) (as amended) and the Amendment thereto(4)

         (3)      (A)      Charter of TIAA (as amended)(4)
                  (B)      Bylaws of TIAA (as amended)(3)

         (4)      (A)      Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account
                           Contract Endorsements(2) and Keogh Contract(1)
                  (B)      Forms of Income-Paying Contracts(2)


         (5)      Opinion and Consent of Charles H. Stamm, Esquire(5)


         (10)     (A)      Independent Fiduciary Agreement by and among TIAA,
                           the Registrant, and The Townsend Group(1)

                  (B) Custodial Services Agreement by and between TIAA and Morgan Guaranty Trust Company of New York with respect to the Real Estate Account(2)


         (23)     (A)      Opinion and Consent of Charles H. Stamm, Esquire
                           (filed as Exhibit 5)
                  (B)      Consent of Sutherland Asbill & Brennan LLP(5)
                  (C)      Consent of Ernst & Young LLP(5)
                  (D)      Consent of Friedman, Alpren & Greene LLP(5)


-----------
(1) - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 6 to the Account's previous Registration Statement on Form S-1, filed April 26, 2000 (File No. 333-22809)

(2) - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account's previous Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

(3) - Previously filed and incorporated herein by reference to the Account's Form 10-Q Quarterly Report for the period ended September 30, 1997, filed November 13, 1997 (File No. 33-92990).


(4) - Previously filed and incorporated herein by reference to the Account's previous Registration Statement on Form S-1 filed April 27, 2001(File No. 333-59778).

(5) - Filed herewith


(b)    FINANCIAL STATEMENT SCHEDULES

         Schedule III -- Real Estate Owned

         All other Schedules have been omitted because they are not required under the related instructions or are inapplicable.


ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide the full financial statements of TIAA promptly upon written or oral request.

         Following are the full audited financial statements of TIAA.

                                CHAIRMAN'S LETTER




To the Policyholders of
    Teachers Insurance and Annuity
    Association of America:


We are pleased to provide you with the accompanying audited statutory-basis financial statements of Teachers Insurance and Annuity Association of America ("TIAA") for the year ended December 31, 2001. We continue to manage TIAA in a prudent manner with the goal of maximizing our long-term performance within reasonable risk parameters for the long-term benefit of our policyholders. As you review these statements, it is also important to note that TIAA continues to maintain the highest possible financial strength ratings from each of the four nationally recognized independent rating organizations.

The report of management responsibility, on the following page, demonstrates our ongoing commitment to conduct TIAA's activities in a well-controlled management environment. Additionally, the accompanying audit report indicates an unqualified opinion regarding TIAA's statutory-basis financial statements from the independent auditing firm of Ernst & Young LLP. These statements have been prepared in accordance with statutory accounting practices, a comprehensive basis of accounting comprised of accounting practices prescribed or permitted by the New York State Insurance Department ("Department").

There is also a reference in the auditors' report to accounting principles generally accepted in the United States ("GAAP"); this reference to GAAP is required by the auditors' professional standards. GAAP is an overall accounting methodology that, while similar in many respects to statutory accounting practices, is a separate basis of accounting. Statutory accounting is generally more conservative than GAAP, and these statutory-basis financial statements are not intended to be in conformity with GAAP.

Statutory accounting is the only basis of accounting recognized by the Department for regulatory purposes, and it is the only basis of accounting used by the Department in measuring the financial condition and results of operations of an insurance company. It is also the basis for determining insurance company solvency under the New York Insurance Law. While we could prepare a separate set of GAAP financial statements, there is no legal requirement for us to do so. Additionally, TIAA does not believe at this time that it would be a worthwhile expenditure to maintain another separate set of financial records, particularly since it would provide little additional value for our policyholders. Accordingly, we believe that it is prudent for us to continue to manage and report on the operations of TIAA under the conservative statutory accounting methodology that we have always utilized.


                                              /s/ John H. Biggs
                                              ------------------------------
                                                  Chairman, President and
                                                  Chief Executive Officer

                       REPORT OF MANAGEMENT RESPONSIBILITY



To the Policyholders of
    Teachers Insurance and Annuity
    Association of America:


The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of management. They have been prepared on the basis of statutory accounting practices, a comprehensive basis of accounting comprised of accounting practices prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting practices.

TIAA has established and maintains a strong system of internal controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, and the internal auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.


The independent auditing firm of Ernst & Young LLP has audited the accompanying statutory-basis financial statements of TIAA. To maintain auditor independence and avoid even the appearance of conflict of interest, it continues to be TIAA's policy that any non-audit services be obtained from a firm other than the external financial audit firm. The independent auditors' report expresses an independent opinion on the fairness of presentation of these statutory-basis financial statements.


The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, nonmanagement trustees, meets regularly with management, representatives of Ernst & Young LLP and internal auditing personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual audit of the TIAA financial statements, the New York State Insurance Department and other state insurance departments regularly examine the financial statements of TIAA as part of their periodic corporate examinations.


                                             /s/ John H. Biggs
                                             ------------------------------
                                                 Chairman, President and
                                                 Chief Executive Officer


                                             /s/ Richard L. Gibbs
                                             ------------------------------
                                                 Executive Vice President and
                                                 Principal Accounting Officer

                          REPORT OF THE AUDIT COMMITTEE



To the Policyholders of
    Teachers Insurance and Annuity
    Association of America:


The Audit Committee oversees the financial reporting process of Teachers Insurance and Annuity Association of America ("TIAA") on behalf of the Company's Board of Trustees. The Audit Committee is a standing committee of the Board and operates in accordance with a formal written charter (copies are available upon request) which describes the Audit Committee's responsibilities. All members of the Audit Committee ("Committee") are independent, as defined under the listing standards of the New York Stock Exchange.

Management has the primary responsibility for TIAA's financial statements, development and maintenance of a strong system of internal controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal auditing group and the independent auditing firm in connection with their respective audits. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. As required by its charter, the Committee will evaluate rotation of the external financial audit firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth years of service.

The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee has also discussed the audited financial statements with Ernst & Young LLP, the independent auditing firm responsible for expressing an opinion on the conformity of these audited financial statements with statutory accounting principles.

The discussion with Ernst & Young LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by TIAA, the clarity of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with Ernst & Young LLP the auditors' independence from management, and TIAA has received a written disclosure regarding such independence, as required by the Independence Standards Board.

Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.


Willard T. Carleton, Audit Committee Chair
Frederick R. Ford, Audit Committee Member
Leonard S. Simon, Audit Committee Member
Rosalie J. Wolf, Audit Committee Member

[ERNST & YOUNG LOGO]



                         REPORT OF INDEPENDENT AUDITORS



To the Board of Trustees of
    Teachers Insurance and Annuity
    Association of America:


We have audited the accompanying statutory-basis balance sheets of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 2001 and 2000, and the related statutory-basis statements of operations, changes in capital and contingency reserves, and cash flows for the three years ended December 31, 2001. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, TIAA presents its financial statements in conformity with accounting practices prescribed or permitted by the New York State Insurance Department, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 2. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of TIAA at December 31, 2001 and 2000, or the results of its operations or its cash flows for the three years ended December 31, 2001.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TIAA at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years ended December 31, 2001 in conformity with accounting practices prescribed or permitted by the New York State Insurance Department.

As discussed in Note 2 to the financial statements, in 2001 TIAA changed various accounting policies to be in accordance with the revised National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, as adopted by the New York State Insurance Department.



                                                /s/ Ernst & Young LLP

February 27, 2002

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                         STATUTORY-BASIS BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                                               DECEMBER 31,
                                                                                    -------------------------------
                                                                                         2001              2000
                                                                                    -------------     -------------
ASSETS
Bonds ..........................................................................    $  87,013,371     $  80,809,152
Mortgages ......................................................................       23,068,264        21,952,809
Real estate ....................................................................        4,927,282         5,296,235
Stocks..........................................................................        2,205,332         1,738,069
Other long-term investments.....................................................        3,304,292         3,329,278
Cash and short-term investments.................................................        2,892,904         2,577,223
Investment income due and accrued ..............................................        1,339,451         1,286,268
Separate account assets ........................................................        4,228,544         3,408,570
Other assets ...................................................................          673,658           502,934
                                                                                    -------------     -------------
                                                                    TOTAL ASSETS    $ 129,653,098     $ 120,900,538
                                                                                    =============     =============

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Policy and contract reserves ...................................................    $ 107,363,466     $  99,859,231
Dividends declared for the following year ......................................        2,364,877         2,197,454
Asset Valuation Reserve ........................................................        2,619,461         2,870,533
Interest Maintenance Reserve ...................................................          308,168         1,118,965
Separate account liabilities ...................................................        4,228,544         3,408,570
Securities lending collateral...................................................        2,619,761         2,333,054
Other liabilities ..............................................................        1,497,738         1,015,326
                                                                                    -------------     -------------
                                                               TOTAL LIABILITIES      121,002,015       112,803,133
                                                                                    -------------     -------------
Capital (2,500 shares of $1,000 par value common stock
    issued and outstanding) and paid-in surplus.................................            3,050             3,050
Contingency reserves:
  For investment losses, annuity and insurance mortality,
    and other risks ............................................................        8,648,033         8,094,355
                                          TOTAL CAPITAL AND CONTINGENCY RESERVES        8,651,083         8,097,405
                                                                                    -------------     -------------
                             TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES    $ 129,653,098     $ 120,900,538
                                                                                    =============     =============


               See notes to statutory-basis financial statements.

             TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                    STATUTORY-BASIS STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                   --------------------------------------------------
                                                                       2001                2000              1999
                                                                   ------------        ------------      ------------
INCOME
Insurance and annuity premiums, deposits, and
  other considerations.................................            $  3,878,895        $  3,594,805      $  3,412,749
Transfers from CREF, net ..............................               1,402,316             572,211           752,512
Annuity dividend additions ............................               3,059,734           2,728,562         2,553,655
Net investment income .................................               8,819,579           8,556,537         7,923,564
                                                                   ------------        ------------      ------------
                                                 TOTAL INCOME      $ 17,160,524        $ 15,452,115      $ 14,642,480
                                                                   ============        ============      ============

DISTRIBUTION OF INCOME
Policy and contract benefits ..........................            $  3,065,338        $  2,976,305      $  2,653,962
Dividends to policyholders.............................               4,766,809           4,315,895         4,026,907
Increase in policy and contract reserves ..............               7,463,548           5,991,167         6,100,240
Operating expenses ....................................                 412,789             356,975           335,039
Transfers to separate accounts, net ...................                 615,228             527,255           490,880
Other, net ............................................                  20,499             (18,442)          (11,437)
Federal income tax expense (benefit)...................                  26,784              24,048           (25,213)
Increase in contingency reserves from operations ......                 789,529           1,278,912         1,072,102
                                                                   ------------        ------------      ------------
                                 TOTAL DISTRIBUTION OF INCOME      $ 17,160,524        $ 15,452,115      $ 14,642,480
                                                                   ============        ============      ============
Net Income:
  Increase in contingency reserves from operations.....            $    789,529        $  1,278,912      $  1,072,102
  Net realized capital gains (losses) less capital gains
    taxes, after transfers to Interest Maintenance Reserve             (204,291)            (56,916)          (48,028)
                                                                   ------------        ------------      ------------
                                                   NET INCOME      $    585,238        $  1,221,996      $  1,024,074
                                                                   ============        ============      ============



               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

    STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND CONTINGENCY RESERVES
                             (AMOUNTS IN THOUSANDS)

                                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                                                 -----------------------------------------------
                                                                                     2001              2000              1999
                                                                                 -----------       -----------       -----------
CHANGES IN CAPITAL AND CONTINGENCY RESERVES
Net income ..................................................................... $   585,238      $  1,221,996       $ 1,024,074
Net unrealized capital gains (losses) on investments ...........................    (574,266)          123,349          (112,613)
Transfers to (from) the Asset Valuation Reserve.................................     251,073          (232,754)         (183,656)
Increase in non-admitted assets,
      other than investments....................................................     (59,749)          (40,614)          (25,586)
Cumulative effect of change in accounting principles............................     375,325                --                --
Other, net .....................................................................     (23,943)               --                --
                                                                                 -----------       -----------       -----------

                              NET CHANGE IN CAPITAL AND CONTINGENCY RESERVES         553,678         1,071,977           702,219

                                            CAPITAL AND CONTINGENCY RESERVES
                                                        AT BEGINNING OF YEAR       8,097,405         7,025,428         6,323,209
                                                                                 -----------       -----------       -----------
                                             CAPITAL AND CONTINENCY RESERVES
                                                              AT END OF YEAR     $ 8,651,083       $ 8,097,405       $ 7,025,428
                                                                                 ===========       ===========       ===========



               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                    STATUTORY-BASIS STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                        ---------------------------------------------
                                                                            2001             2000             1999
                                                                        -----------      -----------      -----------
CASH PROVIDED
By operating activities:
  Insurance and annuity premiums,
      deposits and other considerations ............................    $ 3,881,155      $ 3,510,073      $ 3,408,713
  Transfers from CREF, net .........................................      1,402,316          572,211          752,512
  Annuity dividend additions .......................................      3,059,734        2,728,562        2,553,651
  Investment income, net ...........................................      8,629,197        8,378,040        7,692,392
                                                                        -----------      -----------      -----------
                                                  TOTAL RECEIPTS         16,972,402       15,188,886       14,407,268

Policy and contract benefits .......................................      3,065,118        2,879,903        2,655,772
Dividends...........................................................      4,599,385        4,158,047        3,910,764
Operating expenses .................................................        414,953          353,859          325,039
Federal income tax expense (benefit) ...............................          4,819            2,168          (43,713)
Transfers to separate accounts, net ................................        615,980          526,334          492,504
Other, net .........................................................       (245,545)        (102,795)         183,783
                                                                        -----------      -----------      -----------
                                             TOTAL DISBURSEMENTS          8,451,710        7,817,516        7,524,149
                                                                        -----------      -----------      -----------
                           CASH PROVIDED BY OPERATING ACTIVITIES          8,520,692        7,371,370        6,883,119
                                                                        -----------      -----------      -----------
By investing activities:
  Sales and redemptions of bonds and stocks ........................     16,183,365       10,427,498       10,428,890
  Sales and repayments of mortgage principal .......................      2,941,103        2,894,511        3,716,069
  Sales of real estate .............................................      1,217,075          708,838        1,500,916
  Other, net .......................................................        637,615          691,453          984,791
                                                                        -----------      -----------      -----------
                           CASH PROVIDED BY INVESTING ACTIVITIES         20,979,158       14,722,300       16,630,666
                                                                        -----------      -----------      -----------
                                             TOTAL CASH PROVIDED         29,499,850       22,093,670       23,513,785
                                                                        -----------      -----------      -----------
DISBURSEMENTS FOR NEW INVESTMENTS
Investments acquired:
  Bonds and stocks .................................................     23,393,034       16,082,049       16,695,529
  Mortgages ........................................................      4,188,459        3,508,065        4,894,308
  Real estate ......................................................        874,974          978,864          590,720
  Other, net .......................................................        727,702        1,738,448          898,779
                                                                        -----------      -----------      -----------
                         TOTAL DISBURSEMENTS FOR NEW INVESTMENTS         29,184,169       22,307,426       23,079,336
                                                                        -----------      -----------      -----------
                                     INCREASE (DECREASE) IN CASH
                                      AND SHORT-TERM INVESTMENTS            315,681         (213,756)         434,449

                                 CASH AND SHORT-TERM INVESTMENTS
                                            AT BEGINNING OF YEAR          2,577,223        2,790,979        2,356,530
                                                                        -----------      -----------      -----------
                                 CASH AND SHORT-TERM INVESTMENTS
                                                  AT END OF YEAR        $ 2,892,904      $ 2,577,223      $ 2,790,979
                                                                        ===========      ===========      ===========




               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

                  NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

                                DECEMBER 31, 2001


NOTE 1 - ORGANIZATION

Teachers Insurance and Annuity Association of America ("TIAA") was established as a legal reserve life insurance company under the insurance laws of the State of New York in 1918. Its purpose is to aid and strengthen nonprofit educational and research organizations, governmental entities and other nonprofit institutions by providing retirement and insurance benefits for their employees and their families, and by counseling these organizations and their employees on benefit plans and other measures of economic security. All of the outstanding common stock of TIAA is collectively held by the TIAA Board of Overseers, a nonprofit corporation created solely for the purpose of holding the stock of TIAA. By charter, TIAA operates without profit to the corporation or its sole shareholder, the TIAA Board of Overseers. As a result, all contingency reserves are held solely to provide benefits in accordance with TIAA's charter purpose.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

TIAA's statutory-basis financial statements have been prepared on the basis of statutory accounting practices prescribed or permitted by the New York State
Insurance Department ("Department"), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States ("GAAP"). (Refer to the section titled "Accounting Principles Generally Accepted in the United States" within this note.) Accounting changes adopted to conform to the provisions of the National Association of Insurance Commissioners' ("NAIC") ACCOUNTING PRACTICES AND PROCEDURES MANUAL, ("NAIC SAP") are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to contingency reserves in the period of the changes in accounting principles. The cumulative effect is the difference between the amount of capital and contingency reserves at the beginning of the year and the amount of capital and contingency reserves that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. As a result of these changes, TIAA reported a change in accounting principles as an adjustment that increased contingency reserves by approximately $375,325,000, as follows:

                                                         AS OF JANUARY 1, 2001
                                                         ---------------------
     Adjustment to the Interest Maintenance Reserve.......  $  895,068,000
     Temporary and other than temporary impairments.......    (276,685,000)
     Adjustment to accumulated depreciation...............    (217,377,000)
     Long-term disability deficiency reserves ............     (22,313,000)
     Adjustment to sundry receivables.....................      (3,368,000)
                                                            --------------
                 Total Contingency Reserves Adjustment      $  375,325,000
                                                            ==============

ADJUSTMENT TO INTEREST MAINTENANCE RESERVE: Prior to the changes in accounting principles notes above (which are collectively referred to as Codification), TIAA recorded prepayment premiums received from borrowers in connection with early repayments on bond and mortgage loan investments as realized capital gains that were credited to the Interest Maintenance Reserve ("IMR"). As a result of changes required under Codification, prepayment premiums received during 2001 have been recorded as investment income. The Codification adjustment to the IMR reflected in the table above represents the release to TIAA's contingency reserves of the portion of the IMR balance at December 31, 2000 that represented unamortized realized capital gains that were related to prepayment premiums received prior to 2001.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

TEMPORARY AND OTHER THAN TEMPORARY IMPAIRMENTS: Prior to 2001, TIAA evaluated its real estate and mortgage investments on a case-by-case basis to identify potential impairments consistent with policies established by an internal monitoring committee. The committee performed an adequacy test of TIAA's investment-related reserves by considering the mortgage and real estate-related balances contained within the Asset Valuation Reserve ("AVR") when determining the need to establish other, specific reserves for temporary impairments. When impairments considered to be other than temporary were identified, the committee had such amounts written off as permanent reductions in the carrying values of the assets and treated such amounts as realized capital losses that were charged against the AVR.

Codification established specific requirements for the establishment of valuation allowances for temporary impairments in the value of mortgage and real estate investments in addition to the investment-related reserves contained in the AVR. Additionally, Codification introduced a "held for sale" category for real estate investments that requires such investments to be carried at the lower of fair value or depreciated cost (i.e., carrying value).

TIAA's internal monitoring committee has modified its policies for identifying and determining impairments to comply with the new requirements under Codification. TIAA identifies real estate assets to be evaluated for impairment based on estimated fair values that are determined annually for the entire real estate portfolio. If a real estate investment's carrying value exceeds its estimated fair value, then the asset's estimated future cash flows are analyzed to determine whether the asset is impaired in accordance with the standards under Codification. Once an asset is determined to be impaired, the impairment is determined by comparing the investment's carrying value to its appraised value. A valuation allowance is established for a temporary impairment by recording an unrealized capital loss that is charged against the AVR; for an impairment that is considered to be other than temporary, a permanent write-down of an asset's carrying value is recorded as a realized capital loss, which is also charged against the AVR. TIAA also identifies "held for sale" real estate, and records valuation allowances to reflect such real estate assets at the lower of their estimated fair value or carrying value. The real estate-related adjustments required to implement the new standards under Codification at January 1, 2001 totaled approximately $198,300,000 and are reflected in the above table.

TIAA identifies mortgages to be evaluated for impairment based on the expected collectibility of principal and interest according to the contractual terms of each mortgage loan. If collectibility is not considered to be probable, the mortgage is considered to be impaired. Mortgage impairments are determined by comparing the carrying value of the impaired loan to the estimated fair value of the underlying collateral. The extent of the impairment amount and the estimated future cash flows of the underlying real estate property will determine whether the impairment is considered to be temporary or other than temporary. In accordance with the requirements of Codification, TIAA sets up valuation allowances to reflect temporary impairments on mortgages by recording an unrealized capital loss that is charged against the AVR. These valuation allowances are determined independently of the mortgage loan-related balance in the AVR. For impairments considered to be other than temporary, a permanent write-down of the mortgage loan's carrying value is recorded as a realized capital loss that is charged against the AVR. The mortgage-related adjustments required to implement the new standards under Codification at January 1, 2001 totaled approximately $78,400,000 and are reflected in the above table.

ACCUMULATED DEPRECIATION: Prior to Codification, TIAA utilized the sinking fund method of depreciation for real estate investments acquired between January 1, 1980 and December 31, 1990. Codification requires that all real estate be depreciated using the straight-line method. The adjustment to accumulated depreciation reflected in the above table represents the cumulative impact of converting the affected real estate assets to the straight-line method of depreciation. This real estate-related adjustment totaled approximately $206,800,000. In addition, depreciation periods for EDP equipment and software were shortened to three years, resulting in an adjustment of approximately $10,586,000.

RESERVE ADJUSTMENTS: Long-term disability deficiency reserve adjustments are discussed in Note 13.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

The Department has certain statutory accounting practices that differ from those found in NAIC SAP. For example, the Department does not permit deferred federal income taxes to be recognized.

Reconciliations of TIAA's net income and contingency reserves between NAIC SAP and statutory accounting practices prescribed by the Department are shown below:

                                                                   2001
                                                            ---------------
     Net Income, New York Basis..........................   $   585,238,455
     New York Prescribed Practices:
            Additional Reserves for Term Conversions.....           315,046
                                                            ---------------
     Net Income, NAIC SAP................................   $   585,553,501
                                                            ===============
     Contingency Reserves, New York Basis................   $ 8,648,033,153
     New York Prescribed Practices:
           Additional Reserves for Term Conversions......           315,046
           Deferred Tax Asset............................       858,366,000
                                                            ---------------
      Contingency Reserves, NAIC SAP.....................   $ 9,506.714,199
                                                            ===============

The preparation of TIAA's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by TIAA:

STATEMENTS OF OPERATIONS: TIAA's Statements of Operations now include net realized capital gains and losses, less capital gains taxes and transfers to the IMR, as a component of net income. Previously, this amount was included in the Statement of Changes in Capital and Contingency Reserves, as permitted by the Department.

VALUATION OF INVESTMENTS: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities, amortized cost is determined using actual and anticipated cash flows under the prospective method for interest-only securities and under the retrospective method for all other securities. Anticipated prepayments are based on life-to-date prepayment speeds, using historical cash flows, and internal estimates. Mortgages are stated at amortized cost and directly owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Separate account assets are generally stated at market value. Seed money investments in the TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds are stated at market value. All investments are stated net of impairments which are considered to be other than temporary, which are determined on an individual asset basis. Depreciation of real estate investments is generally computed over a 40-year period on the straight-line method.

ACCOUNTING FOR INVESTMENTS: Investment transactions are accounted for as of the date the investments are purchased or sold (trade date). Realized capital gains and losses on investment transactions are accounted for under the specific identification method.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

SECURITIES LENDING: TIAA has a securities lending program whereby it loans securities to qualified brokers in exchange for cash collateral, generally at least equal to 102% of the market value of the securities loaned. When securities are loaned, TIAA receives additional income on the collateral and continues to receive income on the securities loaned. TIAA may bear the risk of delay in recovery of, or loss of rights in the securities loaned should a borrower of securities fail to return the securities in a timely manner. In order to minimize this risk, TIAA monitors the credit quality of its counterparties.

FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions, and those due to translation adjustments, are not separately reported and are reflected in realized and unrealized capital gains and losses, respectively.

DERIVATIVE INSTRUMENTS: TIAA has filed a Derivatives Use Plan with the Department. This plan details TIAA's derivative policy objectives, strategies and controls, and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that TIAA has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, effectiveness and counterparty credit quality. TIAA uses derivative instruments for hedging and asset replication purposes. TIAA enters into derivatives directly with counterparties of high credit quality (i.e., rated AA or better at time of inception) and monitors counterparty credit quality on an ongoing basis. TIAA's counterparty credit risk is limited to the positive fair value of its derivative positions, unless otherwise described below.

     FOREIGN CURRENCY SWAP CONTRACTS: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Foreign currency swap contracts incorporate a series of swap transactions which result in the exchange of TIAA's fixed and variable foreign currency cash flows into fixed amounts of U.S. dollar cash flows.

     FOREIGN CURRENCY FORWARD CONTRACTS: TIAA enters into foreign currency forward contracts to exchange fixed amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Forward contracts incorporate one swap transaction which results in the exchange of TIAA's fixed foreign currency cash flows into a fixed amount of U.S. dollar cash flows. A foreign exchange premium (discount) is recorded at the time the contract is opened, and it is calculated based on the difference between the forward exchange rate and the spot rate. TIAA amortizes the foreign exchange premium (discount) into investment income over the life of the forward contract, or at the settlement date if the forward contract is less than a year.

     INTEREST RATE SWAP CONTRACTS: TIAA enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows in connection with certain interest sensitive products. Payments received and payments made under interest rate swap contracts are reflected in net investment income.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     SWAP OPTIONS: TIAA writes (sells) swap options on selected bonds to hedge against the effect of interest rate fluctuations as part of TIAA's asset and liability management program. Swap options give the holder the right, but not the obligation, to enter into an interest rate swap contract with
     TIAA where TIAA would pay a fixed interest rate and would receive a variable interest rate on a specified notional amount. When a swap option is written, the premium received is recorded as a liability. Because the swap options written by TIAA expire within one year of their inception date, the premium is recognized as investment income at the earlier of the exercise date or the expiration of the swap option. TIAA has no counterparty credit risk associated with swap options written unless the option is exercised and an interest rate swap contract is subsequently formed.

     INTEREST RATE CAP CONTRACTS: TIAA purchases interest rate cap contracts to hedge against the risk of a rising interest rate environment as part of TIAA's asset and liability management program. Under the terms of the interest rate cap contracts, the selling entity makes payments to TIAA on a specified notional amount if an agreed-upon index exceeds a predetermined strike rate. Such payments received under interest rate cap contracts are recognized as investment income. When an interest rate cap contract is purchased, the premium paid is recorded as an asset, and the premium is amortized against investment income over the life of the cap.

     CREDIT DEFAULT SWAP CONTRACTS: As part of a strategy to replicate investment grade corporate bonds in conjunction with US Treasury securities, TIAA writes (sells) credit default swaps to earn a premium by issuing insurance to the buyer of default protection. The carrying value of credit default swaps represents the premium received for selling the default protection, which premium is amortized into investment income over the life of the swap. Under the terms of the credit default swap contracts, TIAA synthetically assumes the credit risk of a reference asset and has the obligation to reimburse the default protection buyer for the loss in market value if the reference asset defaults, declares bankruptcy or experiences some other, specified negative credit event. TIAA has no counterparty credit risk with the buyer.

NON-ADMITTED ASSETS: Certain investment balances and corresponding investment income due and accrued are designated as non-admitted assets by the Department, based on delinquencies, defaults, and other statutory criteria, and cannot be included in life insurance company balance sheets filed with the Department. Such investment-related non-admitted assets totaled approximately $492,167,000 and $465,614,000 at December 31, 2001 and 2000, respectively. Income on bonds in default is not accrued and, therefore, is not included in the non-admitted totals. Certain non-investment assets, such as furniture and fixtures and various receivables, are also designated as non-admitted assets. Such non-admitted assets approximated $324,145,000 at December 31, 2001 and
$262,186,000 at December 31, 2000. Changes in such non-admitted assets are charged or credited directly to contingency reserves.

POLICY AND CONTRACT RESERVES: TIAA offers a range of group and individual retirement annuities and group and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest (at rates ranging from 1.5% to 6.8% and averaging approximately 3%), mortality and other risks insured. Such reserves establish a sufficient provision for all contractual benefits guaranteed under policy and contract provisions.

DIVIDENDS DECLARED FOR THE FOLLOWING YEAR: Dividends on insurance policies and pension annuity contracts in the payout phase are generally declared by the TIAA Board of Trustees ("Board") in November of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are generally declared by the Board in February of each year and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

ASSET VALUATION RESERVE: The AVR, which covers all invested asset classes, is an explicit liability reserve required by the NAIC and is intended to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate and other invested assets. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Formula calculations determine the required contribution amounts for each component, and insurance companies may also make voluntary contributions to any component; however, the resulting ending balance cannot exceed the computed maximum reserve for that component. Any computed excess amounts are eliminated through transfers to other components or adjustments down to the maximum reserve amounts. Contributions and adjustments to the AVR are reported as transfers to or from contingency reserves.

INTEREST MAINTENANCE RESERVE: The Interest Maintenance Reserve ("IMR") is a liability reserve required by the NAIC which accumulates realized capital gains and losses resulting from interest rate fluctuations. Such capital gains and losses are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES: The Financial Accounting Standards Board ("FASB") requires that financial statements that are intended to be in conformity with GAAP follow all applicable authoritative accounting pronouncements. As a result, TIAA cannot refer to financial statements prepared in accordance with statutory accounting practices as having been prepared in accordance with GAAP. The differences between accounting principles generally accepted in the United States and statutory accounting practices would have a material effect on TIAA's financial statements, and the primary differences can be summarized as follows. Under GAAP:

o    The formula-based AVR is eliminated as a liability reserve;

o The IMR is eliminated and realized gains and losses resulting from interest rate fluctuations are reported as a component of net income rather than being accumulated in and subsequently amortized out of the IMR;

o Dividends on insurance policies and annuity contracts are accrued as the necessary earnings emerge from operations rather than being accrued in the year when they are declared;

o    The "non-admitted" asset designation is not utilized;

o Policy acquisition costs are deferred and amortized over the lives of the policies issued rather than being charged to operations as incurred;

o Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

o Investments in wholly-owned subsidiaries are consolidated in the parent's financial statements rather than being carried at the parent's equity in the net assets of the subsidiaries;

o Long-term bond investments considered to be "available for sale" are carried at fair value rather than at amortized cost;

o Deferred tax assets and liabilities are determined based on the differences between the financial statement amounts and the tax bases of assets and liabilities rather than being recognized with limitations under NAIC SAP. The Department does not allow even limited recognition of deferred tax assets and liabilities;

o For purposes of calculating the postretirement benefit obligation, active participants not currently eligible would also be included:

o Derivatives are generally valued at fair value rather than being accounted for in a manner consistent with the hedged item.

Management believes that the effects of these differences would increase TIAA's total contingency reserves if GAAP were implemented.

RECLASSIFICATIONS: Certain amounts in the 2000 and 1999 financial statements have been reclassified to conform with the 2001 presentation.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 3 - INVESTMENTS

SECURITIES INVESTMENTS: At December 31, 2001 and 2000, the carrying values (balance sheet amounts) and estimated market values of long-term bond investments, and the gross unrealized gains and losses with respect to such market values, are shown below:

                                                            GROSS              GROSS
                                         CARRYING         UNREALIZED        UNREALIZED         ESTIMATED
                                          VALUE             GAINS             LOSSES          MARKET VALUE
                                     ---------------   ---------------   ---------------    ---------------
DECEMBER 31, 2001
-----------------
U.S. Government ..................   $ 2,184,795,937   $    22,835,187   $   (40,800,644)   $ 2,166,830,480
All Other Governments ............       731,135,341        52,353,820       (24,314,276)       759,174,885
States, Territories & Possessions        947,180,107       125,792,895           (24,566)     1,072,948,436
Political Subdivisions of States,
 Territories & Possessions .......        18,242,138         3,187,548                --         21,429,686
Special Rev. & Special Assessment,
 Non-Guaranteed Agencies & Govt ..    10,340,720,730       571,518,377       (56,743,917)    10,855,495,190
Public Utilities .................     5,731,512,555       203,241,476       (81,143,209)     5,853,610,822
Industrial & Miscellaneous .......    67,059,784,681     2,382,000,485    (1,632,348,267)    67,809,436,899
                                     ---------------   ---------------   ---------------    ---------------
              Total ..............   $87,013,371,489   $ 3,360,929,788   $(1,835,374,879)   $88,538,926,398
                                     ===============   ===============   ===============    ===============


                                                            GROSS              GROSS
                                         CARRYING         UNREALIZED        UNREALIZED         ESTIMATED
                                          VALUE             GAINS             LOSSES          MARKET VALUE
                                     ---------------   ---------------   ---------------    ---------------
DECEMBER 31, 2000
-----------------
U.S. Government ..................   $ 1,784,914,893   $    76,054,550   $   (12,458,539)   $ 1,848,510,904
All Other Governments ............       767,715,296        43,123,268       (19,095,574)       791,742,990
States, Territories & Possessions        977,546,944       107,467,250          (133,743)     1,084,880,451
Political Subdivisions of States,
 Territories & Possessions .......        26,714,961         1,729,889                --         28,444,850
Special Rev. & Special Assessment,
 Non-Guaranteed Agencies & Govt ..     9,211,417,553       579,715,440       (12,117,584)     9,779,015,409
Public Utilities .................     5,764,989,361       120,322,942      (197,497,916)     5,687,814,387
Industrial & Miscellaneous .......    62,275,852,792     1,450,759,733    (1,691,970,337)    62,034,642,188
                                     ---------------   ---------------   ---------------    ---------------
              Total ..............   $80,809,151,800   $ 2,379,173,072   $(1,933,273,693)   $81,255,051,179
                                     ===============   ===============   ===============    ===============

At December 31, 2001 and 2000, approximately 91.9% and 93.1%, respectively, of the long-term bond portfolio was comprised of investment grade securities. At December 31, 2001, outstanding forward commitments for future long-term bond and equity investments approximated $2,143,627,000. Of this, approximately $1,196,008,000 is scheduled for disbursement in 2002, $351,806,000 in 2003,
$297,907,000 in 2004 and $297,906,000 in later years. The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers. Debt securities amounting to approximately $6,393,000 and $2,594,000 at December 31, 2001 and 2000, respectively, were on deposit with governmental authorities or trustees, as required by law.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 3 - INVESTMENTS - (CONTINUED)

The carrying values and estimated market values of long-term bond investments at December 31, 2001, by contractual maturity, are shown below:

                                                    CARRYING             ESTIMATED
                                                      VALUE            MARKET VALUE
                                                ----------------     ----------------
Due in one year or less.......................  $  1,354,989,037     $  1,398,322,998
Due after one year through five years.........     9,906,151,865       10,367,578,175
Due after five years through ten years........    14,935,313,538       15,170,229,839
Due after ten years...........................    19,096,709,062       19,437,639,724
                                                ----------------     ----------------
              Subtotal........................    45,293,163,502       46,373,770,736
Mortgage-backed securities....................    22,419,138,036       23,043,058,476
Asset-backed securities.......................    19,301,069,951       19,122,097,186
                                                ----------------     ----------------
              Total...........................  $ 87,013,371,489     $ 88,538,926,398
                                                ================     ================

Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable.

At December 31, 2001 and 2000, the carrying values of long-term bond investments were diversified by industry classification as follows:

                                                       2001         2000
                                                      -----        -----
Mortgage-backed securities.......................      25.8%        27.3%
Asset-backed securities..........................      12.3         12.1
Manufacturing ...................................      11.5         11.7
Commercial mortgage-backed securities............       9.9          9.5
Finance and financial services...................       9.4          9.4
Public utilities.................................       7.2          7.6
Communications...................................       5.1          4.1
Oil and gas......................................       3.5          3.4
Government    ...................................       3.1          2.9
Retail and wholesale trade.......................       3.0          3.2
Real estate investment trusts....................       2.2          2.1
Other............................................       7.0          6.7
                                                      -----        -----
         Total...................................     100.0%       100.0%
                                                      =====        =====

The approximate carrying values and market values of debt securities loaned, and the cash collateral received in connection therewith, were as follows:

                              CARRYING             MARKET             CASH
                                VALUE              VALUE           COLLATERAL
                           --------------     --------------     --------------
December 31, 2001........  $2,417,634,000     $2,527,176,000     $2,619,761,000
December 31, 2000........  $2,189,502,000     $2,283,079,000     $2,333,054,000

At December 31, 2001 and 2000, TIAA had interest rate swap contracts outstanding with a total notional value of approximately $565,855,000 and $409,036,000, respectively.

At December 31, 2001 and 2000, TIAA had foreign currency swap contracts outstanding with a total notional value of approximately $1,421,613,000 and $1,020,545,000, respectively. The net change in unrealized gains on foreign currency swap contracts outstanding were approximately $41,062,000, $57,247,000, and $25,575,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 3 - INVESTMENTS - (CONTINUED)

At December 31, 2001 and 2000, TIAA had foreign currency forward contracts outstanding with a total notional value of approximately $234,686,000 and $203,113,000, respectively, and the unamortized value of the premiums was approximately $3,432,000 and $4,827,000, respectively. The net change in unrealized gains on the forward contracts outstanding were approximately $4,574,000, $5,745,000, and $20,395,000 for the years ended December 31, 2001,
2000, and 1999, respectively.

At December 31, 2001 and 2000, TIAA had swap options outstanding with a total notional value of $0 and approximately $219,100,000, respectively, and the unamortized value of the premiums was $0 and approximately $823,000, respectively. The interest rate swap contracts created from the exercise of the swap options are reflected in the aggregate totals for the interest rate swap contracts disclosed in the related paragraph above.

At December 31, 2001 and 2000, TIAA had interest rate cap contracts outstanding with a total notional value of approximately $75,650,000 and $145,650,000, respectively, and the unamortized value of the premiums was approximately $474,000 and $959,000, respectively.

At December 31, 2001, TIAA had credit default swap contracts outstanding with a total notional value of approximately $130,000,000. These credit default swaps are used in conjunction with US Treasury securities by TIAA to replicate investment grade corporate bonds.

MORTGAGE LOAN INVESTMENTS: TIAA makes mortgage loans that are principally collateralized by commercial real estate. TIAA's mortgage underwriting standards generally result in first mortgage liens on completed income-producing properties for which the loan-to-value ratio at the time of closing generally ranges between 65% and 75%. TIAA employs a system to monitor the effects of current and expected market conditions and other factors on the collectibility of mortgage loans. This system is utilized to identify and quantify any impairments in value. The coupon rates for mortgage loans issued during 2001 ranged from 6% to 11%.

At December 31, 2001 and 2000, the carrying values of mortgage loan investments were diversified by property type and geographic region as follows:

                                                               2001        2000
                                                              -----       -----
PROPERTY TYPE
Office building..........................................      42.4%       40.9%
Shopping centers.........................................      25.4        27.6
Industrial buildings.....................................      10.1         9.5
Mixed-use projects.......................................       8.2         9.1
Apartments...............................................       6.6         6.8
Hotel....................................................       5.0         4.0
Other....................................................       2.3         2.1
                                                              -----       -----
         Total...........................................     100.0%      100.0%
                                                              =====       =====

GEOGRAPHIC REGION
Pacific..................................................      24.7%       24.1%
South Atlantic...........................................      22.3        22.1
North Central............................................      19.3        19.9
Middle Atlantic..........................................      10.8        10.2
South Central............................................       8.2         8.3
Mountain.................................................       7.1         7.7
New England..............................................       6.8         7.4
Other....................................................       0.8         0.3
                                                              -----       -----
         Total...........................................     100.0%      100.0%
                                                              =====       =====

At December 31, 2001 and 2000, approximately 19% of the mortgage portfolio was invested in California and is included in the Pacific region shown above.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 3 - INVESTMENTS - (CONTINUED)

  At December 31, 2001, the contractual maturity schedule of mortgage loans is shown below:

                                                                CARRYING VALUE
                                                               ----------------
Due in one year or less.....................................   $    518,490,627
Due after one year through five years.......................      7,057,905,496
Due after five years through ten years......................     13,225,512,756
Due after ten years.........................................      2,266,355,231
                                                               ----------------
         Total..............................................   $ 23,068,264,110
                                                               ================

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgage loans, although prepayment premiums may be applicable.

At December 31, 2001, outstanding forward commitments for future mortgage loan investments approximated $1,030,340,000. Of this, approximately $821,102,000 is scheduled for disbursement in 2002 and $209,238,000 in later years. The funding of mortgage loan commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy.

At December 31, 2001 and 2000, the aggregate carrying values of mortgages with restructured or modified terms were approximately $370,922,000 and $663,915,000, respectively. For the years ended December 31, 2001, 2000 and 1999, the investment income earned on such mortgages was approximately $29,838,000, 43,972,000 and $88,002,000, respectively, which would have been approximately $38,158,000, $63,006,000 and $106,137,000, respectively, if they had performed in accordance with their original terms. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers.

Approximately $432,085,000 and $47,391,000 of the mortgage total on the balance sheet at December 31, 2001 and 2000, respectively represent amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

REAL ESTATE INVESTMENTS: TIAA makes investments in commercial real estate directly, through wholly-owned subsidiaries and through real estate limited partnerships. TIAA employs a system to monitor the effects of current and expected market conditions and other factors on the realizability of real estate investments. This system is utilized to identify and quantify any impairments in value. At December 31, 2001 and 2000, the carrying values of real estate investments were diversified by property type and geographic region as follows:

                                                               2001        2000
                                                              -----       -----
PROPERTY TYPE
Office buildings...........................................    72.0%       67.1%
Shopping centers...........................................     5.3         9.4
Mixed-use projects.........................................     3.3         5.3
Income-producing land underlying improved real estate......     2.8         3.4
Industrial buildings.......................................     2.5         4.0
Land held for future development...........................     2.1         3.3
Apartments.................................................     0.0         0.1
Other......................................................    12.0         7.4
                                                              -----       -----
              Total........................................   100.0%      100.0%
                                                              =====       =====

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 3 - INVESTMENTS - (CONCLUDED)

GEOGRAPHIC REGION
South Atlantic.....................................      34.7%        27.7%
North Central......................................      23.9         26.5
Pacific............................................      13.6         14.5
South Central......................................       8.3          8.2
Middle Atlantic....................................       5.7          5.4
Mountain...........................................       3.4          3.2
New England........................................       1.0          1.0
Other..............................................       9.4         13.5
                                                        -----        -----
              Total................................     100.0%       100.0%
                                                        =====        =====


At December 31, 2001 and 2000, approximately 14% of the real estate portfolio was invested in Florida and approximately 10% was invested in California. Florida is included in the South Atlantic region and California is included in the Pacific region.

At December 31, 2001, outstanding obligations for future real estate investments approximated $105,315,000. Pursuant to these obligations, it is estimated that approximately $72,726,000 will be disbursed in 2002 and $32,589,000 in later years. The funding of real estate investment obligations is contingent upon the properties meeting specified requirements, including construction, leasing and occupancy.

Depreciation expense on real estate investments for the years ended December 31, 2001, 2000 and 1999, was approximately $157,515,000, $164,844,000, and
$179,605,000, respectively; the amount of accumulated depreciation at December 31, 2001 and 2000 was approximately $1,139,439,000 and $918,317,000, respectively.

INVESTMENT SUBSIDIARIES AND AFFILIATES: TIAA's investment subsidiaries and affiliates, which are created for legal or other business reasons, are primarily involved in real estate and securities investment activities for TIAA. At December 31, 2001 and 2000, the carrying values of TIAA's equity interests in investment subsidiaries and affiliates, were approximately $4,175,391,000 and $4,544,417,000, respectively. TIAA's share of total assets, liabilities and net income of investment subsidiaries and affiliates at December 31, 2001 and 2000, and for the years then ended, were approximately as follows:

                                                     2001               2000
                                               --------------     --------------
Assets ...................................     $4,924,503,000     $5,312,230,000
Liabilities ..............................      1,155,321,000      1,148,139,000
Non-admitted assets/other adjustments ....        406,209,000        380,326,000
                                               --------------     --------------
Carrying value ...........................     $4,175,391,000     $4,544,417,000
                                               ==============     ==============
Net income ...............................     $  224,246,000     $  500,063,000

The carrying values shown above are reflected in the Bonds, Mortgages, Real Estate and Stock captions in the accompanying balance sheets.

As of December 31, 2001 and 2000, the net amount due from investment subsidiaries and affiliates was $57,148,886 and $24,365,753, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 4 - INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES

NET INVESTMENT INCOME: For the years ended December 31, 2001, 2000 and 1999, the components of net investment income, were as follows:

                                                         2001             2000                1999
                                                  ---------------   ---------------    ---------------
GROSS INVESTMENT INCOME:
   Bonds ......................................   $ 6,555,483,726   $ 6,158,290,900    $ 5,775,161,816
   Mortgages ..................................     1,792,538,071     1,664,704,684      1,699,019,031
   Real estate (net of property expenses, taxes
      and depreciation) .......................       310,745,641       523,965,325        282,344,126
   Stocks .....................................       123,062,635       101,520,278         92,223,815
   Other long-term investments ................        97,335,333       138,413,626         58,021,764
   Cash and short-term investments ............        47,624,804        32,816,610         22,452,106
   Other ......................................        12,686,068          (650,251)         8,703,697
                                                  ---------------   ---------------    ---------------
              Total ...........................     8,939,476,278     8,619,061,172      7,937,926,355
Less investment expenses ......................       185,335,465       215,773,092        170,761,251
                                                  ---------------   ---------------    ---------------
Net investment income before amortization
   of net IMR gains ...........................     8,754,140,813     8,403,288,080      7,767,165,104
Plus amortization of net IMR gains ............        65,438,180       153,248,647        156,399,394
                                                  ---------------   ---------------    ---------------
Net investment income .........................   $ 8,819,578,993   $ 8,556,536,727    $ 7,923,564,498
                                                  ===============   ===============    ===============

During 2001, TIAA changed the estimated maturity dates used in calculating the amortization of Commercial Mortgage Backed Interest Only ("CMBS I/O") securities. In prior years, these securities were being amortized to their legal final maturity dates. During 2001, TIAA began amortizing CMBS I/O securities to their expected final payment dates. As a result, the CMBS I/Os are being amortized over a shorter period and approximately $50 million of additional CMBS I/O amortization was recorded as a reduction in current year's investment income.

Future rental income expected to be received during the next five years under existing real estate leases in effect as of December 31, 2001 is approximately $551,794,000 in 2002, $491,889,000 in 2003, $430,184,000 in 2004, $356,816,000
in 2005 and $263,629,000 in 2006.

The net earned rates of investment income on total invested assets (computed as net investment income before amortization of net IMR gains divided by mean invested assets) were 7.70%, 7.91% and 7.82% in 2001, 2000 and 1999, respectively.

REALIZED CAPITAL GAINS AND LOSSES: For the years ended December 31, 2001, 2000 and 1999, the net realized capital gains (losses) on sales, redemptions and writedowns of investments were as follows:

                                                     2001             2000             1999
                                                -------------    -------------    -------------
Bonds .......................................   $(173,652,714)   $  67,168,839    $  65,207,048
Mortgages ...................................     (31,805,973)     (18,620,911)     (22,897,373)
Real estate .................................      64,556,779      (14,419,646)     136,719,085
Stocks ......................................      67,676,528       29,163,435       46,209,893
Other long-term investments .................      19,686,439       40,797,748       49,549,108
Cash and short-term investments .............      (1,043,480)         859,571        1,471,501
                                                -------------    -------------    -------------
Total realized gains before capital gains tax     (54,582,421)     104,949,036      276,259,262
Capital gains tax benefit ...................              --               --        5,819,369
                                                -------------    -------------    -------------
              Total .........................   $ (54,582,421)   $ 104,949,036    $ 282,078,631
                                                =============    =============    =============

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 4 - INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES - (CONCLUDED)

Writedowns of investments resulting from impairments which are considered to be other than temporary and from mortgage foreclosures, reflected in the preceding table as realized capital losses, were as follows:

                                        2001           2000           1999
                                    ------------   ------------   ------------
Other than temporary impairments:
   Bonds ........................   $246,640,401   $         --   $ 21,137,423
   Mortgages ....................     25,882,099     63,467,331     31,752,909
   Real estate ..................             --     50,000,000             --
   Other long-term investments ..     19,693,398             --             --
                                    ------------   ------------   ------------
              Total .............   $292,215,898   $113,467,331   $ 52,890,332
                                    ============   ============   ============
Mortgage foreclosures ...........   $         --   $    213,640   $ 14,984,688
                                    ============   ============   ============

Proceeds from sales and redemptions of long-term bond investments during 2001, 2000 and 1999 were approximately $15,334,370,000, $10,199,202,000 and
$10,137,343,000 respectively. Gross gains of approximately $234,562,000, $187,122,000 and $177,537,000 and gross losses, excluding impairments considered to be other than temporary, of approximately $161,574,000, $119,953,000 and $91,193,000 were realized on these sales and redemptions during 2001, 2000 and 1999, respectively.

UNREALIZED CAPITAL GAINS AND LOSSES: For the years ended December 31, 2001, 2000 and 1999, the net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the valuation of investments, were as follows:

                                     2001             2000             1999
                                -------------    -------------    -------------
Bonds ........................  $(229,204,505)   $ (54,132,512)   $ (69,713,061)
Mortgages ....................      2,102,943      (70,888,318)       6,617,678
Real estate ..................     44,910,043       (2,770,531)     (33,864,537)
Stocks .......................     58,120,898       75,816,698     (118,886,764)
Other long-term investments...   (450,195,560)     175,323,484      103,233,602
Other ........................             --               --               --
                                -------------    -------------    -------------
              Total ..........  $(574,266,181)   $(123,348,821)   $(112,613,082)
                                =============    =============    =============


NOTE 5 - SECURITIZATIONS

When TIAA sells bonds and mortgage loans in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, equity interest, or servicing rights, all of which are retained interests in the securitized receivables. TIAA's ownership of the related retained interests in securitization transactions may be held directly by TIAA or indirectly through an investment subsidiary. The retained interests are associated with a Special Purpose Entity/Qualified Special Purpose Entities ("SPE/QSPEs"), which are trusts or other legal entities that were formed for the sole purpose of acquiring and owning the underlying receivable assets and issuing the related debt and equity (i.e., the securitization transaction). The debt and equity issued by the SPE/QSPEs formed for the securitization transactions described below are non-recourse to TIAA. Investors in the securitizations have no recourse to TIAA's other assets if the loans that were securitized fail to pay when due. Gain or loss on a securitization transaction, net of transaction costs, is, in part, determined by allocating the previous carrying amount of the financial assets involved in the transfer between the assets sold and the retained interests, based on their relative fair values at the date of the transfer. Quoted market prices are used, if available. However, quotes are generally not available for retained interests, so TIAA generally estimates fair value based on the present value of future expected cash flows using management's best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 5 - SECURITIZATIONS - (CONTINUED)

During 2001, TIAA entered into a securitization transaction in which it sold bonds with a total principal balance of approximately $1.5 billion and recognized a loss of approximately $5,847,000. TIAA received proceeds of approximately $601,984,000 and retained subordinated interests with a fair value of approximately $870,009,000. The fair value of the retained interest at
December 31, 2001 was approximately $883,269,000 and is comprised of subordinated tranches and residual interests of approximately $882,267,000 and $1,002,000, respectively. The fair values of the subordinate tranches were valued by an independent pricing service, using 5, 10 and 30 year Treasuries and swap curves. The fair value of the residual interest was calculated by discounting the estimated future cash flows using a discount rate of 6.5%. An adverse 10% and 20% change in the discount rate would negatively impact the fair value of the retained interests by approximately $45,811,000 and $50,633,000, respectively at December 31, 2001. The total cash flows received on interests retained were approximately $36,316,000 for the year ended December 31, 2001. TIAA also retained the rights to future cash flows that may arise after investors in the securitization have received their contracted returns.

During 2000, TIAA entered into two securitization transactions in which it sold bonds with a total principal balance of approximately $1.4 billion and recognized a loss of approximately $757,000. TIAA received proceeds of approximately $1,284,000,000 and retained subordinated interests with a fair value of approximately $144,653,000. The fair values of the retained interests were calculated by discounting the estimated future cash flows using discount rates ranging from 11% to 15%. An adverse 10% and 20% change in the discount rate would negatively impact the fair value of the retained interests by approximately $8,688,000 and $17,159,000, respectively at December 31, 2001. The total cash flows received on interests retained were approximately $26,327,000 for the year ended December 31, 2001. TIAA also retained the rights to future cash flows that may arise after investors in the securitizations have received their contracted returns. TIAA retained servicing and asset management responsibilities in these transactions and received management fees of approximately $2,797,000 for the year ended December 31, 2001.

During 1999, TIAA entered into a securitization transaction in which it sold commercial mortgages with a total principal balance of approximately $893,460,000 and recognized a loss of approximately $1,181,000. TIAA received proceeds of approximately $480,514,000 and retained subordinated interests with a fair value of approximately $412,767,000. The fair value of the retained interest was approximately $433,473,000 at December 31, 2001. The key assumptions used in measuring the fair value of the retained interests included an anticipated credit loss of approximately .3% and a discount rate of 6%. An adverse 10% and 20% change in credit loss assumption would have a negative impact of approximately $1,052,000 and $2,074,000, respectively, on the fair value of the retained interests at December 31, 2001. An adverse 10% and 20% change in the discount factor would negatively impact the fair value of the retained interest by approximately $7,454,000 and $14,697,000, respectively, at December 31, 2001. The total cash flows received on interests retained were approximately $35,222,000 for the year ended December 31, 2001. TIAA also retained the rights to future cash flows that may arise after investors in the securitizations have received their contracts returns. TIAA retained subservicing responsibilities in this transaction and received fees of approximately $359,000 for the year ended December 31, 2001.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 5 - SECURITIZATIONS - (CONCLUDED)

The following table presents quantitative information about principal balances, delinquencies and net credit losses for total loans owned or managed by TIAA:

                                                            PRINCIPAL AMOUNT OF
                                                                   LOANS
                                  TOTAL PRINCIPAL           60 DAYS OR MORE PAST             NET CREDIT LOSS
                                  AMOUNT OF LOANS                   DUE                      DURING THE YEAR
                           ---------------------------   ---------------------------   ---------------------------
                                                               AT DECEMBER 31
                                                           (AMOUNTS IN THOUSANDS)
                                                           ----------------------
TYPE OF LOAN                   2001           2000            2001          2000           2001           2000
                           ------------   ------------   ------------   ------------   ------------   ------------
Bonds ...................  $ 90,554,720   $ 84,049,926   $    397,471   $    202,283   $    246,640   $         --
Mortgages ...............    23,745,601     22,556,129         12,190         28,384         25,882         63,681
                           ------------   ------------   ------------   ------------   ------------   ------------
TOTAL LOANS MANAGED OR
       SECURITIZED ......   114,300,321    106,606,055   $    409,661   $    230,667   $    272,522   $     63,681
                                                         ============   ============   ============   ============
Less:
   Loans securitized ....     2,339,714      1,848,780
                           ------------   ------------

LOANS HELD IN PORTFOLIO .  $111,960,607   $104,757,275
                           ============   ============

At December 31, 2001 and 2000, the carrying values of TIAA's investments in subsidiaries that held an interest in these securitizations were approximately $634,683,000 and $499,854,000, respectively. Total assets and liabilities of these TIAA subsidiaries were as follows:

                                                    2001               2000
                                               --------------     --------------
Assets.......................................  $1,144,571,000     $1,002,770,000
Liabilities..................................     507,955,000        502,916,000
Non-admitted assets/other adjustments........      (1,933,000)                --
                                                 ---------------  --------------
Carrying value...............................  $  634,683,000     $  499,854,000
                                               ==============     ==============


NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value amounts of financial instruments presented in the following tables have been determined by TIAA using market information available as of December 31, 2001 and 2000 and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts TIAA could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - (CONTINUED)

                                                         NOTIONAL          CARRYING           ESTIMATED
                                                           VALUE             VALUE           FAIR VALUE
                                                      --------------    ---------------    ---------------
DECEMBER 31, 2001
Assets
  Bonds............................................                     $87,013,371,489    $88,538,926,398
  Mortgages........................................                      23,068,264,110     24,228,918,121
  Common stocks....................................                       1,225,460,658      1,225,460,658
  Preferred stocks.................................                         979,870,924        922,635,066
  Cash and short-term investments..................                       2,892,903,767      2,892,903,767
  Policy loans.....................................                         507,417,992        507,417,992
  Seed money investments...........................                         325,569,188        325,569,188
Liabilities
  Teachers Personal Annuity-Fixed Account..........                       1,739,230,493      1,739,230,493
Other financial instruments
  Foreign currency swap contracts..................   $1,421,613,312        121,373,606        143,112,318
  Foreign currency forward contracts...............      234,686,111          8,005,940         10,531,178
  Interest rate swap contracts.....................      565,855,000                 --           (659,372)
  Swap options.....................................              --                  --                 --
  Interest rate cap contracts......................       75,650,000            473,883             70,185
  Credit default swap contracts....................      130,000,000                 --         (1,550,144)


                                                         NOTIONAL          CARRYING           ESTIMATED
                                                           VALUE             VALUE           FAIR VALUE
                                                      --------------    ---------------    ---------------
DECEMBER 31, 2000
Assets
  Bonds............................................                     $80,809,151,800    $81,255,051,179
  Mortgages........................................                      21,952,808,611     22,593,584,589
  Common stocks....................................                         767,862,699        767,862,699
  Preferred stocks.................................                         970,206,730        940,926,347
  Cash and short-term investments..................                         244,168,519        244,168,519
  Policy loans.....................................                         474,681,094        474,681,094
  Seed money investments...........................                         394,002,467        394,002,467
Liabilities
  Teachers Personal Annuity-Fixed Account..........                       1,456,634,670      1,456,634,670
Other financial instruments
  Foreign currency swap contracts..................   $1,020,545,319        101,339,491        105,396,376
  Foreign currency forward contracts...............      203,112,720         10,572,446          9,250,132
  Interest rate swap contracts.....................      409,035,615                 --         12,748,992
  Swap options.....................................      219,100,000           (822,873)        (4,457,353)
  Interest rate cap contracts......................      145,650,000            959,423            771,354

BONDS: The fair values for publicly traded long-term bond investments are determined using quoted market prices. For privately placed long-term bond investments without a readily ascertainable market value, such values are determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

The aggregate carrying values and estimated fair values of publicly traded and privately placed bonds at December 31, 2001 and 2000 are as follows:

                                                     2001                                     2000
                                       -----------------------------------      -----------------------------------
                                         CARRYING            ESTIMATED            CARRYING            ESTIMATED
                                           VALUE             FAIR VALUE             VALUE            FAIR VALUE
                                       ---------------     ---------------      ---------------     ---------------
Publicly traded bonds...........       $55,673,764,622     $56,904,176,185      $50,734,031,251     $51,315,463,545
Privately placed bonds..........        31,339,606,867      31,634,750,213       30,075,120,549      29,939,587,634
                                       ---------------     ---------------      ---------------     ---------------
              Total.............       $87,013,371,489     $88,538,926,398      $80,809,151,800     $81,255,051,179
                                       ===============     ===============      ===============     ===============

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - (CONTINUED)

MORTGAGES: The fair values of mortgages are generally determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

COMMON STOCKS,  CASH AND SHORT-TERM  INVESTMENTS,  POLICY LOANS,  AND SEED MONEY
INVESTMENTS: The carrying values are reasonable estimates of their fair values.

PREFERRED STOCKS: The fair values of preferred stocks are determined using quoted market prices or valuations from the NAIC.

TEACHERS  PERSONAL  ANNUITY  -  FIXED  ACCOUNT:   The  carrying  values  of  the
liabilities are reasonable estimates of their fair values.

FOREIGN CURRENCY SWAP CONTRACTS: The fair values of foreign currency swap contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the foreign currency swaps were liquidated at year-end. The fair values of foreign currency swap contracts are estimated internally based on future cash flows and anticipated foreign exchange relationships, and such values are reviewed for reasonableness with values from TIAA's counterparties.

FOREIGN CURRENCY FORWARD CONTRACTS: The fair values of foreign currency forward contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the foreign currency forward contracts were liquidated at year-end. The fair values of the foreign currency forward contracts are estimated internally based on future cash flows and anticipated foreign exchange relationships, and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

INTEREST RATE SWAP CONTRACTS: The fair values of interest rate swap contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the interest rate swaps were liquidated at year-end. The swap agreements have no carrying value. The fair values of interest rate swap contracts are estimated internally based on anticipated interest rates and estimated future cash flows, and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

SWAP OPTIONS: The fair values of swap options, which are used for hedging purposes, are the estimated amounts that TIAA would receive (pay) if the swap options were liquidated at year-end. The fair values of the swap options are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

INTEREST RATE CAP CONTRACTS: The fair values of interest rate cap contracts, which are used for hedging purposes, are the estimated amounts that TIAA would receive if the interest rate cap contracts were liquidated at year-end. The fair values of the interest rate cap contracts are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

CREDIT DEFAULT SWAP CONTRACTS: The fair values of credit default swap contracts, which are used for asset replication purposes, are the estimated amounts that TIAA would receive (pay) if the credit default swap contracts were liquidated at year-end. The fair values of credit default swap contracts are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates, estimated future cash flows, and anticipated credit market conditions.

STOCK WARRANTS: The fair values of stock warrants represent the excess, if any, of the market values of the related stocks over the exercise prices associated with the stock warrants. The stock warrants have no carrying value.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 6 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - (CONCLUDED)

COMMITMENTS TO EXTEND CREDIT OR PURCHASE INVESTMENTS: TIAA generally does not charge commitment fees on these agreements, and the related interest rates reflect market levels at the time of the commitments.

INSURANCE AND ANNUITY CONTRACTS: TIAA's insurance and annuity contracts, other than the Teachers Personal Annuity - Fixed Account disclosed above, entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.


NOTE 7 - OPERATING SUBSIDIARIES

TIAA's operating subsidiaries primarily consist of TIAA-CREF Life Insurance Company, Inc., ("TIAA-CREF Life"), TIAA-CREF Trust Company, FSB, ("Trust Company"), Tuition Financing, Inc., ("TFI"), Teachers Personal Investors Services, ("TPIS") and Teachers Advisors, Inc., ("Advisors") which are owned by TIAA-CREF Enterprises, Inc., ("Enterprises"), a wholly-owned subsidiary of TIAA. At December 31, 2001 and 2000, the carrying values of TIAA's equity interests in unconsolidated subsidiaries, were approximately $214,171,000 and $257,050,000, respectively. Total assets, liabilities and net income/(loss) of operating subsidiaries at December 31, 2001 and 2000, and for the years then ended, were approximately as follows:

                                                      2001            2000
                                                 --------------    ------------
Assets.......................................    $1,276,179,000    $765,517,000
Liabilities..................................     1,074,596,000     509,816,000
Non-admitted assets/other adjustments........        12,588,000       1,349,000
                                                 --------------    ------------
Carrying value...............................    $  214,171,000    $257,050,000
                                                 ==============    ============
Net income/(loss)............................       (74,101,000)    (52,546,000)

TIAA had an Adjustable Rate Payment-in-Kind Note Receivable from Enterprises in the principal amount plus accrued interest, of $148,833,089 and $70,334,039, and a net amount due from operating subsidiaries of $28,190,737 and $27,315,652, as of December 31, 2001 and 2000, respectively.

TIAA has a financial support agreement with TIAA-CREF Life. Under this agreement, TIAA will provide support so that TIAA-CREF Life will have the greater of capital and surplus of $250 million or the amount of capital and surplus necessary to maintain TIAA-CREF Life's capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or such other amount as necessary to maintain TIAA-CREF Life's financial strength rating, (from the various rating agencies) at least the same as TIAA's rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. TIAA made a $25,000,000 additional capital contribution to TIAA-CREF Life during 2001 pursuant to this agreement.

In 2001, TIAA entered into a $100 million unsecured credit facility arrangement with TIAA-CREF Life. As of December 31, 2001, $30 million of this facility was maintained on a committed basis for which TIAA-CREF Life paid a commitment fee. There were no drawdowns under this facility during 2001.


NOTE 8 - SEPARATE ACCOUNTS

TIAA currently has two separate accounts. The TIAA Separate Account VA-1 ("VA-1") is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding variable annuity contracts. VA-1 was registered with the Securities and Exchange Commission ("the Commission") effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. Currently, VA-1 consists of a single investment portfolio, the Stock Index Account ("SIA"). SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall United States stock market.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 8 - SEPARATE ACCOUNTS - (CONCLUDED)

TIAA provides mortality and expense guarantees to VA-1, for which it is compensated. TIAA guarantees that at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. TIAA also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The TIAA Real Estate Account ("REA") is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 70% and 95% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly traded securities to maintain adequate liquidity.

TIAA provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. TIAA guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payment levels will never be reduced as a result of adverse mortality experience. TIAA also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. TIAA provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA's general account will fund them by purchasing Accumulation Units. TIAA guarantees that participants will be able to redeem their Accumulation Units at their then current daily net asset value. TIAA does not own any Accumulation Units at December 31, 2001.

Other than the guarantees mentioned above, TIAA does not make any guarantees to policyholders on its separate accounts (including the investment performance of the separate accounts). Both accounts offer full or partial withdrawal at market value with no surrender charges. The assets and liabilities of these accounts (which represent participant account values) are generally carried at market value (directly held real estate is carried at appraised value).


NOTE 9 - MUTUAL FUNDS

As of December 31, 2001 and 2000, TIAA's investment in the affiliated mutual funds described below was approximately $325.6 million and $394.0 million, respectively. This amount is reported in the caption "other long term investments" in the accompanying balance sheet. Shares of the mutual funds are distributed by TPIS and investment advisory services are provided by Advisors.

     TIAA-CREF Mutual Funds ("the Retail Funds") consist of eleven investment funds which are offered to the general public. As of December 31, 2001, the Retail Funds had approximately $3.0 billion in net assets.

     TIAA-CREF Institutional Mutual Funds ("the Institutional Funds"), a family of seven funds, are currently used primarily as investment vehicles for the TFI tuition finance business and the Trust Company. As of December 31, 2001, the Institutional Funds had approximately $1.5 billion in net assets.

     TIAA-CREF Life Funds ("the Life Funds") are utilized by TIAA-CREF Life as funding vehicles for its variable annuity and variable insurance products. As of December 31, 2001, the Life Funds had approximately $270.0 million in net assets.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 10 - MANAGEMENT AGREEMENTS

Services  necessary  for the  operation  of  College  Retirement  Equities  Fund
("CREF") are provided, at cost, by two subsidiaries of TIAA, TIAA-CREF Investment Management, LLC ("Investment Management") and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), which provide investment advisory, administrative and distribution services for CREF. Such services are provided in accordance with an Investment Management Services Agreement between CREF and Investment Management, and in accordance with a Principal Underwriting and Administrative Services Agreement between CREF and Services. Investment Management is registered with the Commission as an investment adviser; Services is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Investment Management and Services receive management fee payments from each CREF account on a daily basis according to formulae established each year with the objective of keeping the management fees as close as possible to each account's actual expenses. Any differences between the actual expenses incurred and the management fees received are adjusted quarterly. Such fees and the equivalent allocated expenses, which amounted to approximately $555,052,000, $561,396,000, and $493,399,000 in 2001, 2000, and 1999, respectively, are not included in the statements of operations and had no effect on TIAA's operations. TIAA also provides guarantees to the CREF accounts, for which it is compensated, for certain mortality and expense risks pursuant to an Immediate Annuity Purchase Rate Guarantee Agreement.

TIAA provides a $1 billion uncommitted line of credit to CREF, TIAA-CREF Mutual Funds and TIAA-CREF Institutional Mutual Funds ("the Funds"). Loans under this revolving credit facility have a maximum of 60 days and are made solely at the discretion of TIAA to fund shareholder redemption requests or other temporary or emergency needs of the Funds. It is the intent of TIAA and the Funds to use this facility as a supplemental liquidity facility which would only be used after the Funds have exhausted the availability of its current $2.25 billion committed credit facility that it maintains with a group of banks. No draw downs have taken place under TIAA's uncommitted facility since its inception in November of 1999.

Advisors provides investment advisory services for VA-1 in accordance with an Investment Management Agreement between TIAA, Advisors and VA-1. TIAA provides all administrative services for VA-1 in accordance with an Administrative Services Agreement with VA-1. TPIS distributes contracts for VA-1.

TIAA  provides   administrative   services  to  the  Trust  Company,   under  an
Administrative Services Agreement. Expense charges for administrative services provided by TIAA to the Trust Company are billed quarterly.

All services necessary for the operation of REA are provided, at cost, by TIAA and Services. TIAA provides investment management services for REA. Distribution and administrative services are provided in accordance with a Distribution and Administrative Services Agreement between REA and Services. TIAA and Services receive management fee payments from REA on a daily basis according to formulas established each year with the objective of keeping the management fees as close as possible to REA's actual expenses. Any differences between actual expenses and daily charges are adjusted quarterly.

All services necessary for the operation of the New York State College Choice Tuition Savings Program are provided by TIAA in accordance with a Management Agreement between TIAA, the Comptroller of the State of New York and the New York Higher Education Services Corporation. Advisors provides investment management services for the Tuition Savings Program in accordance with an Investment Management Agreement between TIAA and Advisors. TPIS distributes contracts for the Tuition Savings Program in accordance with a Distribution Agreement between TIAA and TPIS.

TIAA provides investment services for TIAA-CREF Life, in accordance with an Investment Management Agreement between TIAA and TIAA-CREF Life. Administrative services for TIAA-CREF Life are provided by TIAA in accordance with an Administrative Services Agreement between TIAA and TIAA-CREF Life.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 11 - FEDERAL INCOME TAXES

TIAA is a nonprofit organization and, through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code ("Code"). Any non-pension related income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company. Beginning with 1998, TIAA files a consolidated federal income tax return with its subsidiary affiliates. The tax sharing agreement follows the current reimbursement method, whereby members of the consolidated group will generally be reimbursed for their losses on a pro-rata basis by other members of the group to the extent that they have taxable income, subject to limitations imposed under the Code.

The federal income tax provisions included in the accompanying statements of operations are based on taxes actually paid or recovered or anticipated to be paid or recovered. The approximate income tax expense (benefit) of $26,784,000, $24,048,000 and $(25,213,000) for 2001, 2000 and 1999, respectively, reflected in the accompanying statements of operations are the amounts that are payable (receivable) under such tax sharing agreement. TIAA reported a tax loss for 2000 and 1999 and expects to report a tax loss for 2001 as a result of net operating losses attributable to required increases in policy and contract reserves. These reserve increases will reverse over time, thereby increasing TIAA's taxable income in future years. TIAA is subject to the domestic federal statutory rate of 35%. TIAA's effective federal tax rate is 3% for 2001 and 2% for 2000. The difference between the statutory rate and TIAA's effective rate is primarily attributable to the utilization of net OPERATING losses described above.

At December 31, 2001, TIAA had a net operating loss (NOL) carryforward for tax purposes of approximately $4.1 billion. These net operating losses were generated in 1998 and 1999. Under the Code, the tax loss carryforwards will generally expire after fifteen years (in 2013 and 2014). TIAA did not incur federal taxes in the current or preceding years that are available for recoupment in the event of future net losses.


NOTE 12 - PENSION PLAN AND POSTRETIREMENT BENEFITS

TIAA maintains a qualified, noncontributory defined contribution pension plan covering substantially all employees. All employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after five years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $30,989,000, $25,484,000, and $23,865,000 in 2001, 2000 and
1999, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, TIAA provides certain other postretirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The postretirement benefit obligation for retirees and fully eligible employees was approximately $37,737,000 at December 31, 2001. The postretirement benefit obligation for non-vested employees was approximately $42,418,000 at December 31, 2001. The unrecognized transition obligation was $8,599,000 and $9,380,000 at December 31, 2001 and 2000, respectively. The cost of such benefits reflected in the accompanying statements of operations was approximately $3,283,000, $2,914,000, and $3,180,000 for 2001, 2000 and 1999,
respectively. The discount rate used in determining the postretirement benefit obligations was 7.5% per year and the medical care cost trend rate was 8% per year in 2002, decreasing by .50% in each future year, to an ultimate rate of 5.5% per year in 2007. As the plan is not pre-funded, the value of plan assets is zero. The accrued postretirement benefit liability was $34,986,000 and $32,325,000 as of December 31, 2001 and 2000, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATON OF AMERICA

NOTE 12 - PENSION PLAN AND POSTRETIREMENT BENEFITS - (CONCLUDED)

The medical care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed medical care cost trend rates by one percentage point in each year would increase the postretirement benefit obligation as of December 31, 2001 by approximately $6,146,000 and the eligibility cost and interest cost components of net periodic postretirement benefit expense for 2001 by approximately $838,000.

TIAA also maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. The plan provides an award equal to 50% of the annual stipend that is invested annually in company-owned annuity contracts. Payout of accumulations is normally made in a lump sum following the trustee's or member's separation from the Board.


NOTE 13 - POLICY AND CONTRACT RESERVES

At December 31, 2001 and 2000, TIAA's general account annuity reserves are summarized as follows:


                                                         2001                          2000
                                              -------------------------     -------------------------
                                                    AMOUNT      PERCENT          AMOUNT       PERCENT
                                              ----------------  -------     ----------------  -------
Subject to discretionary withdrawal:
   At book value without adjustment .......   $ 13,914,090,000    13.1%     $ 11,594,104,000    11.7%
   At market value ........................                 --      --                    --      --
Not subject to discretionary withdrawal ...     92,243,761,000    86.9        87,199,698,000    88.3
                                              ----------------   -----      ----------------   -----
Total annuity reserves ....................    106,157,851,000   100.0%       98,793,802,000   100.0%
                                              ================   =====      ================   =====
Reconciliation to total policy and contract
   reserves shown on the balance sheet:
     Reserves on other life policies and
        contracts............................      445,385,000                   427,109,000
     Reserves on accident and health
        policies.............................      760,231,000                   638,320,000
                                              ----------------               ---------------
Total policy and contract reserves........... $107,363,467,000               $99,859,231,000
                                              ================               ===============


On January 1, 2001, in accordance with codified statutory accounting requirements, additional reserves in the amount of approximately $22,313,000 were established to cover premium deficiencies in certain group disability insurance blocks of business. At December 31, 2001, the reserve was approximately $9,970,000. In addition, at December 31, 2001, additional reserves amounting to approximately $22,000,000 were established to cover future claims settlement expenses for the group disability insurance business, and additional long-term care insurance reserves in the amount of $10,000,000 were established in accordance with regulatory actuarial asset and reserve adequacy requirements.

On its deferred and payout annuities, TIAA holds reserves greater than the minimum reserves required by NAIC SAP. For 2001 issues, the amount is approximately $622,400,000. (Disclosure of this amount is required under NAIC Emerging Accounting Issues Interpretation Number 01-26.)


NOTE 14 - COMMERCIAL PAPER/LIQUIDITY FACILITY

TIAA began issuing commercial paper in May 1999 under a maximum authorized program of $2 billion and had no outstanding obligation at December 31, 2001 and 2000, respectively. Interest expense totaled approximately $ 0, $50,462,000 and $24,585,000 during 2001, 2000 and 1999, respectively. TIAA maintains a short-term revolving credit liquidity facility of approximately $1 billion to support the commercial paper program, but this liquidity facility has not been utilized.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

           NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS - (CONCLUDED)


NOTE 15 - CONTINGENCIES

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to TIAA's financial position or the results of its operations.


NOTE 16 - SUBSEQUENT EVENTS

On January 30, 2002, TIAA Financial Services, LLC ("TFS"), a direct wholly-owned subsidiary of TIAA, was capitalized with $5,750,000. TFS contributed $500,000 in capital to TIAA Advisory Services, LLC ("TAS") in exchange for a membership certificate in TAS. TAS will provide investment advisory services to third parties. In addition, on January 30, 2002, TFS contributed $5,000,000 to TIAA Global Markets, Inc. ("TGM") in exchange for 100 shares of common stock of TGM.

TGM was formed for the purpose of issuing notes and other debt instruments and investing the proceeds in compliance with the investment guidelines approved by the Board of Directors of TGM. Other than the investment portfolio, TGM will have no other significant assets. Other than the notes, and any other debt that may be incurred by TGM in the future, it is not anticipated that TGM will have other significant liabilities. TGM is authorized to issue up to $5 billion in debt. TIAA's Board of Trustees authorized TIAA to guarantee up to $5 billion of TGM's debt. TGM issued $500 million of senior notes due in 2007 in February 2002. This debt is rated AAA by Standard & Poor's Rating Services, Aaa by Moody's Investors Services, Inc., and AAA by Fitch Ratings. The notes are guaranteed by TIAA. The guarantee constitutes an unsecured unsubordinated obligation of TIAA. Current TGM investment guidelines include limits on industry, issuer, ratings and asset type. It is anticipated that all of TGM's assets at the time of purchase will be rated investment grade by at least one nationally recognized rating agency and that the portfolio will generally match the coupon structure and currency of the debt instruments issued including the notes. In the event TGM issues additional debt instruments, it intends to employ a segmented approach to the asset/liability management of its portfolio, which is intended to provide a dedicated pool of assets earmarked for the liabilities. TGM will perform functions relating to the investment process by utilizing personnel and facilities of TIAA, as needed, at cost. TIAA does not anticipate having to perform under the guarantee.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of April, 2002.



                                 TIAA REAL ESTATE ACCOUNT

                                          By: TEACHERS INSURANCE AND ANNUITY
                                                  ASSOCIATION OF AMERICA

                                          By:   /s/ LISA SNOW
                                              -------------------------------
                                                   Lisa Snow
                                                   Vice President and
                                                   Chief Counsel, Corporate Law


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                            DATE
---------                                  -----                                            ----
/s/ JOHN H. BIGGS                          Chairman of the Board, President and Chief       4/26/02
------------------------------------       Executive Officer (Principal Executive
John H. Biggs                              Officer) and Trustee


/s/ MARTIN L. LEIBOWITZ                    Vice Chairman, Chief Investment Officer          4/26/02
------------------------------------       and Trustee
Martin L. Leibowitz


/s/ RICHARD L. GIBBS                       Executive Vice President (Principal              4/26/02
------------------------------------       Financial and Accounting Officer)
Richard L. Gibbs

SIGNATURE OF TRUSTEE                    DATE            SIGNATURE OF TRUSTEE                   DATE
--------------------                    ----            --------------------                   ----
/s/ DAVID ALEXANDER                    4/26/02          /s/ ROCHELLE B. LAZARUS               4/26/02
-------------------------------                         -------------------------------
David Alexander                                         Rochelle B. Lazarus

/s/ MARCUS ALEXIS                      4/26/02          /s/ ROBERT M. O'NEIL                  4/26/02
-------------------------------                         -------------------------------
Marcus Alexis                                           Robert M. O'Neil

/s/ WILLARD T. CARLETON                4/26/02          /s/ LEONARD S. SIMON                  4/26/02
-------------------------------                         -------------------------------
Willard T. Carleton                                     Leonard S. Simon

/s/ ROBERT C. CLARK                    4/26/02          /s/ RONALD L. THOMPSON                4/26/02
-------------------------------                         -------------------------------
Robert C. Clark                                         Ronald L. Thompson

/s/ ESTELLE A. FISHBEIN                4/26/02          /s/ PAUL R. TREGURTHA                 4/26/02
-------------------------------                         -------------------------------
Estelle A. Fishbein                                     Paul R. Tregurtha

/s/ FREDERICK R. FORD                  4/26/02          /s/ WILLIAM H. WALTRIP                4/26/02
-------------------------------                         -------------------------------
Fredeerick R. Ford                                      William H. Waltrip

/s/ RUTH SIMMS HAMILTON                4/26/02          /s/ ROSALIE J. WOLF                   4/26/02
-------------------------------                         -------------------------------
Ruth Simms Hamilton                                     Rosalie J. Wolf

                         REPORT OF INDEPENDENT AUDITORS


To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:


We have audited the consolidated financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001 and have issued our report thereon dated February 1, 2002 included elsewhere in this Registration Statement. Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of TIAA's management. Our responsibility is to express an opinion based on our audits.


In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                  /s/ Ernst & Young LLP



New York, New York
February  1, 2002

                                                                TIAA REAL ESTATE ACCOUNT
                                                            SCHEDULE III - REAL ESTATE OWNED
                                                                    DECEMBER 31, 2001

                                                                    COSTS CAPITALIZED
                                                                      SUBSEQUENT TO
                                                                       ACQUISITION
                                                  INITIAL COST         (INCLUDING           VALUE AT          YEAR
                                      ENCUM-       TO ACQUIRE       UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION        DATE
              DESCRIPTION             BRANCES       PROPERTY           AND LOSSES)            2001          COMPLETED       ACQUIRED
----------------------------------    -------    --------------     -----------------    --------------   ------------      --------
River Road Distribution Center         $-0-      $    4,174,182        ($   42,611)      $    4,131,571       1995          11/22/95
Industrial Building
Fridley, Minnesota

The Greens At Metrowest                -0-           12,522,047          1,577,953           14,100,000       1990          12/15/95
Apartments
Orlando, Florida

Butterfield Industrial Park            -0-            4,456,125            243,875            4,700,000       1981          12/22/95
Industrial Building
El Paso, Texas (1)

Plantation Grove Shopping Center       -0-            7,350,129            349,871            7,700,000       1995          12/28/95
Shopping Center
Ocoee, Florida

Southbank Business Park                -0-           10,069,898          3,495,320           13,565,218       1995          02/27/96
Office Building
Phoenix, Arizona

Millbrook Collection                   -0-            6,774,711            425,289            7,200,000       1988          03/29/96
Shopping Center
Raleigh, North Carolina

Lynnwood Collection                    -0-            6,708,120          1,191,880            7,900,000       1988          03/29/96
Shopping Center
Raleigh, North Carolina

                                                                    COSTS CAPITALIZED
                                                                      SUBSEQUENT TO
                                                                       ACQUISITION
                                                  INITIAL COST         (INCLUDING           VALUE AT          YEAR
                                      ENCUM-       TO ACQUIRE       UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION        DATE
              DESCRIPTION             BRANCES       PROPERTY           AND LOSSES)            2001          COMPLETED       ACQUIRED
----------------------------------    -------    --------------     -----------------    --------------   ------------      --------
Monte Vista Apartments                 $-0-      $   17,663,849        $ 4,136,151       $   21,800,000       1995          06/21/96
Apartments
Littleton, Colorado

Arapahoe Park East                     -0-            9,933,485          3,166,515           13,100,000       1982          10/31/96
Industrial Building
Boulder, Colorado

Royal St. George Apartments            -0-           16,072,612            327,388           16,400,000       1995          12/20/96
Apartments
West Palm Beach, Florida

Interstate Crossing                    -0-            6,454,888             49,851            6,504,739       1995          12/31/96
Industrial Building
Eagan, Minnesota

West Creek Apartments                  -0-           13,488,279          4,411,721           17,900,000       1988          01/02/97
Apartments
Westlake Village, California

Westinghouse Facility                  -0-            6,089,473           (789,473)           5,300,000       1997          02/05/97
Industrial Building
Coral Springs, Florida

Rolling Meadows                        -0-           12,930,463           (540,463)          12,390,000       1957          05/28/97
Shopping Center
Rolling Meadows, Illinois

Eastgate Distribution Center           -0-           11,952,402          2,547,598           14,500,000       1996          05/29/97
Industrial Building
San Diego, California

                                                                    COSTS CAPITALIZED
                                                                      SUBSEQUENT TO
                                                                       ACQUISITION
                                                  INITIAL COST         (INCLUDING           VALUE AT          YEAR
                                      ENCUM-       TO ACQUIRE       UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION        DATE
              DESCRIPTION             BRANCES       PROPERTY           AND LOSSES)            2001          COMPLETED       ACQUIRED
----------------------------------    -------    --------------     -----------------    --------------   ------------      --------
Five Centerpointe                      $-0-      $   15,656,341        $ 2,345,158       $   18,001,499       1988          04/21/97
Office Building
Lake Oswego, Oregon

Longview Executive Park                -0-           23,628,567          4,572,233           28,200,800       1988          04/21/97
Office Building
Longview, Maryland

Northmark Business Center III          -0-            8,812,644          3,387,356           12,200,000       1985          04/21/97
Office Building
Blue Ash, Ohio

Fairgate at Ballston                   -0-           26,977,436          3,322,564           30,300,000       1988          04/21/97
Office Building
Arlington, Virginia

Parkview Plaza                         -0-           49,412,494          1,087,506           50,500,000       1990          04/29/97
Office Building
Oakbrook Terrace, Illinois

Lincoln Woods Apartments               -0-           21,464,483          3,335,517           24,800,000       1991          10/20/97
Apartments
Lafayette Hill, Pennsylvania

371 Hoes Lane                          -0-           15,499,306           (799,306)          14,700,000       1986          12/15/97
Office Building
Piscataway, New Jersey

Columbia Centre III                    -0-           38,580,069         (1,080,069)          37,500,000       1989          12/23/97
Office Building
Rosemont, Illinois

                                                                    COSTS CAPITALIZED
                                                                      SUBSEQUENT TO
                                                                       ACQUISITION
                                                  INITIAL COST         (INCLUDING           VALUE AT          YEAR
                                      ENCUM-       TO ACQUIRE       UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION        DATE
              DESCRIPTION             BRANCES       PROPERTY           AND LOSSES)            2001          COMPLETED       ACQUIRED
----------------------------------    -------    --------------     -----------------    --------------   ------------      --------
The Lodge at Willow Creek              $-0-      $   27,562,882        $ 4,437,118       $   32,000,000       1997          12/24/97
Apartments
Douglas County, Colorado

The Legends at Chase Oaks              -0-           29,701,668         (3,701,668)          26,000,000       1997          03/31/98
Apartments
Plano, Texas

Chicago Industrial Portfolio           -0-           41,953,686            637,500           42,591,186       1997          06/30/98
Industrial Building
Joliet, Illinois

Golfview Apartments                    -0-           28,066,591         (1,016,591)          27,050,000       1998          07/31/98
Apartments
Lake Mary, Florida

Indian Creek Apartments                -0-           17,002,932           (202,932)          16,800,000       1988          10/08/98
Apartments
Farmington Hills, Michigan

Bent Tree Apartments                   -0-           14,420,590             79,410           14,500,000       1987          10/22/98
Apartments
Columbus, Ohio

UPS Distribution Center                -0-           10,989,393            110,607           11,100,000       1998          11/13/98
Industrial Building
Fernly, Nevada

Ontario Industrial Properties          -0-          105,364,400          2,635,600          108,000,000       1997          12/17/98
Industrial Building
Ontario, California

                                                                    COSTS CAPITALIZED
                                                                      SUBSEQUENT TO
                                                                       ACQUISITION
                                                  INITIAL COST         (INCLUDING           VALUE AT          YEAR
                                      ENCUM-       TO ACQUIRE       UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION        DATE
              DESCRIPTION             BRANCES       PROPERTY           AND LOSSES)            2001          COMPLETED       ACQUIRED
----------------------------------    -------    --------------     -----------------    --------------   ------------      --------
IDI Kentucky Portfolio                 $-0-      $   53,083,000        $   517,000       $   53,600,000       1998          12/17/98
Industrial Building
Hebron, Kentucky

Fedex Distribution Center              -0-            7,828,025           (228,025)           7,600,000       1998          12/18/98
Industrial Building
Crofton, Maryland

Biltmore Commerce Center               -0-           37,323,058         (5,028,000)          32,295,058       1985          02/23/99
Office Building
Phoenix, Arizona

The Colorado                           -0-           52,687,840          7,812,160           60,500,000       1987          04/14/99
Apartments
New York, New York

Sawgrass Portfolio                     -0-           52,963,368         (2,163,368)          50,800,000       1998          05/11/99
Office Building
Sunrise, Florida

780 Third Avenue                       -0-          161,511,019         15,988,981          177,500,000       1984          07/08/99
Office Building
New York, New York

Monument Place                         -0-           34,597,698            802,302           35,400,000       1990          07/15/99
Office Building
Fairfax, Virginia

88 Kearny Street                       -0-           65,795,171         16,321,531           82,116,702       1986          07/22/99
Office Building
San Francisco, California

                                                                    COSTS CAPITALIZED
                                                                      SUBSEQUENT TO
                                                                       ACQUISITION
                                                  INITIAL COST         (INCLUDING           VALUE AT          YEAR
                                      ENCUM-       TO ACQUIRE       UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION        DATE
              DESCRIPTION             BRANCES       PROPERTY           AND LOSSES)            2001          COMPLETED       ACQUIRED
----------------------------------    -------    --------------     -----------------    --------------   ------------      --------
10 Waterview Boulevard                 $-0-      $   31,063,636        ($  663,636)      $   30,400,000       1984          07/27/99
Office Building
Parsippany, New Jersey

Larkspur Courts                        -0-           53,038,988            161,012           53,200,000       1991          08/17/99
Apartments
Larkspur, California

Columbus Portfolio                     -0-           30,238,233         (1,838,233)          28,400,000       1997          11/30/99
Office Building
Columbus, Ohio

Konica Photo Imaging Headquarters      -0-           17,049,875            650,125           17,700,000       1999          12/21/99
Industrial Building
Mahwah, New Jersey

Atlanta Industrial Portfolio           -0-           39,855,509            603,536           40,459,045       1999          04/04/00
Industrial Building
Atlanta, Georgia

1801 K Street                          -0-          140,719,040          9,620,806          150,339,846       1971          05/15/00
Office Building
Washington, DC

Northpoint Commerce Center             -0-           38,818,013         (1,361,864)          37,456,149       1994          06/15/00
Industrial Building
Fullerton, California

Morris Corporate Center III            -0-          103,119,739          3,094,856          106,214,595       1990          07/12/00
Office Building
Parsippany, New Jersey

                                                                    COSTS CAPITALIZED
                                                                      SUBSEQUENT TO
                                                                       ACQUISITION
                                                  INITIAL COST         (INCLUDING           VALUE AT          YEAR
                                      ENCUM-       TO ACQUIRE       UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION        DATE
              DESCRIPTION             BRANCES       PROPERTY           AND LOSSES)            2001          COMPLETED       ACQUIRED
----------------------------------    -------    --------------     -----------------    --------------   ------------      --------
Ashford Meadows Apartments             $-0-      $   64,171,626        $    23,874       $   64,195,500       1998          09/28/00
Apartments
Herndon, Virginia

Landmark at Salt Lake City             -0-           14,434,653           (834,653)          13,600,000       2000          11/03/00
Industrial Building
Salt Lake City, Utah

Cabot Industrial Portfolio             -0-           32,155,307          2,208,445           34,363,752       2000          11/17/00
Industrial Building
Rancho Cucamonga, California

Maitland Promenade One                 -0-           36,520,162          2,479,838           39,000,000       1999          12/14/00
Office Building
Maitland, Florida

Dallas Industrial Portfolio            -0-           96,904,758            341,092           97,245,850       1997          12/19/00
Industrial Building
Coppell, Texas

Bisys Fund Service Building            -0-           19,070,377          1,329,623           20,400,000       2001          11/30/99
Office Building
Columbus, Ohio

Batterymarch Park 11                   -0-           17,816,460            174,393           17,990,853       1986          05/31/01
Office Building
Quincy, Massachusetts

South River Road Industrial            -0-           33,700,429         (1,011,864)          32,688,565       1999          06/25/01
Industrial Building
Cranbury, New Jersey

                                                                    COSTS CAPITALIZED
                                                                      SUBSEQUENT TO
                                                                       ACQUISITION
                                                  INITIAL COST         (INCLUDING           VALUE AT          YEAR
                                      ENCUM-       TO ACQUIRE       UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION        DATE
              DESCRIPTION             BRANCES       PROPERTY           AND LOSSES)            2001          COMPLETED       ACQUIRED
----------------------------------    -------    --------------     -----------------    --------------   ------------      --------
Needham Corporate Center               $-0-      $   28,150,986        $   143,540       $   28,294,526       1987          07/30/01
Office Building
Needham, Massachusetts

South Florida Apt Portfolio            -0-           44,114,457          2,585,543           46,700,000       1986          08/24/01
Apartments
Boca Raton, Florida

Carolina Apartments                    -0-           17,286,931            313,069           17,600,000       1993          08/24/01
Apartments
Margate, Florida

Quiet Waters Apartments                -0-           19,094,415         (2,994,415)          16,100,000       1995          08/24/01
Apartments
Deerfield Beach, Florida

9 Hutton Centre                        -0-           20,448,764                  0           20,448,764       1981          10/30/01
Office Building
Santa Ana, California

Doral Pointe Apartments                -0-           45,341,796                  0           45,341,796       1990          11/06/01
Apartments
Miami, Florida

1015 15th Street                       -0-           48,736,575                  0           48,736,575       1978          11/09/01
Office Building
Washington D.C.

Kenwood Mews Apartments                -0-           22,686,216                  0           22,686,216       1991          11/30/01
Apartments
Burbank, California

                                                                    COSTS CAPITALIZED
                                                                      SUBSEQUENT TO
                                                                       ACQUISITION
                                                  INITIAL COST         (INCLUDING           VALUE AT          YEAR
                                      ENCUM-       TO ACQUIRE       UNREALIZED GAINS      DECEMBER 31,    CONSTRUCTION        DATE
              DESCRIPTION             BRANCES       PROPERTY           AND LOSSES)            2001          COMPLETED       ACQUIRED
----------------------------------    -------    --------------     -----------------    --------------   ------------      --------
Ten & Twenty Westport Road             $-0-      $  140,105,661        $         0       $  140,105,661       2001          12/28/01
Office Building
Wilton, Connecticut                    -----     --------------        -----------       --------------
                                       $ -0-     $2,242,165,930        $88,748,536       $2,330,914,466
                                       =====     ==============        ===========       ==============


(1) Leasehold interest only



Reconciliation of investment
  property owned:
Balance at beginning of period                   $1,899,254,344
Acquisitions                                        538,396,767
Dispositions                                        (94,797,368)
  (Initial Cost $95,125,231,
  costs capitalized ($327,863))
Capital improvements and carrying
  costs (including unrealized
  gains and losses)                                 (11,939,277)
                                                 --------------

Balance at end of period                         $2,330,914,466
                                                 ==============

                                  EXHIBIT INDEX
                                  -------------

         (5)      Opinion and Consent of Charles H. Stamm, Esquire
         (23)     (B)  Consent of Sutherland Asbill & Brennan LLP
                  (C)  Consent of Ernst & Young LLP
                  (D)  Consent of Friedman, Alpren & Green LLP